Exhibit 2.1 EXECUTION VERSION CONTRIBUTION AND PURCHASE AGREEMENT BY AND BETWEEN BCSS IOTA (A), LLC AND MILACRON LLC DATED AS OF FEBRUARY 5, 2025

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ............................................................................................................2 1.1 Definitions................................................................................................................2 ARTICLE II THE TRANSACTIONS ...........................................................................................18 2.1 Reorganization; Financing; and Assumption of Liabilities ...................................18 2.2 Purchase of Purchased Holdco Interests; Consideration .......................................18 2.3 Closing Purchase Price ..........................................................................................19 2.4 Post-Closing Adjustment .......................................................................................19 2.5 Withholding ...........................................................................................................23 ARTICLE III CLOSING AND CLOSING DELIVERIES ...........................................................24 3.1 Closing; Time and Place ........................................................................................24 3.2 Deliveries by Seller ................................................................................................24 3.3 Deliveries by Purchaser .........................................................................................24 3.4 Payment Mechanics ...............................................................................................25 3.5 Local Share Transfer Agreements .........................................................................25 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER .................................25 4.1 Authority; Enforceability .......................................................................................25 4.2 Non-Contravention; Consents ................................................................................26 4.3 Organization; Acquired Companies .......................................................................27 4.4 Title; Holdco Interests; Contributed Interests; Midco Interests .............................28 4.5 Financial Information; Liabilities ..........................................................................28 4.6 Absence of Certain Changes ..................................................................................30 4.7 Compliance with Legal Requirements ...................................................................30 4.8 Material Contracts ..................................................................................................31 4.9 Litigation ................................................................................................................32 4.10 Intellectual Property and Data Privacy ..................................................................33 4.11 Real Property .........................................................................................................35 4.12 Employment and Labor Matters ............................................................................36 4.13 Employee Benefits .................................................................................................37 4.14 Taxes ......................................................................................................................39 4.15 Sufficiency of Contributed Assets .........................................................................40 4.16 Environmental Matters...........................................................................................41 4.17 Anti-Bribery Matters ..............................................................................................41 4.18 Compliance with Customs and Trade Laws ..........................................................42 4.19 Brokers ...................................................................................................................43 4.20 Insurance ................................................................................................................43 4.21 Affiliate Transactions.............................................................................................43 4.22 Key Customers and Key Vendors ..........................................................................43

4.23 Disclaimer of Seller ...............................................................................................44 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER .........................45 5.1 Authority; Enforceability .......................................................................................45 5.2 Non-Contravention; Consents ................................................................................46 5.3 Organization ...........................................................................................................46 5.4 Litigation ................................................................................................................47 5.5 Securities Matters...................................................................................................47 5.6 Financing................................................................................................................47 5.7 Guarantee ...............................................................................................................49 5.8 Solvency .................................................................................................................49 5.9 Brokers ...................................................................................................................49 5.10 Pending Transactions .............................................................................................49 5.11 PN3 Compliance ....................................................................................................50 5.12 Inspection; No Other Representations ...................................................................50 ARTICLE VI COVENANTS OF THE PARTIES ........................................................................53 6.1 Conduct of the Business Prior to Closing ..............................................................53 6.2 Pre-Closing Access to Information ........................................................................56 6.3 Cooperation ............................................................................................................57 6.4 Certain Consents ....................................................................................................58 6.5 Reorganization .......................................................................................................60 6.6 Termination of Intercompany Agreements; Release of Intercompany Guarantees…..........................................................................................................61 6.7 Seller Debt Facilities Releases ...............................................................................62 6.8 Confidentiality .......................................................................................................62 6.9 Reasonable Best Efforts; Cooperation; Regulatory Filings ...................................63 6.10 Financing................................................................................................................65 6.11 Financing Cooperation ...........................................................................................67 6.12 Insurance ................................................................................................................70 6.13 R&W Insurance Policy ..........................................................................................71 6.14 Litigation Support ..................................................................................................72 6.15 Registered Office Addresses ..................................................................................72 6.16 Excluded Liabilities ...............................................................................................72 6.17 Bulk Sale Laws ......................................................................................................73 6.18 Use of Trademarks .................................................................................................73 6.19 Exclusive Dealing. .................................................................................................73 6.20 Intellectual Property Matters ..................................................................................74 ARTICLE VII ADDITIONAL COVENANTS OF THE PARTIES .............................................74 7.1 Post-Closing Access to Information ......................................................................74 7.2 D&O Indemnification and Insurance .....................................................................75 7.3 Further Assurances; Wrong Pockets ......................................................................76

ARTICLE VIII TAX MATTERS ..................................................................................................78 8.1 Intended Tax Treatment .........................................................................................78 8.2 Section 704(c) of the Code ....................................................................................78 8.3 Prohibited Actions .................................................................................................78 8.4 Tax Matters Cooperation .......................................................................................79 8.5 Transfer Taxes .......................................................................................................79 8.6 Pre-Closing Tax Returns ........................................................................................79 8.7 Straddle Period .......................................................................................................80 8.8 Transaction Tax Deductions and Bonuses……………………………………….81 8.9 Survival ..................................................................................................................81 ARTICLE IX EMPLOYEES .........................................................................................................81 9.1 Transfer of Business Employees ............................................................................81 9.2 Continuation Period ...............................................................................................83 9.3 Seller 401(k) Plan ..................................................................................................84 9.4 Seller Benefit Plan Participation; M&A Qualified Beneficiaries ..........................84 9.5 2025 Annual Cash Bonuses ...................................................................................85 9.6 Vacation and Paid Time Off ..................................................................................86 9.7 Communications ....................................................................................................86 9.8 Immigration Compliance .......................................................................................87 9.9 Collective Bargaining Agreements ........................................................................87 9.10 Employee Liabilities ..............................................................................................87 9.11 No Third-Party Beneficiaries .................................................................................88 9.12 Employment Offers ................................................................................................88 ARTICLE X CONDITIONS TO CLOSING .................................................................................88 10.1 Conditions of Purchaser .........................................................................................88 10.2 Conditions of Seller ...............................................................................................89 10.3 Mutual Conditions .................................................................................................90 10.4 Waiver of Conditions .............................................................................................90 ARTICLE XI TERMINATION .....................................................................................................91 11.1 Termination ............................................................................................................91 11.2 Notice of Termination ............................................................................................92 11.3 Effect of Termination .............................................................................................92 11.4 Purchaser Termination Fee. ...................................................................................92 ARTICLE XII MISCELLANEOUS PROVISIONS .....................................................................94 12.1 Expenses ................................................................................................................94 12.2 Survival ..................................................................................................................95 12.3 Interpretation ..........................................................................................................95 12.4 Entire Agreement ...................................................................................................96 12.5 Amendment and Waivers .......................................................................................96

12.6 Successors and Assigns..........................................................................................96 12.7 Governing Law ......................................................................................................96 12.8 Jurisdiction; Venue; Service of Process .................................................................97 12.9 WAIVER OF JURY TRIAL ..................................................................................98 12.10 Specific Performance .............................................................................................98 12.11 Severability ..........................................................................................................100 12.12 Certain Releases ...................................................................................................100 12.13 The Seller Disclosure Schedule, Schedules, Annexes and Exhibits ....................103 12.14 Notices .................................................................................................................103 12.15 No Third-Party Beneficiaries ...............................................................................104 12.16 Provision Regarding Legal Representation .........................................................105 12.17 No Other Duties ...................................................................................................105 12.18 Reliance on Counsel and Other Advisors ............................................................105 12.19 Public Announcements ........................................................................................106 12.20 Counterparts .........................................................................................................106 Annexes Annex A: Acquired Companies Annex B: Contributed Assets Annex C: Accounting Principles and Net Working Capital Exhibits Exhibit A: Form of Transition Services Agreement Exhibit B: Seller Reorganization Actions Exhibit C: Form of A&R LLC Agreement Exhibit D: Form of Management Agreement

INDEX Section Acquired Companies ............................................................................................................ Recitals Acquired Company .............................................................................................................. Recitals Acquired Company Benefit Plan ................................................................................................. 1.1 Acquired Company Bonus Plans ................................................................................................. 9.5 Affiliate ........................................................................................................................................ 1.1 Agreement ............................................................................................................................. 1.1, 1.1 Annual Financial Statements ................................................................................................... 4.5(a) Antitrust Law ............................................................................................................................... 1.1 Asset Seller .......................................................................................................................... Recitals Asset Sellers ......................................................................................................................... Recitals Assumed Liabilities ..................................................................................................................... 1.1 Bankruptcy and Equity Exception ............................................................................................... 1.1 Benchmark Time .......................................................................................................................... 1.1 Benefit Plan .................................................................................................................................. 1.1 Business ....................................................................................................................................... 1.1 Business Day ................................................................................................................................ 1.1 Business Employee ...................................................................................................................... 1.1 Business Portion....................................................................................................................... 6.4(a) Cash.............................................................................................................................................. 1.1 Closing ......................................................................................................................................... 3.1 Closing Conditions....................................................................................................................... 1.1 Closing Date.......................................................................................................................... 1.1, 3.1 Closing Purchase Price ................................................................................................................ 2.3 Code ............................................................................................................................................. 1.1 Commitment Letters .................................................................................................................... 5.6 Company Registered IP ......................................................................................................... 4.10(a) Confidentiality Agreement........................................................................................................... 1.1 Consent ........................................................................................................................................ 1.1 Consolidated Return..................................................................................................................... 1.1 Consultation Period .................................................................................................................. 2.4(c) Contagion Event........................................................................................................................... 1.1 Continuation Period ................................................................................................................. 9.2(a) Contract ........................................................................................................................................ 1.1 Contract Consents .................................................................................................................... 6.4(a) Contributed Assets ............................................................................................................... Recitals Controlled Affiliate ...................................................................................................................... 1.1 COVID-19.................................................................................................................................... 1.1 COVID-19 Measures ................................................................................................................... 1.1 Credit Facilities ............................................................................................................................ 1.1 Customs and Trade Laws ............................................................................................................. 1.1 Data Room ................................................................................................................................... 1.1 Debt Commitment Letter ............................................................................................................. 5.6

Debt Fee Letter ............................................................................................................................ 5.6 Debt Financing ............................................................................................................................. 5.6 Debt Financing Sources ............................................................................................................... 1.1 DFS Provisions .......................................................................................................................... 12.5 Direct Employee .......................................................................................................................... 1.1 Disputed Items ......................................................................................................................... 2.4(c) Encumbrance................................................................................................................................ 1.1 Environmental Law ...................................................................................................................... 1.1 Equity Commitment Letter .......................................................................................................... 5.6 Equity Financing .......................................................................................................................... 5.6 Equity Financing Sources ............................................................................................................ 1.1 ERISA .......................................................................................................................................... 1.1 Estimated Closing Statement ....................................................................................................... 2.3 Excluded Employee ..................................................................................................................... 1.1 Final Closing Statement ........................................................................................................... 2.4(d) Final Overage ........................................................................................................................... 2.4(e) Final Purchase Price ................................................................................................................. 2.4(d) Final Underage ......................................................................................................................... 2.4(f) Financial Statements ................................................................................................................ 4.5(a) Financing...................................................................................................................................... 5.6 Financing Sources ........................................................................................................................ 1.1 Fraud ............................................................................................................................................ 1.1 Funding Obligations..................................................................................................................... 5.6 Funds ............................................................................................................................................ 5.6 GAAP ........................................................................................................................................... 1.1 General Corporate Function ......................................................................................................... 1.1 Governmental Approvals ......................................................................................................... 6.9(a) Governmental Authority .............................................................................................................. 1.1 Hazardous Materials .................................................................................................................... 1.1 Hillenbrand Transaction Expenses .............................................................................................. 1.1 Ice Miller .................................................................................................................................. 12.16 Indebtedness ................................................................................................................................. 1.1 Insurance Policies ...................................................................................................................... 6.12 Intellectual Property ..................................................................................................................... 1.1 Intercompany Agreements ....................................................................................................... 6.6(a) Intercompany Guarantees ........................................................................................................ 6.6(b) Interim Financial Statements ................................................................................................... 4.5(a) Key Contracts........................................................................................................................... 6.4(a) Key Customer .............................................................................................................................. 1.1 Key Customer Contracts ...................................................................................................... 4.8(a)(i) Key Real Property Lease ............................................................................................................. 1.1 Key Vendor .................................................................................................................................. 1.1 Key Vendor Contracts......................................................................................................... 4.8(a)(ii) Legal Requirement ....................................................................................................................... 1.1 Losses ........................................................................................................................................... 1.1 LTD Employee......................................................................................................................... 9.1(b)

Management Services Agreement ............................................................................................... 1.1 Material Adverse Effect ............................................................................................................... 1.1 Material Contracts .................................................................................................................... 4.8(a) Net Working Capital Overage ..................................................................................................... 1.1 Net Working Capital Underage ................................................................................................... 1.1 Non-Business Confidential Material............................................................................................ 6.8 Non-Business Portion .............................................................................................................. 6.4(a) OFAC ........................................................................................................................................... 1.1 Order ............................................................................................................................................ 1.1 Outside Date........................................................................................................................... 11.1(d) Owned IP ..................................................................................................................................... 1.1 Owned Real Property ............................................................................................................. 4.11(a) Patents .......................................................................................................................................... 1.1 Permit ........................................................................................................................................... 1.1 Permitted Encumbrances ............................................................................................................. 1.1 Person ........................................................................................................................................... 1.1 Post-Closing Statement ............................................................................................................ 2.4(a) Preliminary Cash ...................................................................................................................... 2.4(a) Preliminary Closing Purchase Price......................................................................................... 2.4(a) Preliminary Indebtedness ......................................................................................................... 2.4(a) Preliminary Net Working Capital ............................................................................................ 2.4(a) Privileged Communications ..................................................................................................... 12.16 Proceeding.................................................................................................................................... 1.1 Purchaser ............................................................................................................................ Preamble Purchaser Designee ...................................................................................................................... 1.1 Purchaser Fundamental Representations ..................................................................................... 1.1 Purchaser Material Adverse Effect .............................................................................................. 1.1 Purchaser Releasee............................................................................................................... 12.12(a) Purchaser Releasing Party.................................................................................................... 12.12(a) Purchaser Savings Plan ................................................................................................................ 9.3 Purchaser Termination Fee .................................................................................................... 11.4(a) R&W Insurance Policy .............................................................................................................. 6.13 Real Property ............................................................................................................................... 1.1 Reorganization ............................................................................................................................. 6.5 Representatives ............................................................................................................................ 1.1 Review Period .......................................................................................................................... 2.4(a) Sanctioned Person ........................................................................................................................ 1.1 Sanctioned Territory .................................................................................................................... 1.1 Sanctions ...................................................................................................................................... 1.1 SEC .............................................................................................................................................. 1.1 Securities Act ............................................................................................................................... 1.1 Seller .................................................................................................................................. Preamble Seller 401(k) Plan ........................................................................................................................ 9.3 Seller Benefit Plan ....................................................................................................................... 1.1 Seller Debt Facilities .................................................................................................................... 1.1 Seller Debt Facilities Releases ..................................................................................................... 6.7

Seller Disclosure Schedule .......................................................................................................... 1.1 Seller Fundamental Representations ............................................................................................ 1.1 Seller Group ................................................................................................................................. 1.1 Seller Indemnitees .................................................................................................................. 6.11(b) Seller Milacron............................................................................................................................. 1.1 Seller Releasee ..................................................................................................................... 12.12(a) Seller Releasing Party .......................................................................................................... 12.12(a) Seller Reorganization Actions ..................................................................................................... 6.5 Seller’s Knowledge ...................................................................................................................... 1.1 Settlement Accountant ............................................................................................................. 2.4(c) Shared Contracts .......................................................................................................................... 1.1 Specified Shared Contract........................................................................................................ 6.4(a) Statement of Objections ........................................................................................................... 2.4(b) STIC Program .............................................................................................................................. 9.5 Subsidiary .................................................................................................................................... 1.1 Tax ............................................................................................................................................... 1.1 Tax Authority ............................................................................................................................... 1.1 Tax Proceeding ............................................................................................................................ 1.1 Tax Return ................................................................................................................................... 1.1 Trade Secrets ................................................................................................................................ 1.1 Transaction Agreements .............................................................................................................. 1.1 Transactions ................................................................................................................................. 1.1 Transfer Taxes ............................................................................................................................. 1.1 Transferred Employee .............................................................................................................. 9.1(a) Transition Services Agreement ................................................................................................ 3.2(a) Treasury Regulations ................................................................................................................... 1.1 Willful Breach .............................................................................................................................. 1.1

CONTRIBUTION AND PURCHASE AGREEMENT THIS CONTRIBUTION AND PURCHASE AGREEMENT is dated as of February 5, 2025, by and between: BCSS Iota (A), LLC, a Delaware limited liability company ("Purchaser"); and Milacron LLC, a Delaware limited liability company ("Seller"). The capitalized terms used in this Agreement are defined in Article I, unless otherwise defined herein. RECITALS WHEREAS, Seller directly or indirectly owns, prior to the Closing (as defined herein), one hundred percent (100%) of the outstanding equity interests (the "Contributed Interests") of each of the entities listed on Annex A attached hereto (such listed entities individually, an "Acquired Company" and collectively, the "Acquired Companies"), through which Seller conducts the Business; WHEREAS, Seller, together with Tirad s.r.o., an entity organized under the laws of the Czech Republic, and Milacron Mold-Masters Sistemas de Processamento de Plasticos Ltda., an entity organized under the laws of Brazil (each such entity other than Seller individually, an "Asset Seller" and collectively, the "Asset Sellers"), own certain assets of the Business as set forth for Seller and each Asset Seller on Annex B attached hereto (the "Contributed Assets"); WHEREAS, Seller shall, and shall cause Seller’s Controlled Affiliates to, perform the actions and activities pursuant to the Seller Reorganization Actions (as defined herein); WHEREAS, concurrently with the execution of this Agreement, and as a condition and material inducement to Seller to enter into this Agreement, the Equity Financing Sources (as defined herein) have provided a limited guarantee in favor of Seller, dated as of the date hereof, pursuant to which such Equity Financing Sources have guaranteed certain obligations of Purchaser hereunder (the "Guarantee"); WHEREAS, on the Closing Date, Purchaser shall cause the Financing (as defined herein) to be consummated in accordance with the Commitment Letters (as defined herein) and in accordance with, and subject to, the terms of this Agreement, in an amount not less than the Required Amount (as defined herein); WHEREAS, at the Closing, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller 51.26% of the Holdco Interests (as defined herein) (the "Purchased Holdco Interests"), on the terms and conditions set forth herein; WHEREAS, immediately following the Closing, as a result of the Transactions, (a) Purchaser shall own the Purchased Holdco Interests, and (b) Seller shall own the remaining 48.74% of the Holdco Interests;

WHEREAS, at the Closing, (i) Purchaser and Seller desire to amend and restate the Prior LLC Agreement (as defined herein) by adopting, in accordance with the terms of the Prior LLC Agreement, the A&R LLC Agreement (as defined herein), and (ii) an Acquired Company and Purchaser (or an Affiliate thereof) shall enter into the Management Agreement (as defined herein); and WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement. NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows: ARTICLE I DEFINITIONS 1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in this Agreement. The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement. "A&R LLC Agreement" shall mean that certain Amended and Restated Liability Company Agreement of Holdco, substantially in the form attached hereto as Exhibit C. "Accounting Principles" shall mean the accounting principles, procedures, policies, practices and methods set forth on Annex C attached hereto. "Acquired Company Benefit Plan" shall mean each Benefit Plan (a) that is sponsored, maintained or contributed to solely by one or more Acquired Companies, (b) that is exclusively for the benefit of current or former Business Employees or (c) with respect to which the Acquired Companies (but no other Seller Affiliates) have any liability as of immediately prior to the Closing with respect to any current or former Business Employees. "Affiliate" as to any Person, shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, through one or more intermediaries or otherwise. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of equity interests, by Contract or otherwise. The Acquired Companies shall be deemed, for purposes of this Agreement, Affiliates of Seller prior to the Closing, and Affiliates of Purchaser at and after the Closing. "Agreement" shall mean this Contribution and Purchase Agreement (including the Seller Disclosure Schedule and all other schedules, annexes and exhibits attached hereto), as it may be amended from time to time.

"Antitrust Law" shall mean any Legal Requirements applicable to Purchaser, Seller or any Asset Seller or Acquired Company under any applicable jurisdiction that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade. "Anti-Corruption Laws" means the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq.), the U.K. Bribery Act 2010, and any other applicable anti-bribery and anti-corruption laws. "Assumed Liabilities" shall mean the liabilities of Seller, the Asset Sellers or their respective Affiliates, as set forth on Schedule 1.1(a) of the Seller Disclosure Schedule, in each case, to the extent they relate to the Business. "Bankruptcy and Equity Exception" shall mean the effect on enforceability of (a) any applicable Legal Requirement relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Legal Requirement relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a Proceeding in equity or at law). "Benchmark Time" shall mean 11:59 p.m. local time on the Business Day immediately preceding the Closing Date. "Benefit Plan" shall mean each (a) "employee benefit plan" within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and (b) benefit or compensation plan, policy, program, practice, arrangement or agreement, including any equity, equity-based, retirement, profit sharing, gross-up, pension, bonus, incentive, severance, separation, change in control, retention, deferred compensation, fringe benefit, vacation, paid time off, medical, dental, life or disability plan, Code Section 125 "cafeteria" or "flexible" benefit, employee loan, relocation, restrictive covenant, or fringe benefit plan, program, policy or arrangement, and any other employee benefit plan, program, policy, practice, agreement or arrangement, whether or not subject to ERISA (including any funding instrument therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), in each case, that is sponsored, maintained or contributed to by Seller or its Affiliates for the benefit of any current or former Business Employee or with respect to which Seller or its Affiliates have any liability as of immediately prior to the Closing with respect to any current or former Business Employee, other than any of the foregoing described in clause (a) or (b) that is required to be maintained by a Governmental Authority. "Brazil Holdco" shall mean Milacron Brasil Ltda., an entity organized, or to be organized, under the laws of Brazil. "Business" shall mean the business of designing, manufacturing, marketing and selling equipment for use in injection molding and extrusion applications and related aftermarket parts and service as conducted by the Seller Parties and their Controlled Affiliates, in each case, as such activity is conducted by the Seller Parties and their Controlled Affiliates as of immediately prior to the Closing; provided that "Business" shall exclude (a) General Corporate Functions, in each case, provided by Seller or its Affiliates (other than the Acquired Companies), either directly or indirectly, as of immediately prior to the Closing, and other ancillary or corporate shared services provided by Seller or its Affiliates (other than the Acquired Companies) or other corporate centralized functional organizations within or controlled by Seller or its Affiliates (other than the Acquired Companies), (b) the Retained Business, and (c) the business activities of Seller or any Asset Seller to the extent that they are not related to the Business conducted by the Acquired Companies. "Business Day" shall mean any day other than (a) a Saturday or a Sunday or (b) a day on which commercial banking and savings and loan institutions are authorized or required to be closed in New York, New York. "Business Employee" shall mean each (a) Direct Employee and (b) Hired Employee. "Business Service Provider" shall mean any employee, officer, director, individual consultant or individual independent contractor of an Acquired Company or Seller or any of its Affiliates who provides services primarily to the Business. "CARES Act" means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Authority, including any presidential memoranda or executive orders, relating to the COVID-19 pandemic, as well as any applicable guidance issued thereunder or relating thereto (including IRS Notice 2020-65, 2020-38 IRB) and any similar non-U.S. law. "Cash" shall mean an amount equal to, without duplication, cash and cash equivalents, including restricted cash. Notwithstanding the previous sentence, Cash shall (a) be decreased by an Acquired Company's issued but uncleared checks and drafts and (b) include uncleared checks and drafts received or deposited for the account of such party. "Closing Conditions" shall mean the conditions to the respective obligations of the parties to consummate the Transactions, as set forth in Article X. "Closing Date" shall mean the date of the Closing. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. "Confidentiality Agreement" shall mean the confidentiality agreement between Hillenbrand and Bain Capital Special Situations, LP, dated September 17, 2024. "Consent" shall mean any consent, approval or authorization. "Consolidated Return" shall mean any consolidated, combined, unitary or similar Tax Return that includes Seller or its Controlled Affiliates (other than the Acquired Companies), on the one hand, and any Acquired Company, on the other hand. "Contagion Event" shall mean the outbreak and ongoing effects of a contagious disease, epidemic or pandemic (including COVID-19).

"Contract" shall mean any written agreement, contract, obligation, understanding, arrangement, instrument, commitment, license, sublicense, lease, or undertaking, other than any Benefit Plan that is not a contract for employment. "Controlled Affiliate" shall mean each Affiliate of a Person that is directly or indirectly controlled by such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of equity interests, by the appointment or election of a majority of the directors, managers, trustees, or other members of the applicable governing body thereof, by contract or otherwise. The Acquired Companies shall be deemed, for purposes of this Agreement, to be Controlled Affiliates of Seller prior to the Closing and Controlled Affiliates of Purchaser at and after the Closing. The Controlled Affiliates of Seller shall not include any Person as to which Seller or its Subsidiaries is not entitled, by ownership of equity interests, by Contract or otherwise, to direct or cause the direction of the management and policies of such Person, whether by ownership of equity interests (including as the managing member or sole member or equivalent), by the appointment or election of a majority of the directors, managers, trustees, or other members of the applicable governing body thereof, by contract or otherwise, or any Subsidiaries of such excluded Person. Holdco, Midco, Midco 2 and Midco 3 shall each be deemed, for purposes of this Agreement, a Controlled Affiliate of Purchaser at and after the Closing. "COVID-19" shall mean the novel coronavirus (SARS-CoV-2 or COVID-19), any evolutions or mutations thereof and any associated public health emergency, epidemic, pandemic or outbreak and any treatments, therapies or vaccines for, or in connection with, any of the foregoing. "COVID-19 Measures" shall mean any quarantine, "shelter in place," "stay at home," workforce reduction, social distancing, curfew, shutdown, closure, sequester, safety or any other Legal Requirement, Proceeding, directive, pronouncement, guideline or recommendation by any industry group or Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19, including the CARES Act, The Families First Coronavirus Response Act and the American Rescue Plan Act. "Credit Facilities" shall mean the facilities set forth on Schedule 1.1(b) of the Seller Disclosure Schedule. "Current Assets" shall have the meaning set forth on Annex C attached hereto. "Current Liabilities" shall have the meaning set forth on Annex C attached hereto. "Customs and Trade Laws" shall mean all applicable Sanctions, import, export and re- export, customs, trade and anti-boycott Legal Requirements administered, enacted or enforced by a relevant Governmental Authority in any jurisdiction in which any Acquired Company conducts business, including but not limited to (a) the Legal Requirements administered by U.S. Customs and Border Protection; (b) any Legal Requirements concerning the exportation or re-exportation of items (including technology, services, and software), including but not limited to those administered by the U.S. Department of Commerce or the U.S. Department of State; and (c) all

other applicable import, anti-boycott, trade, Sanctions and export control Legal Requirements in any countries in which the Acquired Companies conduct business. "Czech Republic Holdco" shall mean Milacron Czech Republic s.r.o., an entity organized under the laws of the Czech Republic. "Data Room" shall mean the electronic data room hosted by Datasite LLC on behalf of Seller under the title "Project Iota." "Debt Financing Related Party" means the Debt Financing Sources together with their respective Affiliates and such entities’ (and their respective Affiliates’) officers, directors, employees, general or limited partners, shareholders, members, controlling persons, attorneys, advisors, agents and representatives involved in the Debt Financing and their successors and permitted assigns. "Debt Financing Sources" shall mean the agents, arrangers, bookrunners, lenders and other Persons that have committed to provide or arrange any Debt Financing or alternative debt financing in connection with the Transactions, including the parties named in the Debt Commitment Letter and any joinder agreements, note purchase agreements, indentures, credit agreements or other definitive agreements entered into pursuant thereto or relating thereto. "Direct Employee" shall mean each individual who is primarily dedicated to the Business and directly employed by an Acquired Company (other than the Excluded Employees) as of the date of this Agreement, and who is listed by employee identification number, on Schedule 1.1(c) of the Seller Disclosure Schedule, as such Schedule 1.1(c) of the Seller Disclosure Schedule may be updated prior to the Closing with respect to changes made in the ordinary course of business in accordance with Section 6.1. "Encumbrance" shall mean any lien, encumbrance, pledge, claim, hypothecation, charge, license, mortgage or security interest. "Environmental Law" shall mean any Legal Requirement, relating to public or worker health and safety (as it relates to exposure to Hazardous Materials) or the protection of the environment, including the use, treatment, Release or threat of Release of Hazardous Materials. "Equity Financing Sources" shall mean the Funds (as defined in the Equity Commitment Letter). "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. "Excluded Employee" shall mean each individual who is listed, by employee identification number, on Schedule 1.1(d) of the Seller Disclosure Schedule, as such Schedule 1.1(d) of the Seller Disclosure Schedule may be updated prior to the Closing with respect to changes made in the ordinary course of business as agreed by Purchaser, which agreement shall not be unreasonably withheld or delayed.

"Financing Sources" shall mean the Equity Financing Source and the Debt Financing Sources. "Foreign Holdcos" shall mean, collectively, the Brazil Holdco, the Czech Republic Holdco and the Germany Holdco. "Fraud" shall mean an actual and intentional fraud by a party in the making of the representations and warranties in Article IV (in the case of Seller) and Article V (in the case of Purchaser) of this Agreement or the representations and warranties in any other Transaction Agreement; provided that such Fraud shall only be deemed to exist if, at the time such representation or warranty was made, (a) such representation or warranty was materially inaccurate, (b) the party making such representation or warranty had actual knowledge (and not imputed or constructive knowledge), without any duty of inquiry or investigation, of the material inaccuracy of such representation or warranty, (c) such party made such materially inaccurate representation or warranty with the specific intent to deceive the other party and induce such other party to enter into this Agreement and (d) the other party acted in justifiable reliance on such materially inaccurate representation or warranty and suffered or incurred actual damages as a result of such reliance. For the avoidance of doubt, "Fraud" shall not include any cause of action based on constructive or imputed knowledge, equitable fraud, promissory fraud or any tort (including a claim for fraud) based on negligence, recklessness or any similar theory. "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time. "General Corporate Functions" shall mean administrative and support functions provided by Seller or an Affiliate thereof to an Acquired Company that are ancillary to the Business, including finance, accounting, tax, human resources, legal, information technology, facilities and security, procurement and marketing services. "Germany Holdco" shall mean an entity organized under the laws of Germany to be acquired by Seller prior to the Closing. "Governmental Authority" shall mean any United States federal, state or local or any supra- national or non-United States government, or any political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, or any court, tribunal, or judicial, quasi-judicial or arbitral body, in each case, exercising executive, legislative, judicial, quasi-judicial, regulatory, taxing or administrative functions. "Hazardous Materials" shall mean (a) petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos or asbestos-containing materials, or polychlorinated biphenyls, lead, urea formaldehyde, per- and polyfluoroalkyl substances, radon gas or mold and (b) any chemical, material or substance defined or regulated as hazardous, toxic, a pollutant or a contaminant under any applicable Environmental Law. "Hillenbrand" shall mean Hillenbrand, Inc., an Indiana corporation. "Hillenbrand Transaction Expenses" shall mean, without duplication, all liabilities incurred by the Seller Parties or their Affiliates (including, for the avoidance of doubt, the Acquired

Companies) for fees, expenses, costs or charges as a result of the contemplation, negotiation, efforts to consummate or consummation of the Transactions contemplated by this Agreement and the Transaction Agreements (or the sales process in respect of the Transactions contemplated by this Agreement), including (a) any fees and expenses of consultants, investment bankers, brokers, financial advisors, attorneys, accountants or other advisors and any fees payable by such parties to any Governmental Authority (except for any filings or other fees and applicable Taxes payable for or in respect of any filings required to be made under applicable Antitrust Laws, which shall be borne by Purchaser) or other third parties, in each case, in connection with the consummation of the Transactions contemplated by this Agreement and the Transaction Agreements (or the sales process in respect of the Transactions contemplated by this Agreement), and (b) all transaction- related bonuses or transaction-related retention payments, severance, change in control, discretionary, sale or similar bonuses or payments that vest or become payable to current or former employees or other individual service providers of the Business, in each case, that will be triggered solely upon Closing, plus the employer portion of payroll Taxes to be imposed thereon. "Hired Employee" shall mean each individual primarily dedicated to the Business who is listed, by employee identification number, on Schedule 1.1(e) of the Seller Disclosure Schedule, as such Schedule 1.1(e) of the Seller Disclosure Schedule may be updated prior to the Closing with respect to changes made in the ordinary course of business as agreed by Purchaser, which agreement shall not be unreasonably withheld or delayed. Schedule 1.1(c) of the Seller Disclosure Schedule separately identifies any Hired Employee who became primarily dedicated to the Business after November 30, 2024. "Holdco" shall mean the Delaware limited liability company to be formed by Seller prior to the Closing and referred to in the Seller Reorganization Actions set forth on Exhibit B. "Holdco Interests" shall mean the issued and outstanding equity interests of Holdco. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder. "Income Taxes" means Taxes imposed on, or determined by reference to, income, including net income, net profits or branch profits (including any gross receipts Tax or franchise Tax imposed in lieu of the foregoing), together with any interest, penalties or additions thereto. "Indebtedness" shall mean, without duplication with respect to the Business (inclusive of the Acquired Companies), (a) the unpaid principal amount of and accrued interest, fees, expenses (including in connection with the payoff thereof), and penalties on (including prepayment and early termination penalties thereon and other amounts payable as a result of prepayment or discharge thereof on the Closing Date, to the extent required hereunder to be repaid on the Closing Date) all indebtedness for borrowed money, (b) other indebtedness obligations that are evidenced by a note, indenture, debenture or similar debt instrument, (c) obligations of any Acquired Company as lessee under leases that are required to be recorded as finance leases in accordance with GAAP (excluding any obligations for operating leases), (d) letters of credit, performance guarantees, and similar bonds (including surety bonds) solely to the extent drawn, and (e) any guaranty by any Acquired Company of obligations of the types described in the foregoing clauses (a) through (d); provided, however, that, in no event will Indebtedness include (i) any indebtedness incurred by any Acquired Company, on the one hand, that is owed to any other Acquired Company, on the other hand, (ii) any Current Liability that is included in the determination of Net Working Capital, or (iii) any indebtedness to the extent that it is included as a Retained Liability. "Intellectual Property" shall mean any and all intellectual property and other similar proprietary rights, as they exist anywhere in the world, including (a) patents, patent applications, and all related divisionals, continuations, continuations-in-part, reissues, extensions, substitutions and reexaminations ("Patents"), (b) trade secrets and other know-how, information, ideas, inventions, improvements, proprietary processes, formulae, protocols, specifications, data and databases, models and methodologies ("Trade Secrets"), (c) trademarks, service marks, trade names, brand names, corporate names, logos, trade dress, Internet domain names, social media account handles and other similar indicia of source or origin and all registrations and applications for registration of the foregoing, together with the goodwill symbolized by any of the foregoing ("Trademarks"), (d) copyrights and copyrightable subject matter (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications ("Copyrights"), and (e) computer programs, systems, applications and code (whether in source code, object code, human readable form or other form), applications, algorithms, user interfaces, firmware, libraries, models, specifications, flow charts, data compilations, data bases and related documentation (including user manuals and training materials) ("Software"). "IT Systems" means the computer hardware, Software, websites, servers, routers, hubs, switches, circuits, computer networks and other telecommunications and internet-related equipment and information technology infrastructure, owned or controlled by any Acquired Company, and used in the Business. "Key Customer" shall mean each of the top ten (10) customers of the Business who receive services or products of the Business , determined on the basis of revenue of the Business for the fiscal year ended September 30, 2024, as set forth on Schedule 1.1(f) of the Seller Disclosure Schedule. “Key Real Property Lease” shall mean any Real Property Lease with a monthly base rent in excess of $30,000.00. "Key Vendor" shall mean each of the top ten (10) vendors of the Business who provide services or products to the Business, determined on the basis of the aggregate spend of the Business for the fiscal year ended September 30, 2024, as set forth on Schedule 1.1(g) of the Seller Disclosure Schedule. "Legal Requirement" shall mean, as applicable, any statute, law, ordinance, regulation, rule, code, Order or other requirement or rule of law (including common law) promulgated by a Governmental Authority. "Look-back Date" shall mean January 1, 2022. "Losses" shall mean all losses, damages, costs, expenses, penalties, fines, Taxes, and liabilities actually suffered or incurred (including reasonable attorneys' fees).

"Management Agreement" shall mean that certain Management Agreement, to be entered into as of the Closing Date by and between an Acquired Company and Purchaser or its Affiliates substantially in the form attached hereto as Exhibit D. "Material Adverse Effect" shall mean any event, change, development, occurrence, state of facts or effect (x) individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the Business, taken as a whole, or (y) would reasonably be expected to prevent or materially delay the Seller Parties from consummating the Transactions; provided that no event, change, development, occurrence, state of facts or effect to the extent resulting or arising from or to the extent in connection with any of the following matters shall be deemed, either alone or in combination, to constitute or contribute to, or be taken into account in determining whether there has been, or would reasonably be expected to have, a Material Adverse Effect: (a) any national, international, foreign, domestic or regional economic, financial, social or political conditions (including changes therein), (b) hostilities (including the conflict between the Russian Federation and Ukraine, the conflicts among Israel, Hamas, Iran, Hezbollah, Syria, and other neighboring countries, and the conflict between China and Taiwan), acts of war (whether or not declared), protests, riots, looting, unrest, sabotage, terrorism, nuclear attack, cyberterrorism or cybercrime or military actions or any escalation or worsening of, or other changes or developments with respect to, any of the foregoing, (c) changes in any financial, debt, credit, capital or banking markets or conditions, (d) changes in interest, currency or exchange rates, commodity prices, tariffs or any trade wars, (e) any act of God, hurricane, flood, tornado, fire, explosion, nuclear incident, weather event, earthquake, landslide, other natural disaster, Contagion Event or other outbreak of illness or public health event (whether human or animal), and any other force majeure events or worsening of, or other changes or developments with respect to, any of the foregoing, (f) changes in legal or regulatory conditions, including changes or proposed changes in Legal Requirements after the date hereof (or standards, interpretations, implementation or enforcement thereof and including guidelines and directives of industry groups, including COVID-19 Measures), including in connection with a Contagion Event, (g) changes in GAAP or other accounting practices, policies or requirements, or standards, interpretations or enforcement thereof after the date hereof, (h) changes in the operating or business conditions in the industry in which the business operates, (i) the failure of the Business to meet any internal or published projections, estimates, budgets or forecasts of revenues, goals, earnings or other measures of financial or operating performance for any period (provided, however, that unless subject to another exclusion set forth in this definition, the exception in this clause (i) shall not prevent the underlying event that caused or contributed to such failure from being taken into account in determining whether a Material Adverse Effect has occurred), (j) any effect resulting from the negotiation, execution, announcement, performance, consummation or pendency of the Transactions (solely to the extent related to the identity of Purchaser or its Affiliates), (k) the effect of any action taken or omission to act by Purchaser, including any communication or disclosure by Purchaser or its Affiliates of its plans or intentions with respect to the Business, the Acquired Companies or the Contributed Assets, including losses or threatened losses of, or any adverse change in the relationship with, employees, customers, suppliers, vendors, resellers, distributors, financing sources, licensors, licensees or others having relationships with the Business (other than any jointly approved action, omission, communication or disclosure occurring with the approval of Seller), (l) the effect of any event or action taken or omission to act by Seller or its Affiliates expressly required by this Agreement, other than in connection with Section 6.1(a)(1), or (m) the failure to obtain any Consents in connection with the

Transactions (provided, that clauses (a), (b) (c), (e), (f), (g), or (h) above shall be taken into account in determining the occurrence of a Material Adverse Effect only to the extent the Business is disproportionately impacted when compared to other similarly situated businesses in the same industry or geographic location. "Midco" shall mean Iota Holdings, LLC, a Delaware limited liability company. "Midco 2" shall mean Iota Holdings 2, LLC, a Delaware limited liability company. "Midco 3" shall mean Iota Holdings 3, LLC, a Delaware limited liability company. "Midco Interests" shall mean the issued and outstanding equity interests of Midco. “Milacron Plastics” shall mean Milacron Plastics Technologies Group LLC, a Delaware limited liability company. “MMC” shall mean Milacron Marketing Company LLC, a Delaware limited liability company. "Net Working Capital" shall have the meaning set forth on Annex C attached hereto. "Net Working Capital Overage" shall mean the amount, if any, by which (a) the Net Working Capital as of the Benchmark Time is greater than (b) the Target Net Working Capital. "Net Working Capital Underage" shall mean the absolute value of the amount, if any, by which (a) the Net Working Capital as of the Benchmark Time is less than (b) the Target Net Working Capital. "Non-Recourse Party" shall mean with respect to a party to this Agreement, any of such party’s former, current and future equityholders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners or assignees (or any former, current or future equityholder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing); provided, that, for the avoidance of doubt, no party to this Agreement will be considered a Non-Recourse Party. "Open Source Software" means Software or other material that is distributed as "free software", "open source software" or under similar licensing or distribution terms (including any license approved by the Open Source Initiative and listed at opensource.org/licenses). "Operating Leadership Team" shall mean members of the executive team operating the Business as of the date hereof as set forth in Schedule 1.1(h) of the Seller Disclosure Schedule. "Order" shall mean any order, writ, judgment, injunction, temporary restraining order, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Owned IP" shall mean any and all Intellectual Property owned or purported to be owned by the Acquired Companies, including the Intellectual Property set forth in Schedule 4.10(a) of the Seller Disclosure Schedule. "Payroll Tax Executive Order" means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notice 2020-65 and IRS Notice 2021-11). "Permit" shall mean any permit, license, registration, concession, grant, franchise, certificate, identification numbers, waiver, authorization or approval issued or required to be obtained by any Governmental Authority or under any applicable Legal Requirement (including the Specified Permits). "Permitted Encumbrances" shall mean (a) Encumbrances for Taxes, assessments or other governmental charges or levies not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings, and for which appropriate reserves have been established in accordance with GAAP, (b) Encumbrances of landlords in respect of any lease to an Acquired Company on the property leased thereunder (or located at the Real Property leased thereunder) and Encumbrances of carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other similar Encumbrances (in each case) imposed or permitted by Legal Requirements in the ordinary course of business securing amounts which are not yet due and payable or being contested in good faith by appropriate Proceedings, and for which appropriate reserves have been established in accordance with GAAP, (c) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security, (d) defects or imperfections of title, easements, covenants, rights of way, restrictions and other similar charges or matters of record, defects or Encumbrances, including those identified on title policies or preliminary title reports, which are non-monetary in nature and which do not and would not reasonably be expected to, individually or in the aggregate, materially impair the current use or occupancy of the applicable property, (e) zoning, entitlement, building and other generally applicable land use and environmental restrictions imposed by a Governmental Authority which are not violated in any material respects by the applicable property or the current use or occupancy thereof, (f) Encumbrances imposed on the underlying fee interest (or any other superior interest) of any real property leased or subleased by any Acquired Company or over which any Acquired Company has easement or other similar property rights, (g) Encumbrances incurred in the ordinary course of business securing liabilities that are not material to the Business, taken as a whole, (h) Encumbrances arising out of, relating to or resulting from this Agreement or the other Transaction Agreements, (i) Encumbrances affecting the assets or property of the Business or any Acquired Company (x) that are discharged or released at or prior to the Closing or (y) in connection with Indebtedness with respect to which the Specified Consents have been obtained at or prior to the Closing, (j) any set of facts an accurate up-to-date survey or inspection would show, which do not and would not reasonably be expected to, individually or in the aggregate, materially impair the current use or occupancy of the applicable Real Property, (k) rights, terms or conditions in favor of a lessor or sublessor pursuant to any lease or sublease under which an Acquired Company is a lessee or sublessee in respect of the property leased thereunder (or located at the Real Property leased thereunder), (l) non-exclusive licenses of, covenants not to sue under, and other non-exclusive grants of rights to use Intellectual Property granted in the ordinary course of business, (m) Encumbrances created under federal, state or foreign securities Legal Requirements, and (n) deposits to secure the performance of bids, trade Contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature. "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company) or other similar entity, including a Governmental Authority. "Personal Data" shall mean any information that, alone or in combination with other information, is capable of identifying an individual natural person, or any information that constitutes or is defined as "personal data," "personally identifiable information," or "personal information" under any applicable Privacy Requirement. "Pre-Closing Income Taxes" shall mean any and all (a) Income Taxes (or the non-payment thereof) of or with respect to any Acquired Company, or on or with respect to the assets and operations of any Acquired Company (including with respect to the Contributed Assets), for all Pre-Closing Tax Periods calculated in accordance with Section 8.7 for any Straddle Period (including any Taxes attributable to election under Section 965(h) of the Code whether or not due after the Closing Date and calculated by including in taxable income all adjustments with respect to a change in method of accounting made prior to, or as a result of, the Closing pursuant to Section 481 of the Code (or any analogous or similar provision of state, local, or foreign Tax Legal Requirements) that would not otherwise be included in taxable income on or before the Closing Date), (b) Income Taxes of any Acquired Company that are attributable to a Pre-Closing Tax Period which are deferred to a taxable period (or portion thereof) beginning after the Closing Date under any Legal Requirement relating to COVID-19 (and any evolutions thereof or related or associate epidemics, pandemics or disease outbreaks, including the CARES Act and the Payroll Tax Executive Order), (c) Income Taxes of or with respect to an Acquired Company or Seller, as applicable, imposed in connection with or as a result of the Reorganization, (d) Income Taxes of any member of an Affiliated group of which any Acquired Company (or any predecessor of any Acquired Company) is or was a member, and (e) Income Taxes imposed in connection with or as a result of the Transaction. Pre-Closing Income Taxes shall exclude any (i) Taxes taken into account in the determination of Indebtedness or in the determination of Net Working Capital, and (ii) Taxes governed by Section 8.5. "Pre-Closing Tax Period" shall mean any Tax period (or portion thereof) that ends on or before the Closing Date. "Prior LLC Agreement" shall mean that certain Limited Liability Company Agreement of Holdco, dated as of the date of formation of Holdco. "Privacy Requirement" shall mean any Legal Requirement applicable to the Acquired Companies concerning data protection and privacy. "Proceeding" shall mean any action, suit, litigation, arbitration, investigation or proceeding (whether civil or criminal) by or before any Governmental Authority.

"Purchaser Designee" shall mean a wholly owned Subsidiary of Purchaser (a) designated by Purchaser to Seller at least two (2) Business Days prior to the Closing Date, and (b) formed and resident for tax purposes in a jurisdiction that would not delay consummation of the Transactions or result in any adverse tax consequences to Seller or any Asset Seller. "Purchaser Fundamental Representations" shall mean the representations and warranties of Purchaser set forth in Section 5.1 (Authority; Enforceability), Section 5.3 (Organization), Section 5.8 (Solvency), and Section 5.9 (Brokers). "Purchaser Material Adverse Effect" shall mean any event, change, development or effect that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the ability of Purchaser to timely perform its obligations under this Agreement or to consummate the Transactions. "Real Property" shall mean, collectively, (a) the Owned Real Property and (b) the Leased Real Property. "Release" shall mean any actual release, handling, transporting, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, storage of or allowing to escape or migrate into or through the environment or within any building, structure, facility or fixture. "Representatives" shall mean, in relation to a Person, its officers, directors, managers, members, shareholders, employees, agents and Controlled Affiliates. "Required Financial Information" means the historical financial statements identified in Exhibit B of the Debt Commitment Letter. "Retained Business" shall mean the business activities of Seller and its Affiliates as of the Closing, other than the Business, and, for the avoidance of doubt, Retained Business shall include the business activities of Seller’s Affiliates who are not Seller Parties to the extent such business activities are not related to the Business, including the hot runner business, the DME mold base business and the Advanced Process Solutions extrusion business, conducted by such entities. "Retained Liabilities" shall mean (a) all liabilities to the extent related to the Retained Business and all liabilities of Seller or its Affiliates that are not Assumed Liabilities, (b) all liabilities for Pre-Closing Income Taxes, (c) any Tax imposed by an Indian Tax Authority as a result of the Reorganization or the Transactions, (d) any liability, whether arising prior to, on or after the Closing Date, relating to, arising out of, or resulting from the Reorganization, (e) any liability arising out of, relating to, or resulting from the employment or termination of Business Employees, to the extent incurred prior to the Closing, (f) Hillenbrand Transaction Expenses, and (g) any liability set forth on Schedule 1.1(i) of the Seller Disclosure Schedule. "Sanctioned Person" shall mean any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including OFAC or the United States Department of State), the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Territory, (c) any Person otherwise the target of any

Sanctions or (d) any Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c). "Sanctioned Territory" shall mean, at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region and so-called Donetsk and Luhansk People's Republics). "Sanctions" shall mean, as applicable, trade, economic and financial sanctions Legal Requirements and embargoes imposed, administered or enforced from time to time by the United States (including through the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") or the United States Department of State), the United Nations Security Council, the European Union, any European Union member state, the United Kingdom, or other similar Governmental Authority with similar regulatory authority over the Acquired Companies. "SEC" shall mean the United States Securities and Exchange Commission. "Securities Act" shall mean the United States Securities Act of 1933. "Security Breach" means any (a) unauthorized or unlawful access to, loss, or sale of any Acquired Company’s IT Systems or Personal Data maintained by the Acquired Companies, or (b) a phishing or other cyberattack that results in a monetary loss to or business disruption affecting any Acquired Company. "Seller Benefit Plan" shall mean each Benefit Plan that is not an Acquired Company Benefit Plan. "Seller Debt Facilities" shall mean the facilities set forth on Schedule 1.1(j) of the Seller Disclosure Schedule. "Seller Disclosure Schedule" shall mean the disclosure schedules dated as of the date of this Agreement and delivered by Seller to Purchaser in connection with the execution of this Agreement. "Seller Fundamental Representations" shall mean the representations and warranties of Seller set forth in Section 4.1 (Authority; Enforceability), Section 4.3(a) through Section 4.3(e) (Organization; Acquired Companies), Section 4.4 (Title; Holdco Interests; Contributed Interests; Midco Interests) and Section 4.19 (Brokers). "Seller Group" shall mean Seller and its Controlled Affiliates (other than the Acquired Companies). "Seller Milacron IP" shall mean any and all Intellectual Property owned or purported to be owned by Seller or any of its Affiliates (other than the Acquired Companies) that is related to or used in the Business, including the Intellectual Property set forth on Schedule 4.10(a) of the Seller Disclosure Schedule. "Seller Parties" shall mean Seller, the Asset Sellers, and the Acquired Companies.

"Seller's Knowledge" and similar phrases shall mean the actual knowledge of Tim Mulligan and Mac Jones. "Shared Contracts" shall mean the Contracts of the Business under which any of (i) an Acquired Company or Contributed Asset is a party, (ii) at least one of Seller or its Affiliates (other than the Acquired Companies) is a party, and (iii) a third party not affiliated with Seller is a party, and pursuant to which the Business purchases or sells goods or services on a joint basis or uses goods or services on a joint basis; provided that, in no event shall the term "Shared Contracts" include any Contracts for General Corporate Functions furnished by Seller or its Affiliates (other than the Acquired Companies), and other ancillary or corporate shared services provided by Seller or its Affiliates (other than the Acquired Companies) or other ancillary or corporate centralized functional organizations within or controlled by Seller or its Affiliates (other than the Acquired Companies). “Special Indebtedness Amount” shall mean an amount equal to $10,087,000.00. The parties agree that the Special Indebtedness Amount is an aggregate of liabilities associated with the identified items set forth on Schedule 1.1(k) of the Seller Disclosure Schedule. The parties further agree that notwithstanding anything to the contrary set forth herein, no liability associated with the identified items set forth on Schedule 1.1(k) of the Seller Disclosure Schedule, shall be included in Indebtedness, Net Working Capital, Hillenbrand Transaction Expenses or the AC Hillenbrand Transaction Expenses. "Straddle Period" shall mean any Tax period that begins on or before the Closing Date and ends after the Closing Date. "Subsidiary" shall mean, with respect to any Person, whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first Person is a general partner or managing member. The Acquired Companies shall be deemed, for purposes of this Agreement, Subsidiaries of Seller prior to the Closing and Subsidiaries of Purchaser at and after the Closing. Holdco and Midco shall each be deemed, for purposes of this Agreement, a Subsidiary of Purchaser at and after the Closing. "Target Net Working Capital" shall have the meaning set forth on Annex C attached hereto. "Tax" shall mean (i) any and all forms of taxation imposed by any Tax Authority or any other Governmental Authority, including all United States federal, state or local and foreign taxation (including income, value added, capital gains, capital stock, occupation, real and personal property, social security (or similar), gross receipts, sales, goods and services, use, ad valorem, franchise, utility, escheat, profits, license, withholding, payroll, employment, unemployment, branch, excise, production, lease, environmental, severance, occupation, cesss, equalization levy, surcharge, premium or windfall profit taxes, stamp duty, customs, Transfer Taxes, and other import or export duties, estimated and other taxes), together with any interest, penalties and additions to tax, (ii) any and all liability for payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group) and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability or as a representative assessee, in respect of any items described in clause (i) or (ii) above. "Tax Authority" shall mean a Governmental Authority responsible for the imposition, assessment, levy or collection of any Tax (United States or foreign) or related or similar charges. "Tax Proceeding" shall mean any United States federal, state, local or foreign audit, examination, litigation, adjustment in controversy, or other administrative proceeding or court proceeding relating to Taxes. "Tax Return" shall mean any original or amended report, return, statement, declaration, claim for refund, election, disclosure, estimate, information report or return, notice, certificate or other document filed or required to be filed with respect to any Tax Authority in connection with the determination, assessment, collection or payment of any Tax, including all schedules and attachments thereto. "Title IV Plan" means a single-employer plan that is subject to Title IV of ERISA. "Transaction Agreements" shall mean this Agreement, the Transition Services Agreement, the A&R LLC Agreement, the Management Agreement, and any certificates to be executed in connection with the Transactions (including the Reorganization documents set forth on Exhibit B or otherwise entered into to effect the Reorganization), in each case, including all exhibits, annexes and schedules thereto and all amendments thereto made in accordance with the respective terms hereof and thereof. "Transaction Tax Deductions" means the sum of all items of deduction under applicable Tax Legal Requirements resulting from or attributable to (i) the fees, expenses and interest (including without limitation unamortized original issue discount and any other amounts treated as interest under applicable Tax Legal Requirements and any prepayment penalty or breakage fees or accelerated deferred financing fees) incurred by the Seller Parties or their Affiliates with respect to the repayment of amounts included in the calculation of Indebtedness, and (ii) the payment of Hillenbrand Transaction Expenses; in each case, to the extent that such item is deductible under applicable Tax Legal Requirements at a "more-likely-than-not" (or greater) level of comfort and by applying the safe harbor election provided for in IRS Revenue Procedure 2011-29 with respect to any Hillenbrand Transaction Expenses that constitutes a “success based fee”. "Transactions" shall mean the transactions contemplated by this Agreement and the other Transaction Agreements. "Transfer Taxes" shall mean any sales, use, stock transfer, real property transfer, transfer, indirect transfer, goods and services, value-added, stamp, registration, documentary, conveyancing, recording or similar assessments, duties or Taxes, together with any interest thereon, and any penalties, fines, costs, fees, additions to Tax or additional amounts with respect thereto. "Treasury Regulations" shall mean the United States Treasury regulations promulgated under the Code.

"Willful Breach" shall mean an intentional action or failure to act by one of the parties that constitutes a material breach of this Agreement, and such action was taken or such failure to act occurred with such party's actual knowledge, or in circumstances where such party should reasonably have known, that such action or failure to act constituted a material breach of this Agreement, and such breach (i) proximately resulted in the failure of any of the Closing Conditions to be satisfied or (ii) proximately resulted in the Closing not being consummated at the time the Closing would have otherwise occurred pursuant to Section 3.1, or (b) the failure of Purchaser to deliver the Equity Financing in accordance with the Equity Commitment Letter at the time the Closing is required to occur pursuant to Section 3.1. ARTICLE II THE TRANSACTIONS 2.1 Reorganization; Financing; and Assumption of Liabilities. (a) Prior to the date hereof, as part of the Reorganization, Seller has, among other things, (i) caused Milacron Plastics to issue a note to Seller in an amount equal to $73,000,000 (the “Milacron Plastics Note”), and (ii) formed Midco, Midco 2, Midco 3, and the Czech Republic Holdco. (b) The consummation of the Financing in accordance with and subject to the terms of this Agreement shall result in Midco 3 receiving the net funded proceeds from the Debt Financing; Midco 3 shall immediately thereafter contribute such proceeds to MMC, which shall cause its Subsidiaries to use such proceeds to pay off, in full, any notes, including the Milacron Plastics Note, that were issued as a part of the Reorganization. (c) Immediately following the consummation of the Financing and the distributions of cash as part of the Reorganization, Seller shall contribute all of the Midco Interests to Holdco. (d) Subject to and in accordance with the terms and conditions of this Agreement, Midco or a Subsidiary thereof shall, effective on the Closing, assume and agree to pay, perform, and discharge when due in accordance with their respective terms the Assumed Liabilities. Other than the Assumed Liabilities, none of Midco or any Acquired Company shall assume any liabilities or obligations (including the Retained Liabilities), of Seller or any Asset Seller, or any Affiliate thereof (including Hillenbrand and its Subsidiaries) of any kind, whether known or unknown, contingent, matured, or otherwise, whether currently existing or hereinafter created. For the avoidance of doubt, and without limiting Section 6.16 or Section 7.3 hereof, following the Closing, (i) each Acquired Company shall continue to be liable for all of the debts, liabilities and obligations of such Acquired Company existing as of the Closing if, as, and when due, and (ii) Seller and its Affiliates (other than the Acquired Companies) will be responsible for all of the debts, liabilities and obligations of such Person existing as of the Closing if, as, and when due. 2.2 Purchase of Purchased Holdco Interests; Consideration. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser (or a Purchaser Designee) and Purchaser (or a Purchaser Designee) shall purchase from Seller all of Seller’s rights, title and interest in and to the Purchased Holdco Interests, free and clear of all Encumbrances, other than restrictions on transfer under applicable securities Legal Requirements. The aggregate consideration to be paid by Purchaser (or a Purchaser Designee) to Seller for the Purchased Holdco Interests shall be an amount in cash equal to (a) $287,000,000 (less the net funded proceeds from the Debt Financing received by Midco 3 at Closing or, alternatively, received by any other Acquired Company(ies), to the extent the proceeds thereof are paid to the Seller Parties at Closing), plus (b) the product of .51 multiplied by the Net Working Capital Overage (if any), minus (c) the product of .51 multiplied by the Net Working Capital Underage (if any), plus (d) the product of .51 multiplied by Cash as of the Benchmark Time, minus (e) the product of .51 multiplied by Indebtedness as of the Benchmark Time, minus (f) any unpaid Hillenbrand Transaction Expenses, to the extent such Hillenbrand Transaction Expenses are incurred by the Acquired Companies (the “AC Hillenbrand Transaction Expenses”), and minus (g) the Special Indebtedness Amount (the amount calculated pursuant to this sentence, the "Purchase Price"). 2.3 Closing Purchase Price. Not less than five (5) Business Days prior to the anticipated Closing Date, Seller shall prepare and deliver to Purchaser a written statement (the "Estimated Closing Statement") setting forth Seller's good faith estimate of (a) Cash as of the Benchmark Time, (b) Indebtedness as of the Benchmark Time, (c) Net Working Capital as of the Benchmark Time, (d) the AC Hillenbrand Transaction Expenses, (e) the resulting calculation of the Purchase Price (such amount, the "Closing Purchase Price"), in each case, prepared in good faith in accordance with this Agreement, including the Accounting Principles. Following delivery of the Estimated Closing Statement to Purchaser, Purchaser shall be permitted reasonable access, during normal business hours and without undue interruption to the business of Seller and its Affiliates, to review any work papers (subject to the execution of customary access letters, if applicable) related to the calculations of Net Working Capital, Indebtedness, Cash, the AC Hillenbrand Transaction Expenses, and the Closing Purchase Price. During the period between following the delivery of the Estimated Closing Statement and the Closing, Purchaser shall have the opportunity to request reasonable changes to the Estimated Closing Statement and Seller shall consider in good faith any changes Purchaser proposes to the Estimated Closing Statement and revise such statement if, based on its good faith assessment, such changes are warranted; provided, that the failure of Seller to implement any such changes shall not delay or otherwise prevent the Closing, and Seller’s computations shall be conclusive for purposes of determining the Closing Purchase Price. Whether or not Purchaser comments on or requests changes to the Estimated Closing Statement delivered in accordance with this Section 2.3, Purchaser shall not waive its right to challenge any component of the Estimated Closing Statement pursuant to Section 2.4. 2.4 Post-Closing Adjustment. (a) As soon as practicable after the Closing Date, but in no event later than sixty (60) days after the Closing Date, Holdco, on behalf of Purchaser, shall deliver to Seller a written statement (the "Post-Closing Statement") setting forth Purchaser's good faith calculation of (i) Cash as of the Benchmark Time (the "Preliminary Cash"), (ii) Indebtedness as of the Benchmark Time (the "Preliminary Indebtedness"), (iii) Net Working Capital as of the Benchmark Time (the "Preliminary Net Working Capital"), (iv) the AC Hillenbrand Transaction Expenses (the “Preliminary AC Hillenbrand Transaction

Expenses”), and (v) the resulting calculation of the Purchase Price (such amount, the "Preliminary Closing Purchase Price"), together with reasonable supporting detail and documentation, in each case, prepared in accordance with this Agreement, including the Accounting Principles. Purchaser shall not amend, supplement or modify the Post-Closing Statement following delivery to Seller. Notwithstanding anything herein to the contrary, the Post-Closing Statement (x) shall entirely disregard (1) any and all effects on the assets or liabilities of the Business at or after the Closing of the Transactions, and of any financing or refinancing arrangements entered into at any time by Purchaser and any other transaction entered into by Purchaser in connection with the consummation of the Transactions, (2) any of the plans, transactions or changes that Purchaser initiates, makes, intends to initiate or make, or causes to be initiated or made after the Closing as to the Business or its assets, or any facts or circumstances that are unique or particular to Purchaser or its assets or liabilities and (3) any expense or liability for which Purchaser is responsible hereunder and (y) shall be based solely on facts and circumstances as they exist as of the Closing and shall exclude the effect of any event, change, circumstance, development, occurrence, condition, effect or state of facts occurring after the Closing. (b) Upon receipt of the Post-Closing Statement, Seller shall have sixty (60) days (the "Review Period") to review such Post-Closing Statement and related computations of the Preliminary Cash, the Preliminary Indebtedness, the Preliminary Net Working Capital, and the Preliminary AC Hillenbrand Transaction Expenses, and the Preliminary Closing Purchase Price. Following the Closing through the date that the Final Closing Statement becomes final and binding in accordance with Section 2.4(d), Seller, its Affiliates, and its and their respective Representatives, accountants, advisors and other representatives shall be permitted to receive reasonable access to and review the books, records and work papers of the Acquired Companies that are reasonably related to the calculations of Cash, Indebtedness, Net Working Capital, and the AC Hillenbrand Transaction Expenses, and Purchaser shall, and shall cause Holdco, its Subsidiaries and its and their respective accountants to, cooperate with and assist Seller, its Affiliates, and its and their respective Representatives, accountants, advisors and other representatives in connection with such review, and Purchaser shall cause Holdco to provide access to such books, records and work papers and making available personnel to the extent requested, in each case, upon reasonable notice and during normal business hours in a manner that does not materially interrupt the day-to-day business operations of the Acquired Companies. Purchaser agrees that, following the Closing through the date that the Final Closing Statement becomes final and binding in accordance with Section 2.4(d), it will not take, or permit to be taken, any actions with respect to any accounting books, records, policies or procedures on which the Post-Closing Statement are based, or upon which the Final Closing Statement is to be based, that would impede or delay the determination of the amount of Cash, Indebtedness, the AC Hillenbrand Transaction Expenses, or Net Working Capital or the preparation of any Statement of Objections or the Final Closing Statement in the manner and utilizing the methods provided by this Agreement, including the Accounting Principles. If Seller has accepted the Post-Closing Statement in writing or has not given written notice to Purchaser setting forth any objection of Seller to such Post- Closing Statement, specifying in reasonable detail the basis for such objection, backup and support for such objections, including the amounts thereof, and Seller's proposed modifications to the Post-Closing Statement (such notice, the "Statement of Objections")

prior to the expiration of the Review Period, then such Post-Closing Statement, or those individual items and amounts not specifically indicated on a Statement of Objections, shall be final and binding upon the parties, and shall be deemed the Final Closing Statement for purposes of Section 2.4(d). (c) In the event that Seller delivers a Statement of Objections to Purchaser prior to the expiration of the Review Period, Seller and Purchaser shall negotiate in good faith to resolve any such objection within thirty (30) days following the receipt by Purchaser of the Statement of Objections (the "Consultation Period"). If Seller and Purchaser reach an agreement in writing as to any such objections within the Consultation Period, the amounts so agreed upon shall be final and such agreement shall be deemed to be included in the Final Closing Statement for purposes of Section 2.4(d). If Seller and Purchaser are unable to reach an agreement in writing as to any such objections within the Consultation Period, then either Seller or Purchaser may submit such matter to Deloitte LLP, or if Deloitte LLP is unable or unwilling to serve in such capacity, such other independent accounting firm of national reputation as shall be agreed upon in writing by Seller and Purchaser (the "Settlement Accountant"), for resolution of only those items on the Statement of Objections that remain in dispute (the "Disputed Items"). If, within ten (10) Business Days after the date Deloitte LLP informs Seller and Purchaser that it is unable or unwilling to serve as the Settlement Accountant, Seller and Purchaser cannot mutually agree on an alternate independent accounting firm to serve as the Settlement Accountant, then within an additional ten (10) Business Days, Seller and Purchaser shall each select one (1) such firm and those two (2) firms shall, within fifteen (15) Business Days after their selection, select a third (3rd) such firm to serve as the Settlement Accountant. If requested by the Settlement Accountant, each of Seller and Purchaser shall enter into a customary engagement letter with the Settlement Accountant and provide customary indemnities in favor of the Settlement Accountant. The Settlement Accountant shall act as an expert and not as an arbitrator and shall only consider the Disputed Items. If any Disputed Item is referred to the Settlement Accountant, Seller, on the one hand, and Purchaser, on the other hand, shall prepare separate written reports of each such Disputed Item and deliver such reports to the Settlement Accountant and each other within fifteen (15) Business Days after the date the Settlement Accountant is retained. Each of Seller and Purchaser shall have ten (10) Business Days after receipt of the other party's written report to deliver to the Settlement Accountant and each other one written rebuttal thereto (if applicable). The Settlement Accountant may not assign a value to any Disputed Item greater than the greatest value for such Disputed Item claimed by either Seller or Purchaser or less than the smallest value for such Disputed Item claimed by either Seller or Purchaser within the Post-Closing Statement and Statement of Objections, respectively. Seller and Purchaser shall use their respective commercially reasonable efforts to cause the Settlement Accountant to resolve all disagreements as soon as practicable and in any event within thirty (30) days after the later of the submission of the (i) written reports and (ii) written rebuttals, if any. The Settlement Accountant's review and determination shall be (A) limited only to the Disputed Items, (B) based solely on such reports, rebuttals and supporting information submitted by Seller and Purchaser and the terms of this Agreement including the Accounting Principles (i.e., not on the basis of an independent review), and (C) in accordance with the terms and procedures set forth in this Agreement, including the Accounting Principles, and consistent with the definitions of Cash, Indebtedness, the AC Hillenbrand Transaction Expenses, and

Net Working Capital contained herein. Neither Seller nor Purchaser shall authorize the Settlement Accountant to modify or amend any term or provision hereof or modify items previously agreed in writing between Seller and Purchaser. During the review by the Settlement Accountant, each of Seller and Purchaser shall, and shall use its commercially reasonable efforts to cause its respective Subsidiaries and its and their respective Representatives, accountants, advisors and other representatives to, each make available to the Settlement Accountant interviews with such personnel, and such reasonable information, books, records and work papers as may be reasonably requested by the Settlement Accountant to fulfill its obligations under this Section 2.4(c); provided that the accountants of Seller or Purchaser shall not be obliged to make any work papers available to the Settlement Accountant except in accordance with such accountants' normal disclosure procedures and then only after such Settlement Accountant has signed a customary agreement relating to such access to work papers. A copy of all materials submitted to the Settlement Accountant shall be provided by Seller or Purchaser, as applicable, to the other party in the dispute concurrently with the submission thereof to the Settlement Accountant; provided that the accountants of Seller or Purchaser, as applicable, shall not be obliged to make any work papers available to the other party except in accordance with such accountants' normal disclosure procedures and then only after such other party has signed a customary agreement relating to such access to work papers. Neither Seller nor Purchaser may disclose to the Settlement Accountant, and the Settlement Accountant may not consider for any purpose, any settlement discussions or settlement offer(s) made by or on behalf of either Seller or Purchaser unless otherwise agreed by Seller and Purchaser. Neither Seller nor Purchaser shall communicate with the Settlement Accountant unless the other party is present or party to such communication. The Settlement Accountant shall have exclusive jurisdiction over, and resort to the Settlement Accountant as provided in this Section 2.4(c) shall be the only recourse and remedy of the parties against one another with respect to, any disputes arising out of or relating to the calculation of, and any adjustments to, the Purchase Price. The final determination with respect to all Disputed Items shall be set forth in a written statement by the Settlement Accountant delivered to Seller and Purchaser and, absent mathematical or manifest error raised within five (5) Business Days of the Settlement Accountant's determination and promptly resolved by the Settlement Accountant in its sole discretion, the resolution of the dispute by the Settlement Accountant shall be final, binding and non-appealable on the parties and such determination may be entered and enforced in any court of competent jurisdiction in accordance with Section 12.8. The costs and expenses of the Settlement Accountant shall be borne by Seller and Purchaser in inverse proportion to the difference between the Settlement Accountant's determination of the Purchase Price and the determination of the Purchase Price claimed by Seller and Purchaser. For example, if Purchaser claims that the Purchase Price is, in the aggregate, $1,000 less than the amount determined by Seller and if the Settlement Accountant ultimately resolves the dispute by awarding to Purchaser an aggregate of $300 of the $1,000 contested, then the costs and expenses of the Settlement Accountant will be allocated 30% to Seller and 70% to Purchaser. (d) The Post-Closing Statement as agreed to by Seller and Purchaser or as determined by the Settlement Accountant is referred to herein as the "Final Closing Statement" and (i) the Cash set forth on such Final Closing Statement shall be deemed the final Cash, (ii) the Indebtedness set forth on such Final Closing Statement shall be deemed the final Indebtedness, (iii) the Net Working Capital set forth on such Final Closing Statement shall be deemed the final Net Working Capital, (iv) the AC Hillenbrand Transaction Expenses shall be deemed the final AC Hillenbrand Transaction Expenses, and (v) the Purchase Price set forth on such Final Closing Statement shall be deemed the final Purchase Price (the "Final Purchase Price"). (e) In the event that the Final Purchase Price is greater than the Closing Purchase Price (such excess, the "Final Overage"), Purchaser shall pay, or cause to be paid, within five (5) Business Days of the determination of the Final Overage and the Final Closing Statement, to Seller, by wire transfer of immediately available funds, an amount equal to the Final Overage. (f) In the event that the Closing Purchase Price is greater than the Final Purchase Price (such excess, the "Final Underage"), Seller shall pay, or cause to be paid, within five (5) Business Days of the determination of the Final Underage and the Final Closing Statement, to Purchaser, by wire transfer of immediately available funds, an amount equal to the Final Underage. (g) The parties agree to treat for all applicable income tax purposes any adjustment as determined pursuant to this Section 2.4 as an adjustment to the Purchase Price. (h) The process set forth in this Section 2.4 shall be the sole and exclusive remedy of Seller, the Asset Sellers, Purchaser and their respective Affiliates for any disputes related to the determination of the Purchase Price, Closing Purchase Price, Preliminary Closing Purchase Price, Final Purchase Price and the calculations and amounts on which they are based or set forth in the related statements and notices delivered in connection therewith, whether or not the underlying facts and circumstances constitute a breach of any representations or warranties contained in this Agreement. 2.5 Withholding. Purchaser, the Acquired Companies, their respective Affiliates and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Purchaser, the Acquired Companies, their respective Affiliates or any other applicable withholding agent is required to deduct and withhold with respect to the making of such payments under the Code, or any applicable provision of any state, foreign or local Law. To the extent Purchaser becomes aware of any obligation to withhold, other than an obligation to withhold in connection with Seller’s failure to provide the form described in Section 3.2(g), it shall provide reasonable advance written notice to Seller of the amounts subject to withholding and provide Seller with a reasonable opportunity to deliver any forms, documentation or other evidence that would reduce or eliminate such withholding Tax under applicable Legal Requirements. To the extent any amounts are deducted and withheld by Purchaser under this Section 2.5 and paid over to the applicable Governmental Authority in accordance with the applicable Legal Requirements, such amounts shall be treated for purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III CLOSING AND CLOSING DELIVERIES 3.1 Closing; Time and Place. The closing of the Transactions (the "Closing") shall occur by electronic exchange of documents on the third (3rd) Business Day after the date on which all of the Closing Conditions are satisfied or, if permissible, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other date, time or place as Seller and Purchaser may agree in writing; provided, that notwithstanding the satisfaction or waiver of the Closing Conditions, Purchaser shall not be required to effect the Closing prior to the date that is 45 days following the date hereof. The date on which the Closing occurs is referred to herein as the "Closing Date." For all purposes under this Agreement and each other Transaction Agreement (except as otherwise set forth in any documentation with respect to the Reorganization), all matters at the Closing will be considered to take place simultaneously. 3.2 Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser (or a Purchaser Designee, as applicable): (a) a duly executed counterpart to a transition services agreement between an Acquired Company and Seller, substantially in the form attached hereto as Exhibit A (the "Transition Services Agreement"); (b) a duly executed counterpart to the A&R LLC Agreement; (c) duly executed counterparts to each of the other applicable Transaction Agreements to which it or its Subsidiaries is a party; (d) the certificate required to be delivered by Seller pursuant to Section 10.1(c); (e) the Seller Debt Facilities Releases and the Specified Consents (if obtained); (f) resignations, effective as of the Closing, of all of the boards of directors or managers, as applicable, of the Acquired Companies that have been requested by Purchaser at least two (2) Business Days prior to the Closing; (g) certificates evidencing the equity interests of the Acquired Companies, to the extent that such equity interests are in certificate form, duly endorsed in blank or with stock powers or a similar instrument of transfer duly executed in proper form for transfer; and (h) IRS Form W-9 duly executed by Seller that is a "U.S. person" for United States federal income tax purposes. 3.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller: (a) by wire transfer of immediately available funds, the Closing Purchase Price;

(b) a duly executed counterpart to the A&R LLC Agreement; (c) duly executed counterparts of each of the other applicable Transaction Agreements to which it or its Subsidiaries is a party; and (d) the certificate required to be delivered by Purchaser pursuant to Section 10.2(c). 3.4 Payment Mechanics. Any payment to be made pursuant to this Agreement by Purchaser shall be made to the designee and bank account or accounts designated by Seller in writing to Purchaser on or before the third (3rd) Business Day prior to the due date for payment. Any payment to be made pursuant to this Agreement by Seller shall be made to the bank account designated by Purchaser in writing to Seller on or before the third (3rd) Business Day prior to the due date for payment. Unless otherwise agreed in writing by Seller and Purchaser, any payments by wire transfer under this Agreement shall be in immediately available funds. All payments shall be made by electronic transfer on the due date for payment and receipt of the amount due shall be an effective discharge of the relevant payment obligation. 3.5 Local Share Transfer Agreements. The transfer of each Acquired Company organized in a jurisdiction in which local Legal Requirements require specified formalities or other procedures to be observed to legally effect a transfer of such Acquired Company shall be effected pursuant to one or more short-form acquisition agreements or other instruments of transfer (the “Local Share Transfer Agreements”) on a country-by-country basis, in each case, in accordance with Exhibit B. Each Local Share Transfer Agreement shall be provided to Purchaser in draft form a reasonable period of time prior to its execution or use, be consistent with and as close as reasonably possible to the applicable terms of Exhibit B and this Agreement (including Section 6.5), and shall serve purely to effect the legal transfer of the applicable Acquired Company and shall not have any effect on the terms and conditions of the Transactions, all of which shall be determined by this Agreement, or in any way modify, amend or constitute a waiver of, any provision of this Agreement or any other Transaction Agreement. The parties (or their applicable Affiliates) shall enter into the Local Share Transfer Agreements as soon as reasonably practicable after the date hereof and not later than the Closing. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Seller Disclosure Schedule, Seller hereby represents and warrants to Purchaser as follows: 4.1 Authority; Enforceability. (a) Seller has the requisite power and authority to execute and deliver this Agreement, and each Seller Party has the requisite power and authority to execute and deliver each other Transaction Agreement to which it is a party, and, in the case of each Seller Party, to perform its obligations hereunder and under each other Transaction Agreement to which it is a party and to consummate the Transactions in accordance with the terms of this Agreement and each other Transaction Agreement to which it is a party.

The execution, delivery and performance by each Seller Party of this Agreement and each other Transaction Agreement to which it is a party and the consummation of the Transactions have been duly and validly authorized by all necessary limited liability company or other organizational action on the part of such Seller Party (and such authorization has not been subsequently modified or rescinded). (b) This Agreement and the other Transaction Agreements have been duly and validly executed and delivered by the Seller Parties and constitute, assuming due authorization, execution and delivery of this Agreement by Purchaser, a valid and binding legal obligation of such Seller Party, enforceable against such Seller Party in accordance with the terms hereof, in each case, subject to the Bankruptcy and Equity Exception. Assuming due authorization, execution and delivery of each other Transaction Agreement to which such Seller Party is a party by the other parties thereto, each such Transaction Agreement will constitute a valid and binding legal obligation of such Seller Party, enforceable against such Seller Party in accordance with the terms thereof, in each case, subject to the Bankruptcy and Equity Exception. 4.2 Non-Contravention; Consents. (a) The execution and delivery of this Agreement by Seller, and the execution and delivery of each other Transaction Agreement to which a Seller Party is a party, does not, and the performance of this Agreement by Seller, and each other Transaction Agreement to which a Seller Party is a party, will not, require any Consent or Permit of, filing with, or notification to, any Governmental Authority, except (i) under applicable Antitrust Laws, (ii) under the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), or (iii) for such other Consents, Permits, filings or notifications, the failure of which to make or obtain would not reasonably be expected to be, individually or in the aggregate, material to the Business. (b) Assuming the Consents, Permits, filings and notifications referred to in Section 4.2(a) are obtained or made, the execution and delivery by Seller of this Agreement and each other Transaction Agreement to which a Seller Party is a party, and the consummation of the Transactions, will not (i) conflict with or violate or result in violation of, conflict with or constitute or result in breach of or default under any provision of the organizational documents of a Seller Party, (ii) require any declaration or filing with, notice to, or the obtaining of any (or conflict with or violate any) notice, license, authorization, consent or approval of, any Governmental Authority, (iii) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any applicable Legal Requirement, or any order of any Governmental Authority with competent jurisdiction over the Acquired Companies and Contributed Assets, (iv) result in the creation or imposition of any Encumbrance on any material asset (including the Contributed Assets) of Seller or any Acquired Company (except for Permitted Encumbrances), or (v) violate or result in a violation of, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, give rise to any right of termination, cancellation or acceleration under, or give rise to a loss of any material provisions of any Material Contract, Real Property Lease or Shared Contract), except where the failure of any of the representations and warranties contained in clauses

(iii), (iv), or (v) above to be true would not reasonably be expected to be, individually or in the aggregate, material to the Business. 4.3 Organization; Acquired Companies. (a) Each Seller Party is duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its formation, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would not reasonably be expected to materially impair or materially delay such Person from consummating the Transactions or otherwise prevent such Person from performing in all material respects its obligations hereunder. Each Seller Party has all necessary limited liability company power and authority to conduct its business in the manner in which it is being conducted as of the date of this Agreement, except where the absence of such power to conduct its business would not reasonably be expected to materially impair or materially delay such Person from consummating the Transactions or otherwise prevent such Person from performing in all material respects its obligations hereunder. (b) Each of the Acquired Companies (i) is duly organized or formed, validly existing and in good standing (to the extent such concept is recognized) under the Legal Requirements of the jurisdiction of its organization, incorporation or formation, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) has all necessary organizational power and authority to conduct its business in the manner in which it is being conducted as of the date of this Agreement, except where the absence of such power to conduct its business would not reasonably be expected to be, individually or in the aggregate, material to the Business. As of the Closing, each of the Foreign Holdcos (except for the Germany Holdco), Holdco, Midco, Midco 2 and Midco 3 (w) is a newly organized limited liability company or corporation, formed solely for the purpose of engaging in the Transactions, (x) has no employees or assets or liabilities, and other than such assets and liabilities as are germane to the formation of a holding company or in respect of the Reorganization, validly completed pursuant to the terms hereof, (y) has not engaged in any business activities or conducted any operations other than in connection with the Transactions, and (z) has at all times been up and until the Closing, a Subsidiary of Seller. (c) Schedule 4.3(c) of the Seller Disclosure Schedule sets forth the names of each Acquired Company, the jurisdiction in which each such Acquired Company is organized and the equity ownership thereof, in each case, as of the date of this Agreement. The Acquired Companies do not own, directly or indirectly, any capital stock, shares, membership interests, other equity rights, interests or other securities or derivatives in any Person (other than the Acquired Companies) as of the date of this Agreement. (d) All of the outstanding issued share capital, shares or membership interests, other equity rights, interests or other securities of each Acquired Company as of the Closing shall be duly and validly issued and outstanding, fully paid and non-assessable and legally and beneficially owned, directly or indirectly, by Seller, free and clear of all Encumbrances (other than Permitted Encumbrances).

(e) None of the Seller Parties is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding. (f) Seller has made available to Purchaser accurate and complete copies, in all material respects, of the organizational documents of each Acquired Company as in effect as of the date of this Agreement. 4.4 Title; Holdco Interests; Contributed Interests; Midco Interests. (a) Seller is the record and beneficial owner of all of the outstanding Holdco Interests, has good and valid title to the Holdco Interests and has full power and authority to transfer and deliver to Purchaser (or a Purchaser Designee) the Holdco Interests free and clear of all Encumbrances (other than Encumbrances under applicable securities Legal Requirements). Except pursuant to this Agreement and other Transaction Agreements, there is no contractual obligation pursuant to which any Seller Party or any of their Controlled Affiliates has granted any option, warrant or any other right (including preemptive right) to any Person to acquire or vote any Holdco Interests. As of the Closing, Holdco is the record and beneficial owner of all of the Midco Interests. (b) Seller is the direct or indirect record and beneficial owner of all of the outstanding Contributed Interests. Seller or its Subsidiaries, has good and valid title to the Contributed Interests, and Seller has full power and authority to transfer and deliver to Holdco the Contributed Interests free and clear of all Encumbrances (other than Encumbrances under applicable securities Legal Requirements). Except pursuant to this Agreement, there is no contractual obligation pursuant to which Seller or any of the other Seller Parties or any of their respective Controlled Affiliates have granted any option, warrant or other right to any Person to acquire or vote any Contributed Interests. (c) The Holdco Interests and the Contributed Interests are duly authorized, validly issued, fully paid and nonassessable and owned by Seller or its Subsidiaries, free and clear of all Encumbrances, except for Permitted Encumbrances. As of the Closing, the Midco Interests are duly authorized, validly issued, fully paid and nonassessable and owned by Holdco, free and clear of all Encumbrances, except for Permitted Encumbrances. (d) There are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments pursuant to which any Acquired Company is or may become obligated to issue, sell, purchase, return or redeem any of its equity interests. There are no outstanding or authorized appreciation, phantom interest, profit participation or similar rights with respect to the Acquired Companies. There are no voting trusts, proxies or other agreements or undertakings with respect to the voting of the Holdco Interests, Midco Interests, or the Contributed Interests. (e) As of the date hereof, Seller, or the applicable Asset Sellers, collectively, own, free and clear of all Encumbrances (other than Permitted Encumbrances) all of the Contributed Assets. As of the Closing, Holdco will directly or indirectly own all of the Contributed Interests and Contributed Assets. 4.5 Financial Information; Liabilities.

(a) Schedule 4.5(a) of the Seller Disclosure Schedule sets forth (i) combined balance sheets of the Business as of September 30, 2024 and September 30, 2023, and the related combined statements of operations, of the Business for each of the two (2) years in the period ended September 30, 2024 (collectively, the "Annual Financial Statements") and (ii) combined balance sheets of the Business as of December 31, 2024, and the related combined statements of operations, of the Business for the three months then ended (collectively, the "Interim Financial Statements" and, together with the Annual Financial Statements, the "Financial Statements"). Subject to the qualifications set forth in Section 4.5(b), the Financial Statements (A) have been prepared in good faith, (B) present fairly in all material respects, taken as a whole, the financial condition and results of operations of the Business as of the dates and for the periods therein specified and (C) have been derived from books and records that are regularly maintained by management of the Seller Parties. (b) The Financial Statements are limited by the fact that the Business has not operated as a separate "stand-alone" entity apart from Seller. In certain operational areas, the Business is dependent upon centralized functional activities of Seller or its Affiliates. (c) There are no liabilities or obligations of the Acquired Companies of any nature, whether or not accrued, contingent or otherwise, that would be required to be reflected on the Financial Statements prepared in accordance with GAAP applied on a basis consistent with the Accounting Principles, other than such liabilities (i) that are specifically and adequately reserved for in the Financial Statements, (ii) for Taxes, (iii) incurred in the ordinary course of business since the date of the Interim Financial Statements in the ordinary course of business (other than in respect of breaches of Contracts or warranties, infringement, or Proceedings), (iv) arising out of, relating to or resulting from the Transactions or the announcement, negotiation, execution or performance of this Agreement or the other Transaction Agreements, (v) arising out of, relating to or resulting from any Contagion Event or COVID-19 Measures, or (vi) that otherwise would not reasonably be expected to be, individually or in the aggregate, material to the Business. (d) The Financial Statements (and any notes thereto) have been prepared in accordance with GAAP consistently applied throughout the periods indicated from the books and records of the Seller Parties. The Financial Statements (and any notes thereto) are accurate and complete in all material respects and fairly present in all material respects the consolidated financial condition and, results of operations, members’ equity (if applicable) and cash flows of the Business as of the dates and for the periods covered thereby, as applicable, in each case, subject to the absence of notes and year-end adjustments, in each case, none of which would, individually or in the aggregate, reasonably be expected to be material to the Business. Except as set forth in the Financial Statements, no Acquired Company maintains any "off-balance sheet arrangement" within the meaning of Item 303 of Regulation S-K of the U.S. Securities and Exchange Commission. (e) The Acquired Companies’ system of internal controls over financial reporting is sufficient to provide reasonable assurance in all material respects that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, consistently applied. There has not been, since the Look-back Date, any significant deficiency or weakness in any system of internal accounting controls used by Seller Parties. (f) All accounts receivable of the Business (i) are bona fide and valid receivables arising from sales actually made or services actually performed and were incurred in the ordinary course of business; (ii) are properly reflected on the Seller Parties’ books and records and balance sheets in accordance with GAAP; (iii) are not subject to any setoffs, counterclaims, credits or other offsets; (iv) and are current and collectible, subject only to the reserve for bad debts set forth on the face of the Interim Financial Statements and adjusted for the passage of time through the Closing Date in accordance with GAAP; and (v) not subject to any Encumbrance or agreement for deduction, free goods or services, discount or other deferred price or quantity adjustment. (g) All inventory of the Business (i) was acquired or produced in the ordinary course of business consistent with past practice; (ii) is properly reflected on the Seller Parties’ books and records and balance sheets in accordance with GAAP; (iii) is not damaged, obsolete, slow-moving, irregular or defective other than as reflected through markdowns to the lower of cost or market through adequate reserves set forth on the face of the Interim Financial Statements and adjusted for the passage of time through the Closing Date in accordance with GAAP and the past custom and practice of the Seller Parties; (iv) contains all appropriate forms of identification necessary to be in compliance with applicable Legal Requirements; (v) is free and clear of all Encumbrances; (vi) consists of a quality and quantity usable or salable in the ordinary course of business; (vii) conforms to customary trade standards for marketable goods; and (viii) except as set forth on Schedule 4.5(g)(viii) of the Seller Disclosure Schedule, is located on the premises of the Company and not held on consignment or under any bill and hold arrangements. 4.6 Absence of Certain Changes. (a) Since December 31, 2024, the Business has been conducted in the ordinary course in all material respects, except (i) in connection with the Transactions, the negotiation and execution of this Agreement and the other Transaction Agreements and the Reorganization and (ii) as otherwise contemplated by this Agreement. (b) Since December 31, 2024, except as arising out of, relating to or resulting from the Reorganization, the Business has not suffered any change in its business, operations or financial position which changes have had or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect. 4.7 Compliance with Legal Requirements. Since the Look-back Date, the Business and the Acquired Companies (a) have been in compliance with all applicable Legal Requirements and (b) have not received any written or, to Seller’s Knowledge, oral, notice from any Governmental Authority or any other Person regarding any actual, alleged, or suspected violations of any applicable Legal Requirement, except, in the case of each of the foregoing clauses (a) and (b), for such instances of non-compliance which would not reasonably be expected to be, individually or in the aggregate, material to the Business. Since the Look-back Date, the Acquired Companies have owned, held, possessed or lawfully used in the operation of the Business all Permits which are necessary to conduct the Business as conducted as of the date of this Agreement, except as would not reasonably be expected to be, individually or in the aggregate, material to the Business. Such Permits are valid and in full force and effect. 4.8 Material Contracts. (a) Schedule 4.8(a) of the Seller Disclosure Schedule lists, as of the date of this Agreement, all of the following Contracts to which any Acquired Company is a party or to which any of Seller or its Affiliates is a party, or which relates to a Contributed Asset, that is a Shared Contract or relates to the Business and that are, in each case, in effect and not entirely fulfilled or performed as of the date of this Agreement (other than Real Property Leases and Benefit Plans that will terminate prior to or as of the Closing) (collectively, the "Material Contracts"): (i) Any Contract with a Key Customer (collectively, the "Key Customer Contracts"); (ii) Any Contract with a Key Vendor (collectively, the "Key Vendor Contracts"); (iii) any Contract material to the operation of the Business that requires any of the Seller Parties to deal exclusively with a third party in connection with the sale or purchase of any product or service if such products or services have a purchase price in excess of $1,000,000 individually or in the aggregate per annum and such Contract cannot be terminated by the Seller Parties with ninety (90) days' or less notice; (iv) any Contract that relates to an acquisition or divestiture of assets or equity interests with a purchase price in excess of $500,000 that is material to the operation of the Business, taken as a whole, and that contains covenants, indemnities or other obligations (including "earn-out", contingent, deferred or other payment obligations) that remain in effect and would reasonably be likely to be material to the Business; (v) any Contract relating to indebtedness for borrowed money in an aggregate principal amount in excess of $1,000,000; (vi) any Contract that creates a partnership or joint venture Contracts or the sharing of profits, other than the Prior LLC Agreement; (vii) any Contract pursuant to which (A) an outbound license or other right to use Intellectual Property is granted, (B) an inbound license or other right to use Intellectual Property is granted or (C) a material restriction is placed on the use or enforcement of Intellectual Property (including settlement agreements, co- existence agreements and non-assertions), in each case, other than Contracts containing non-exclusive licenses of Intellectual Property (1) concerning generally commercially available software, services, hardware or other technology and similar agreements entered into in the ordinary course of business, (2) with customers that are entered into in the ordinary course of business or (3) with contractors or employees in the ordinary course of business; (viii) any Affiliate Arrangements; (ix) any Contract that grants a third Person any right to buy any material portion of the assets or the Business or any right of first refusal or right of first offer or that otherwise purports to limit the ability of any Seller Party to own, sell, transfer, pledge or otherwise dispose of any material portion of the assets or the Business; (x) any Contract relating to the settlement of any action or Proceeding under which the Seller Parties have any continuing payment obligation or any non- monetary obligations; (xi) any Contracts directly with any Governmental Authority; or (xii) any Contract containing covenants limiting in any respect the freedom of the Seller Parties to compete in any line of business or with any Person or limiting the locations in which any of them may engage in any business or limiting the right of the Seller Parties to make, sell or distribute any products or services (including non-solicitation, non-competition, or exclusivity agreements). (b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business, (i) subject to the Bankruptcy and Equity Exception, each of the Material Contracts and Shared Contracts is in full force and effect with respect to the Seller Party that is party to such Material Contract and Shared Contract, as applicable, and (assuming the due authorization, execution and delivery by any other party thereto) constitute legal, valid and binding obligations of the Seller Party that is a party thereto, and, is enforceable in all material respects against the other party thereto in accordance with the express terms thereof, (ii) there exists no default under any such Material Contracts or Shared Contract by any Seller Party or, to Seller's Knowledge, any other party to such Material Contracts and Shared Contracts or any event that will create a default thereunder by any Acquired Company, (iii) there exists no actual or, to Seller's Knowledge, threatened termination or cancellation of any Material Contract or Shared Contract and (iv) no Seller Party or any Controlled Affiliate thereof has received any notice from any counterparty of a Material Contract or Shared Contract to materially reduce its relationship, and such reduction has not been threatened. Seller has made available to Purchaser an accurate copy of each Material Contract that is in effect as of the date of this Agreement. (c) To Seller’s Knowledge, there are no oral Material Contracts. 4.9 Litigation. Except as set forth on Schedule 4.3(c) of the Seller Disclosure Schedule, there is no, and since the Look-back Date there has not been, any Proceeding pending or, to Seller’s Knowledge, threatened arising out of, relating to or resulting from the Business, that would reasonably be expected to be, individually or in the aggregate, material to the Business. Since the Look-back Date, no Acquired Company has been subject to any Order.

4.10 Intellectual Property and Data Privacy. (a) Schedule 4.10(a) of the Seller Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all United States and non-United States issued Patents and Patent applications, Trademark registrations, unregistered Trademarks, and Trademark applications, Copyright registrations and Copyright applications and material Software, in each case, that constitute (i) Owned IP or (ii) Seller Milacron IP (clauses (i) and (ii) collectively, the "Company IP"), specifying as to each such item the owner thereof. (b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business, all Company IP is subsisting, and other than applications for registration, valid and enforceable. No material Proceeding is pending, or to Seller's Knowledge, threatened in writing, against Seller or any of its Affiliates (including the Acquired Companies) challenging the ownership, scope, validity or enforceability of any Company IP. As of the date of this Agreement, the Acquired Companies solely and exclusively own and possess all right, title and interest in and to each item of Owned IP and Seller and Asset Sellers solely and exclusively own and possess all right, title and interest in and to each item of Seller Milacron IP, in each case free of all Encumbrances other than Permitted Encumbrances. As of the Closing Date, the Acquired Companies will solely and exclusively own and possess, all right, title and interest in and to each item of Owned IP and Seller Milacron IP, in each case free of all Encumbrances other than Permitted Encumbrances. (c) No material proceeding is pending, or to Seller's Knowledge, threatened in writing, against Seller or any of its Affiliates (including the Acquired Companies) alleging that the Acquired Companies or Seller or any of its other Affiliates (in the conduct of the Business) has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any Person's Intellectual Property. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business, the conduct of the Business and the Acquired Companies have not infringed, misappropriated or otherwise violated, and do not infringe, misappropriate or otherwise violate, the Intellectual Property of any Person. (d) No material Proceeding is pending or threatened, in writing, by Seller or any of its Affiliates (including the Acquired Companies), alleging that any Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any Owned IP or Seller Milacron IP. To Seller's Knowledge, except as would not reasonably be expected to be, individually or in the aggregate, material to the Business, no Person is infringing, misappropriating or otherwise violating any Owned IP or Seller Milacron IP. (e) The Owned IP, Seller Milacron IP and the Intellectual Property licensed pursuant to Contracts to which an Acquired Company is a party (or any Contract which constitutes a Contributed Asset) constitute all Intellectual Property used in or necessary to operate the Business and, following the Reorganization, the Acquired Companies will own or have a valid and enforceable right or license to all Intellectual Property necessary to operate the Business following the Closing in the same manner it was conducted prior to the Closing. No Contract to which any Acquired Company is a party (or any Contract which constitutes a Contributed Asset) would, upon Closing, grant or purport to grant to any Person any license, covenant not to sue, or other rights related to Intellectual Property owned by Purchaser or any of its Affiliates (other than Acquired Companies). As of the Closing Date, Seller and its Affiliates (other than the Acquired Companies) do not purport to own any Intellectual Property that is necessary for or used in the Business. (f) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business, Seller and its Affiliates (including the Acquired Companies) have taken commercially reasonable measures to maintain, enforce and protect all material Owned IP and Seller Milacron IP, including taking commercially reasonable measures to maintain in confidence all Trade Secrets (including Software source code) that constitute Owned IP or Seller Milacron IP and, to Seller’s Knowledge, there has been no disclosure of, or unauthorized access to, any such Trade Secrets. (g) Each current and former employee of Seller and its Affiliates (including the Acquired Companies) who developed, invented or contributed to any Owned IP or Seller Milacron IP has executed a written agreement assigning all rights in and to such Owned IP or Seller Milacron IP to Seller or one of its Affiliates (including the Acquired Companies), without retaining or receiving any ongoing right to compensation or remuneration in connection therewith. (h) Each of the Seller Parties is in compliance in all material respects with the terms and conditions of all licenses for Open Source Software incorporated into any Software that constitutes Owned IP or Seller Milacron IP. The manner in which any Open Source Software is incorporated into, linked to or called by, or otherwise combined or distributed with any Owned IP or Seller Milacron IP does not, according to the terms of the license applicable to such Open Source Software (i) require the disclosure, making available, offering or delivery of all or any portion of any source code of any Owned IP or Seller Milacron IP or any product or service or any component thereof to any third party, other than the applicable Open Source Software, or (ii) create obligations to grant, or purport to grant, to any third party any rights or immunities under any Owned IP or Seller Milacron IP (including any agreement not to assert Patents), or impose any present economic limitations on any commercial exploitation thereof. (i) Each Acquired Company operates under a written information security program comprising commercially reasonable technical, administrative, and organizational measures to protect the confidentiality, integrity, availability and security of the Personal Data and IT Systems used in the Acquired Companies’ business from any unauthorized or accidental use, access, interruption, modification or processing. The IT Systems are in good repair and operating condition and are adequate and suitable in all material respects for the conduct of the Business. (j) The Acquired Companies are, and since the Look-back Date have been, in material compliance with all Privacy Requirements. Since the Look-back Date, except as set forth on Schedule 4.10(j) of the Seller Disclosure Schedule, no Acquired Company has

experienced any Security Breach or incident in which Personal Data was stolen or improperly accessed. Since the Look-back Date, no Acquired Company has been the subject of any material litigation, arbitration, or Proceeding, or any pending or, to Seller's Knowledge, threatened litigation, arbitration or Proceeding alleging a violation of any Privacy Requirements by any Acquired Company. No Acquired Company has received any written notice from any Governmental Authority alleging a violation of any Privacy Requirements by any Acquired Company. Upon Closing, Purchaser will have the right to use Personal Data on identical terms and conditions as the Acquired Companies enjoyed immediately prior to the Closing. 4.11 Real Property. (a) Schedule 4.11(a) of the Seller Disclosure Schedule sets forth a list of all real property owned in fee by an Acquired Company or by an Asset Seller that is used in the Business (the "Owned Real Property"). The applicable Acquired Company or Asset Seller has good and valid fee title to the Owned Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances). No Seller Party has leased, licensed or otherwise granted to any Person the right to occupy any portion of the Owned Real Property. (b) Schedule 4.11(b) of the Seller Disclosure Schedule sets forth a list of all leases, subleases, licenses and occupancy agreements (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for real property under which an Acquired Company or Asset Seller is a lessee, sublessee, licensee or occupant (any such lease, sublease, license or occupancy agreement, individually, a "Real Property Lease" and such property, the "Leased Real Property"). Each Real Property Lease is in full force and effect, and is a valid and binding obligation of the applicable Acquired Company or Asset Seller and, to Seller's Knowledge, each other party thereto, subject to the Bankruptcy and Equity Exception. No Acquired Company or Asset Seller has received or given any written notice of, and there has not occurred, any material default or event that, with or without notice, lapse of time or both, would constitute a material default by an Acquired Company or Asset Seller or, to Seller's Knowledge, any other party thereto under any of the Real Property Leases. Seller has made available to Purchaser accurate and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. The applicable Acquired Company or Asset Seller has a valid interest in the Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances). No Seller Party nor any Controlled Affiliate has subleased, licensed or otherwise granted any Person the right to use or occupy any portion of the Leased Real Property. (c) The Real Property constitutes all real property currently used in the Business. There are no pending or, to Seller’s Knowledge, threatened condemnation, eminent domain or similar proceedings affecting the Owned Real Property. To Seller’s Knowledge, there are no pending or, threatened condemnation, eminent domain or similar proceedings affecting the Leased Real Property. The buildings, structures and premises included in or located upon any of the Real Property are in all material respects in good operating condition and repair and sufficient to permit the continued operation of the Business in the ordinary course of business.

4.12 Employment and Labor Matters. (a) Schedule 4.12(a) of the Seller Disclosure Schedule sets forth a list, as of the date of this Agreement, of all collective bargaining agreements and other labor-related agreements with any labor or trade union, works council, employee representative or association or other labor organization, excluding any national, industry or sector-level collective bargaining agreements, to which an Acquired Company is a party or to which Seller or its Controlled Affiliates is a party and that exclusively relates to the Business, and with respect to any Business Employee, to which Seller or its Controlled Affiliates is a party. Current, correct, and complete copies of such collective bargaining agreements or other labor-related agreements described in the preceding sentence have been provided to Purchaser. Since the Look-back Date, except as set forth on Schedule 4.12(a) of the Seller Disclosure Schedule, with respect to any current or former Business Employees or Business Service Providers in their capacity as such, there has been no material strike, slowdown, concerted refusal to work overtime, work stoppage or unfair labor practice against Seller or its Controlled Affiliates pending or, to Seller's Knowledge, threatened. As of the date of this Agreement, no activities or proceedings of any labor union to organize any Business Employees are pending or, to Seller’s Knowledge, threatened. Except as set forth on Schedule 4.12(a) of the Seller Disclosure Schedule, no labor union or works council currently represents or has, since the Look-back Date, represented any Business Employees in connection with their employment with Seller or its Controlled Affiliates. (b) Schedule 4.12(b)(i) of the Seller Disclosure Schedule sets forth a complete and correct list of all Business Employees, including, to the extent applicable, each Business Employee’s (i) name or identification number; (ii) title or position; (iii) full time, part time or temporary status; (iv) employer; (v) hire date; (vi) service date used for crediting length of service for purposes of the Benefit Plans; (vii) work location; (viii) classification as exempt or non-exempt; (ix) hourly rate of pay or base annual salary (solely with respect to Business Employees in the U.S., India, Mexico and Malaysia); (x) commission, incentive or discretionary bonus amounts for the current year’s target opportunities; (xi) visa status (if applicable); and (xii) status if on leave and when eligible to return to work under the applicable policies. Schedule 4.12(b)(ii) of the Seller Disclosure Schedule sets forth a complete and correct list of all individual independent contractors and individual consultants engaged by the Business, including each individual’s (A) name and description of service provided, (B) location, (C) current remuneration, and (D) engagement date. (c) Since the Look-back Date, neither Seller nor any of its Controlled Affiliates (including all of the Acquired Companies) has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state, local or foreign Legal Requirements (the "WARN Act") with respect to the Business Employees that remains unsatisfied. Within the last three (3) months, with respect to the Business Employees and former employees who have provided services to any of the Acquired Companies or with respect to Business, in their capacity as such, there has not been any plant closing or mass layoff, or term of similar import under the WARN Act. No employee layoff affecting Business Employees is currently contemplated, planned or announced.

(d) Since the Look-back Date, with respect to any current or former Business Service Provider or Business Employee, neither Seller nor any of its Controlled Affiliates (including all of the Acquired Companies) has, or has had, any material liability with respect to any misclassification of such person as an independent contractor rather than as an employee, or as an "exempt" employee rather than a "non-exempt" employee (within the meaning of the Fair Labor Standards Act of 1938), or with respect to such person’s status as a leased employee, and none of the Acquired Companies has received any notice of any pending or threatened material inquiry or audit from any Governmental Authority concerning such classifications of any such persons. (e) A properly completed Form I-9 is on file, if applicable, with respect to each person who is or was, from and after the Look-back Date, a Business Employee and the Seller and its Controlled Affiliates are in material compliance with the Legal Requirements regarding immigration applicable to the Business Employees. (f) With respect to any current or former Business Service Provider, there are no pending or, to Seller’s Knowledge, threatened Proceedings against Seller or any of its Controlled Affiliates brought by or on behalf of any applicant for employment, any service provider, any current or former leased employee, intern, volunteer or "temp" of any of the Acquired Companies or any person alleging to be a current or former employee of any of the Acquired Companies, or any group or class of the foregoing, or any Governmental Authority, alleging any material: (i) violation of any labor or employment laws; (ii) breach of any collective bargaining agreement; (iii) breach of any express or implied contract of employment; (iv) wrongful termination of employment; or (v) any other discriminatory, wrongful or tortious conduct in connection with any employment relationship, including before the Equal Employment Opportunity Commission. (g) No member of the Operating Leadership Team, and to Seller’s Knowledge, no other Business Employee, has given written notice to Seller or any of its Controlled Affiliates that such employee presently intends to terminate his or her employment. To Seller’s Knowledge, no current or former Business Employee or Business Service Provider, in their capacity as such, is in material violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or other restrictive covenant agreement in favor of any other Person in effect as of the date hereof. (h) Since the Look-back Date, there are no unresolved material and potentially meritorious claims of sexual or other unlawful harassment or discrimination that have been made to Seller or any of its Controlled Affiliates in accordance with their policies and procedures against any current or former Business Employee or Business Service Provider. 4.13 Employee Benefits. (a) Schedule 4.13(a) of the Seller Disclosure Schedule sets forth a list, as of the date of this Agreement, of each material Benefit Plan, and separately identifies each Acquired Company Benefit Plan. With respect to each Acquired Company Benefit Plan, Seller has made available to Purchaser accurate and complete copies, in all material respects, of, as applicable, (i) the current plan documents and all amendments thereto, (ii)

the most recent summary plan descriptions, (iii) any related trust agreements, insurance contracts or other funding vehicles, (iv) the most recent IRS determination or opinion letter, if applicable, and (v) a summary of discretionary changes or amendments to any Acquired Company Benefit Plan that are planned or proposed to be adopted within 12 months immediately following the date of this Agreement and are reasonably expected to materially increase the cost of the benefits provided under the applicable plan. With respect to each Seller Benefit Plan, Seller has made available to Purchaser the plan document for, or for any unwritten Seller Benefit Plan, a summary of the material terms of, such Seller Benefit Plan. (b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business, (i) each Benefit Plan has been administered and funded in compliance with applicable Legal Requirements and in accordance with its terms, (ii) each Benefit Plan intended to qualify for special Tax treatment meets all applicable requirements, and if required to be funded, book-reserved or secured by an insurance policy, is so funded, book-reserved or secured, based on reasonable actuarial assumptions and (iii) each Benefit Plan required or intended to be registered, qualified or approved under applicable Legal Requirements outside of the United States has in fact been registered, qualified or approved, as the case may be, under applicable Legal Requirements and has been maintained in good standing with applicable regulatory authorities. (c) Except as set forth in Schedule 4.13(c) of the Seller Disclosure Schedule or as otherwise provided in this Agreement, the consummation of the Transactions will not (whether alone or together with any other event) (i) result in any payment or benefit becoming due to any Business Employee or former employee of Seller or any of its Controlled Affiliates who has provided services to the Acquired Companies or with respect to the Business other than in the ordinary course of Benefit Plan administration, (ii) increase any payment or benefit to be paid or provided to any Business Employee or former employee of Seller or any of its Controlled Affiliates who has provided services to the Acquired Companies or with respect to the Business or (iii) result in an acceleration of the time of payment, funding or vesting of any payments or benefits to any Business Employee or former employee of Seller or any of its Controlled Affiliates who has provided services to the Acquired Companies or with respect to the Business for which an Acquired Company or Asset Seller would be liable. (d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business, none of the Acquired Companies or the Asset Sellers contributes to, is obligated to contribute to, or has any liability (contingent or otherwise) with respect to, or has, during the six (6)-year period prior to the date of this Agreement, sponsored, maintained, contributed to or incurred any liability (including any withdrawal liability under Title IV of ERISA) in respect of (i) a "defined benefit plan" (as defined in Section 3(35) of ERISA) that is subject to Section 302 or Title IV of ERISA, (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA), (iii) a "multiple employer plan" (within the meaning of Section 413 of the Code) or (iv) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA. None of the Benefit Plans promises or provides post-termination medical or other post-termination welfare benefits to any person, except as (i) health care continuation coverage as required by Section 4980B of the Code ("COBRA") or other applicable Legal Requirements or (ii) coverage through the end of the calendar month in which a termination of employment occurs. (e) No amount paid or payable (whether in cash, in property, or in the form of benefits) to any Business Employee in connection with the Transactions (either alone or in connection with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code. Neither Seller nor any of its Controlled Affiliates (including all of the Acquired Companies) is a party to or has any obligation under any Benefit Plan or otherwise to compensate, gross-up or indemnify any Business Employee or service provider who otherwise provides or has provided services to Business for Taxes, including those payable pursuant to Section 409A or 4999 of the Code. (f) With respect to any Benefit Plan, (i) no Proceedings (other than routine claims for benefits) are pending or, to Seller’s Knowledge, threatened, (ii) to Seller’s Knowledge, no facts or circumstances exist that could give rise to any such Proceedings, (iii) no written communication has been received from the Pension Benefit Guaranty Corporation (the "PBGC") in respect of any Benefit Plan that is a Title IV Plan or a multiemployer plan concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein, (iv) no administrative investigation, audit or other administrative proceeding by the United States Department of Labor (the "DOL"), the PBGC, the Internal Revenue Service (the "IRS") or any other Governmental Authority is pending, in progress or, to Seller’s Knowledge, threatened (including any routine requests for information from the PBGC) and (v) there are no audits or Proceedings initiated pursuant to the Benefit Plans Compliance Resolution System or similar proceedings pending with the IRS or DOL with respect to any Benefit Plan. (g) Milacron India Private Limited is in compliance with obligations owed to and in respect of its employees in all material respects under applicable Legal Requirements relating to employment and labour (including, but not limited to Employees' Provident Fund and Miscellaneous Provisions Act, 1952, the Employees' State Insurance Act, 1948 and other applicable labor welfare legislation(s)), including with respect to the requirement of making contributions, within the time period and in the manner prescribed under applicable Legal Requirements. 4.14 Taxes. (a) Each of the Acquired Companies and the Asset Sellers has timely filed, or has caused to be timely filed on its behalf, all material Tax Returns required to be filed by it (taking into account any extensions of time in which to file). All material Taxes required to be paid by the Acquired Companies and the Asset Sellers have been paid. (b) As of the date of this Agreement, no claim has been made in writing by a Tax Authority in the last three (3) years in a jurisdiction where any Acquired Company or Asset Seller does not file Tax Returns that such Acquired Company is or may be subject to taxation by that jurisdiction.

(c) Each of the Acquired Companies and the Asset Sellers has deducted, withheld and paid to the appropriate Tax Authority all material Taxes required to be deducted, withheld or paid. (d) Except as set forth on Schedule 4.14(d) of the Seller Disclosure Schedule, as of the date of this Agreement, there is no pending or ongoing material dispute, audit or claim, demand, or assessment concerning any Tax liability of any Acquired Company or Asset Seller that has been claimed or raised by any Tax Authority in writing. (e) There are no outstanding Encumbrances for Taxes other than Permitted Encumbrances on the assets of any Acquired Company or Asset Sellers. (f) None of the Acquired Companies, nor the Asset Sellers is a party to any agreement providing for the allocation or apportionment of any liability for Taxes except for (i) any agreement between and among solely the Acquired Companies or the Asset Sellers, and (ii) customary provisions regarding Taxes in commercial contracts, the primary subject matter of which is not Taxes. (g) None of the Acquired Companies, nor the Asset Sellers has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Tax Legal Requirements). (h) Except as set forth on Schedule 4.14(h) of the Seller Disclosure Schedule, there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Acquired Company or any of its Asset Sellers for any taxable period and no written request for any such waiver or extension is currently pending. (i) None of the Acquired Companies nor the Asset Sellers will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code or "closing agreement" as described in Section 7121 of the Code or any similar provision of state, local or foreign Tax Legal Requirements, in each case, that was entered into during, is applicable to income otherwise reportable in or is with respect to a Pre- Closing Tax Period, or prepaid amounts received or deferred revenue accrued (in each case outside of the ordinary course of business) prior to the Closing. (j) Schedule 4.14(j) of the Seller Disclosure Schedule sets forth the United States federal income tax classification of each of the Acquired Companies and the Asset Sellers as of the date of this Agreement. 4.15 Sufficiency of Contributed Assets. The assets, rights, properties and interests owned, held, leased or licensed by the Acquired Companies as of the Closing, the Contributed Assets (which shall be held by the Acquired Companies at Closing), together with the assets, rights, properties and interests, whether tangible or intangible, services and other arrangements to be provided pursuant to the Transaction Agreements, including the Transition Services Agreement, or transferred to the Acquired Companies pursuant to the Reorganization, in the aggregate, constitute all material assets, properties or rights used or held for use for the Business and are sufficient for the conduct of the Business immediately following the Closing in substantially the same manner in all material respects as conducted immediately prior to the Closing and consistent with past practice. The Hired Employees and Direct Employees, and together with the Transferred Employees, constitute all of the employees sufficient for the conduct of the Business immediately following the Closing in substantially the same manner in all material respects as conducted, as of the date of this Agreement. Nothing in this Section 4.15 shall be deemed to expand the scope of any other representations or warranties made by Seller in this Article IV. 4.16 Environmental Matters. Except as would not reasonably be expected to be material to the Business, (a) each Acquired Company is, and since the Look-back Date, has been, in compliance with all Environmental Laws, including holding and being in material compliance with all Permits required for the operation of the Business, Leased Real Property and Owned Real Property pursuant to Environmental Laws and such Permits are in full force and effect, (b) there are no Proceedings pending or, to Seller’s Knowledge, threatened, against any Acquired Company alleging that any Acquired Company is in violation of or liable under any applicable Environmental Law, and, since the Look-back Date, no Acquired Company has received any notice, request for information or complaint, in each case, alleging any liability under any Environmental Law, (c) there has been no Release of Hazardous Materials at or from any location for which any Acquired Company would reasonably be expected to be liable under any Environmental Law, (d) no Acquired Company (or any predecessor entity) has assumed, undertaken, or provided any indemnification with respect to, or otherwise has become subject to, any liability of any Person under any Environmental Law and (e) Seller has made available to Purchaser accurate and complete copies of all material environmental reports, studies, records, audits, Permits and other similar documents with respect to the business, operations or assets of the Acquired Companies that are within Seller’s possession or control. 4.17 Anti-Bribery Matters. (a) Since the Look-back Date through the date of this Agreement, none of the Acquired Companies has taken any action which would cause it to be in material violation of any applicable Anti-Corruption Laws. Since the Look-back Date, neither the Acquired Companies nor any of their officers, directors, executives, employees, or, to the Seller’s Knowledge, any shareholders, agents, representatives, or any other Person acting for or on their behalf has, whether directly or indirectly through a third party: (i) offered, authorized, promised, provided, requested, or received any payments or anything else of value in material violation of the applicable Anti-Corruption Laws, including to obtain or retain business or secure an improper business advantage for the benefit of the Acquired Companies; (ii) established or maintained, or is presently maintaining, any unlawful fund of corporate monies or other properties or made any materially false, incomplete, or misleading entries on any books or records; or (iii) used or is using any corporate funds for any materially illegal contributions, donations, gifts, entertainment, travel, expenses, or other unlawful payments. (b) Since the Look-back Date, neither the Acquired Companies nor any of their respective directors, officers, employees, or, to Seller’s Knowledge, any other Person acting for or on their behalf has: (i) received any written or oral allegations or reports concerning any material actual, alleged, or suspected violations of the applicable Anti- Corruption Laws; (ii) received any written or oral notice from any Governmental Authority or any other Person regarding any Proceeding, including any material matters concerning actual, alleged, or suspected violations of the applicable Anti-Corruption Laws; or (iii) conducted any internal investigations with respect to, or made any voluntary or involuntary disclosure to, any Governmental Authority or other Person regarding any material actual, alleged, or suspected violation of, or failure to comply with the applicable Anti-Corruption Laws. (c) Since the Look-back Date, the Acquired Companies have implemented and maintained reasonably risk-based policies, procedures, and internal controls designed to ensure material compliance with applicable Anti-Corruption Laws. (d) Since the Look-back Date, the Acquired Companies have maintained books and records in material compliance with applicable Anti-Corruption Laws that, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets. 4.18 Compliance with Customs and Trade Laws. (a) Except as set forth on Schedule 4.18(a) of the Seller Disclosure Schedule, the Acquired Companies and, to Seller’s Knowledge, any importers, brokers, agents, and other Persons acting on their behalf have been, since the Look-back Date, and are in compliance with all applicable Customs and Trade Laws, except for such instances of non- compliance which would not reasonably be expected to be, individually or in the aggregate, material to the Business. (b) Neither the Acquired Companies, nor any of their officers, directors, or employees, nor to the Seller’s Knowledge, any of their shareholders, agents or other Persons acting on their behalf is a Sanctioned Person or located, organized or resident in a Sanctioned Territory. (c) Except as set forth on Schedule 4.18(c) of the Seller Disclosure Schedule, since the Look-back Date, neither the Acquired Companies nor their Subsidiaries, nor any of their respective directors, officers, or employees, nor, to the Seller’s Knowledge, any other Person acting on their behalf has engaged in any business or dealings, directly or indirectly, involving or relating to (i) any country or territory that is the target of country- wide or territory-wide Sanctions (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region and the so-called Donetsk or Luhansk People’s Republics) imposed by the United States, United Nations Security Council, European Union, any European Union member state, the United Kingdom, or other similar Governmental Authority with similar regulatory authority over the Acquired Companies or any of their Subsidiaries from time to time, (ii) a Person that is designated on, or is owned or controlled by a Person that is designated on any list of Sanctioned Persons maintained by the United States, United Nations Security Council, European Union, any European Union member state, or the United Kingdom, including the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (iii) activity prohibited under Sanctions administered by OFAC, the U.S. State Department, the United Nations, the European Union, any European Union member state, the United Kingdom or any other applicable Sanctions, or under other Customs and Trade Laws. 4.19 Brokers. Other than with respect to fees or commissions or other liability that will be borne solely by Seller and its Affiliates (other than the Acquired Companies), neither Seller, the Asset Sellers, nor any Acquired Company has retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders' fees with respect to this Agreement or the Transactions. 4.20 Insurance. Schedule 4.20 of the Seller Disclosure Schedule contains a true, correct and complete list of all primary, excess and umbrella policies, bonds and other forms of insurance carried by or for the benefit of the Acquired Companies and their respective assets and properties. Except as set forth on Schedule 4.20 of the Seller Disclosure Schedule, there are currently no material claims with respect to which notice has been or should be provided to the insurer under any such insurance policies, bonds or other arrangements, and as of the date of this Agreement, all premiums due and payable with respect to such policies, bonds or other arrangements maintained by any Acquired Company that are required to have been paid prior to the date of this Agreement have been so paid. The Seller Parties and their Controlled Affiliates have complied with in all material respects all requirements to purchase insurance under contract or under applicable Legal Requirement, including requirements to provide or retain evidence of such insurance. There is no threatened termination or non-renewal of any such policies, bonds or other arrangements. All such insurance policies, bonds or other arrangements with respect to the operation of the Business and the assets of the Seller Parties are in full force and effect as they apply to any matter, action or event relating to the Seller Parties. Seller has made available to Purchaser loss-runs for the last three years in respect of itself and the Acquired Companies. 4.21 Affiliate Transactions. (a) Schedule 4.21(a) of the Seller Disclosure Schedule sets forth all Contracts or arrangements (other than employment agreements, director indemnification agreements, and organizational documents of the Acquired Companies, and any documentation with respect to the Reorganization), including Intercompany Agreements, between any Acquired Company, on the one hand, and any direct or indirect equity holder, Affiliate, director or any Affiliate of the foregoing (other than an Acquired Company) (each, an "Equityholder Affiliate"), on the other hand (each, an "Affiliate Arrangement"). (b) Except as set forth on Schedule 4.21(b) of the Seller Disclosure Schedule, (i) no Equityholder Affiliate owns, directly or indirectly, or has any interest in any real property or any material real, personal, tangible or intangible property that an Acquired Company uses in the operation of the Business, other than transactions conducted in the ordinary course of business consistent with past practice, at prevailing market prices and on prevailing market terms and (ii) no Equityholder Affiliate is owed any Indebtedness or owes any Indebtedness to any Seller Party and their Controlled Affiliates. 4.22 Key Customers and Key Vendors. Other than in the ordinary course of negotiations, as of the date hereof, no Key Customer (as set forth on Schedule 1.1(f) of the Seller Disclosure

Schedule) or Key Vendor (as set forth on Schedule 1.1(g) of the Seller Disclosure Schedule) has materially reduced, terminated or discontinued, and no Seller Party nor any Controlled Affiliate thereof has received any written or, to Seller’s Knowledge, oral, notice that any Key Customer or Key Vendor intends to materially reduce, terminate or discontinue, its relationship with the Business following the date hereof. 4.23 Disclaimer of Seller. (a) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS ARTICLE IV (INCLUDING THE RELATED PORTIONS OF THE SELLER DISCLOSURE SCHEDULE) AND IN ANY TRANSACTION AGREEMENT, NONE OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES), OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON MAKES, HAS MADE, SHALL BE DEEMED TO HAVE MADE, OR HAS BEEN AUTHORIZED TO MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AT LAW OR IN EQUITY, WHETHER WRITTEN OR ORAL, STATUTORY OR OTHERWISE, ON BEHALF OF OR WITH RESPECT TO SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES), OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, THEIR BUSINESSES (INCLUDING THE BUSINESS), OPERATIONS, ASSETS, LIABILITIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS, FUTURE OPERATING OR FINANCIAL RESULTS, ESTIMATES, PROJECTIONS, FORECASTS, PLANS OR PROSPECTS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS, FORECASTS, PLANS OR PROSPECTS), THIS AGREEMENT, THE TRANSACTIONS, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING SELLER OR ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES) OR ANY OTHER MATTER, FURNISHED OR MADE AVAILABLE TO (OR OTHERWISE ACQUIRED BY) PURCHASER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON (INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO PURCHASER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON IN THE DATA ROOM OR OTHERWISE, IN A CONFIDENTIAL INFORMATION MEMORANDUM OR ANY MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM), INCLUDING WITH RESPECT TO ANY ERRORS THEREIN OR OMISSIONS THEREFROM, OR AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES) OR THE BUSINESS (INCLUDING THE FINANCIAL INFORMATION, PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES) OR THE BUSINESS, IN EACH CASE, IN EXPECTATION OR FURTHERANCE OF THE TRANSACTIONS), AND SELLER HEREBY DISCLAIMS AND SHALL HAVE NO LIABILITY FOR ANY AND ALL SUCH REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS ARTICLE IV AND IN ANY OTHER TRANSACTION AGREEMENT INCLUDING THE RELATED PORTIONS OF THE SELLER DISCLOSURE SCHEDULE. EXCEPT AS SET FORTH IN THIS ARTICLE IV AND IN ANY OTHER

TRANSACTION AGREEMENT, SELLER FURTHER SPECIFICALLY DISCLAIMS ANY STATEMENT, REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ASSETS OF THE BUSINESS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS ARE BEING CONTRIBUTED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION. (b) SELLER AGREES THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, NO SELLER PARTY IS RELYING ON ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, AT LAW OR IN EQUITY, WHETHER WRITTEN OR ORAL, STATUTORY OR OTHERWISE, AS TO, OR THE LACK OF ANY OMISSIONS OR THE CONCEALMENT OF INFORMATION RELATING TO, ANY MATTER CONCERNING PURCHASER, ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, THEIR BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS, FUTURE OPERATING OR FINANCIAL RESULTS, ESTIMATES, PROJECTIONS, FORECASTS, PLANS OR PROSPECTS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS, FORECASTS, PLANS OR PROSPECTS), THIS AGREEMENT, AND OTHER TRANSACTION AGREEMENTS, THE TRANSACTIONS, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING PURCHASER OR ITS AFFILIATES, OR ANY OTHER MATTER, FURNISHED OR MADE AVAILABLE TO (OR OTHERWISE ACQUIRED BY) ANY SELLER PARTY, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES (INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO SELLER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES). (c) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS SECTION 4.23 SHALL LIMIT ANY CLAIMS FOR FRAUD OR WILLFUL BREACH OF THE SELLER PARTIES. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller as follows: 5.1 Authority; Enforceability. (a) Purchaser has the requisite organizational power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party, to perform its obligations hereunder and under each other Transaction Agreement to which it is a party and to consummate the Transactions in accordance with the terms of this

Agreement and each other Transaction Agreement to which it is a party. The execution, delivery and performance by Purchaser of this Agreement and each other Transaction Agreement to which it is a party and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Purchaser and such authorization has not been subsequently modified or rescinded. (b) This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, assuming due authorization, execution and delivery of this Agreement by Seller, a valid and binding legal obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof, in each case, subject to the Bankruptcy and Equity Exception. Assuming due authorization, execution and delivery of each other Transaction Agreement to which Purchaser is a party by the other parties thereto, each such Transaction Agreement will constitute a valid and binding legal obligation of Purchaser, enforceable against Purchaser in accordance with the terms thereof, in each case, subject to the Bankruptcy and Equity Exception. 5.2 Non-Contravention; Consents. (a) The execution and delivery of this Agreement by Purchaser, and each other Transaction Agreement to which Purchaser is a party, does not, and the performance of this Agreement by Purchaser, and each other Transaction Agreement to which Purchaser is a party, will not, require any Consent or Permit of, or filing with, or notification to, any Governmental Authority, except (i) under applicable foreign Antitrust Laws, (ii) under the applicable requirements of the Exchange Act, (iii) compliance with any Permits relating to the Business and (iv) for such other Consents, Permits, filings or notifications, the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. (b) The execution and delivery by Purchaser of this Agreement and each other Transaction Agreement to which Purchaser is a party does not, and the consummation of the Transactions will not, (i) conflict with or violate any provision of the organizational documents of Purchaser or its Affiliates, (ii) conflict with or violate in any material respect any Legal Requirement applicable to Purchaser or its Affiliates except with respect to required filings under Antitrust Laws or (iii) result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Purchaser or its Affiliates are party, except, in the case of the foregoing clauses (ii) or (iii), as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. 5.3 Organization. Purchaser is duly formed, validly existing and in good standing under the Legal Requirements of the jurisdiction of its formation, except as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser has all necessary organizational power and authority to conduct its business in the manner in which it is being conducted as of the date of this Agreement, except where the absence of such power to conduct its business would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser has made available to Seller accurate and complete copies, in all material respects, of its organizational documents as in effect as of the date of this Agreement. At Closing, Purchaser will be its own “ultimate parent entity” (within the meaning of the HSR Act) and neither of Purchaser’s total assets nor annual net sales (each, as determined in accordance with the HSR Act) will exceed $25,300,000. 5.4 Litigation. There is no Proceeding pending before any Governmental Authority, or to the knowledge of Purchaser, threatened in writing, against Purchaser which questions the validity of this Agreement or any of the other Transaction Agreements to which it is a party, and Purchaser is not subject to any Orders of any Governmental Authority that would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. 5.5 Securities Matters. Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). The Holdco Interests are being acquired by Purchaser (or a Purchaser Designee) for its or their own account, and not with a view to, or for the offer or sale in connection with, any public distribution or sale of the Holdco Interests or any interest in them. Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Holdco Interests, and Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Holdco Interests. Purchaser acknowledges that the Holdco Interests are not registered under the Securities Act, any state securities Legal Requirement or any applicable foreign securities Legal Requirement, and agrees that the Holdco Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state and foreign securities Legal Requirements. 5.6 Financing. Purchaser has delivered to Seller on or prior to the date hereof true, accurate and complete copies of (a) an executed commitment letter, dated as of the date hereof, together with all exhibits, annexes, schedules and term sheets attached thereto as of the date hereof and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.10 (the "Equity Commitment Letter"), under which the Equity Financing Source has committed to provide to Purchaser the amount set forth therein (the "Equity Financing") and (b) an executed commitment letter, dated as of the date hereof, from the Debt Financing Sources parties thereto, together with all exhibits, annexes, schedules and term sheets attached thereto as of the date hereof and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.10 (the "Debt Commitment Letter" and, together with the Equity Commitment Letter, the "Commitment Letters"), pursuant to which, upon the terms and subject to the conditions set forth therein, each of the Debt Financing Sources have committed to provide debt financing to Purchaser in the cash amounts set forth therein with respect to such Debt Financing Source for purposes of funding the Transactions (the "Debt Financing" and, together with the Equity Financing, the "Financing"), subject to the terms and conditions set forth therein. Purchaser has also delivered to Seller a true, complete and correct copy of the executed fee letter that relates to the Debt Financing (the "Debt Fee Letter") (provided, however, that the fee amounts, pricing caps and other economic terms, and the rates and fee amounts included in the "market flex" provisions (but not covenants or other terms), may be redacted in a customary manner; provided that such provisions may not be redacted in any way that would adversely affect the conditionality, enforceability, termination or the aggregate principal amount of the Debt Financing, or impose additional conditions to the funding of the Debt Financing, or reduce the aggregate amount of the Debt Financing below the amount required to fund the Required Amount). The only conditions precedent to the obligations of the Financing Sources party to the respective Commitment Letters are the satisfaction or the waiver of the conditions expressly set forth in the Commitment Letters, and there are no other conditions precedent or other contractual contingencies related to the obligation of any Financing Source to fund the Required Amount of the Financing to be provided by it under the applicable Commitment Letter, other than as expressly set forth in the applicable Commitment Letter as in effect on the date hereof. As of the date of this Agreement, each Commitment Letter is in full force and effect against Purchaser and, to the knowledge of Purchaser, each other Person party thereto (except as may be limited by (i) the Bankruptcy and Equity Exception and (ii) the availability of injunctive relief and other equitable remedies), and, to the knowledge of Purchaser, none of the commitments thereof has been withdrawn or terminated or otherwise amended, rescinded, supplemented, modified or waived by the Financing Sources in any respect and no such amendment, rescission, supplement, modification or waiver is contemplated by Purchaser or, to the knowledge of Purchaser, any other Person party thereto. As of the date of this Agreement, each Commitment Letter is a legal, valid and binding obligation of Purchaser and, to the knowledge of Purchaser, the other parties thereto, enforceable in accordance with its terms (except as such enforceability may be limited by (i) the Bankruptcy and Equity Exception and (ii) the availability of injunctive relief and other equitable remedies). The Equity Commitment Letter expressly provides, and shall continue to expressly provide, that Seller is an intended third-party beneficiary thereof. As of the date of this Agreement, neither Purchaser nor any of its Affiliates has entered into any other agreements, side letters or arrangements (oral or written) relating to the Commitment Letters, other than as set forth in the Commitment Letters. Assuming the accuracy of the representations and warranties set forth in Article IV, as of the date of this Agreement, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would reasonably be expected to (A) constitute or result in a default or breach under the Commitment Letters or the Debt Fee Letter on the part of Purchaser or, to the knowledge of Purchaser, any other party thereto under any Commitment Letter, (B) constitute or result in a failure to satisfy, or delay in satisfaction of, a condition precedent to or other contingency to be satisfied on the part of Purchaser or, to the knowledge of Purchaser, any other party thereto under any Commitment Letter, on the Closing Date that is expressly set forth in the Commitment Letters or the Debt Fee Letter to be satisfied on the Closing Date, or (C) otherwise result in the Financing being unavailable on the Closing Date in at least the Required Amount. The proceeds from the Financing are an amount sufficient (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of "market flex" (including any original issue discount flex)) to (1) satisfy all of Purchaser's payment obligations under this Agreement on the Closing Date, including the obligations under Article II and Article III, (2) pay any other amounts required to be paid by Purchaser in connection with the consummation of the Transactions on the Closing Date and (3) pay all related fees and expenses of Purchaser (including under or with respect to the Financing) required to be paid on the Closing Date (collectively, the "Funding Obligations" and such sufficient proceeds, the "Required Amount"). Assuming the conditions to the Closing set forth in Article X are satisfied, as of the date hereof, Purchaser has no reason to believe that it, or, to the knowledge of Purchaser, any other party to a Commitment Letter, will be unable to satisfy on a timely basis any of the conditions to the Financing required to be satisfied by such Person on the Closing Date in accordance with such Commitment Letter or that the full amount of the Financing in an amount required to fund the Required Amount shall not be available as of the Closing. Purchaser has fully paid (or caused to be paid) all commitment fees or other fees in connection with the Commitment Letters and the Debt Fee Letter that are payable by it on or prior to the date hereof. Notwithstanding anything in this Agreement to the contrary, Purchaser acknowledges and agrees that, subject to Section 12.10, Purchaser's obligations under this Agreement are not conditioned in any manner whatsoever upon Purchaser obtaining the Required Amount, and the obtaining of the Financing is not a condition to Closing or the consummation of the Transactions. 5.7 Guarantee. Concurrently with the execution of this Agreement, the Equity Financing Source has delivered to Seller the executed Guarantee. The Guarantee has been duly authorized by all necessary action on the part of the Equity Financing Source, has been duly executed and delivered by the Equity Financing Source, is in full force and effect and constitutes the valid and legally binding obligation of the Equity Financing Source in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred, or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be likely to constitute or result in a default or breach under the Guarantee. 5.8 Solvency. As of the Closing, immediately after giving effect to all of the Transactions, including the Financing, and assuming satisfaction of the conditions set forth in Section 10.1(a) and assuming truth and accuracy of the representations and warranties of Seller set forth in Article IV, neither Purchaser nor the Acquired Companies, in each case, taken as a whole, will (a) be insolvent (either because its financial condition is such that the sum of its debts (including a reasonable estimate of the amount of all contingent liabilities) is greater than the fair value of its assets, or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) have unreasonably small capital with which to engage in its business or (c) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Purchaser, its Affiliates or the Acquired Companies. 5.9 Brokers. Purchaser and its Affiliates have not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders' fees with respect to this Agreement or the Transactions. 5.10 Pending Transactions. Purchaser is not a party to any pending or contemplated transaction to acquire (by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in, or by any other similar transaction) any Person (or business division or unit thereof), where the entering into of a definitive agreement relating to or the consummation of such transaction would reasonably be expected to (a) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any Consents, Orders or Governmental Approvals necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (b) increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the Transactions or (c) otherwise delay the consummation of the Transactions.

5.11 PN3 Compliance. No person that is situated in or is a citizen of any country which shares a land border with India, directly or indirectly, holds shares or capital of more than 10% of the share capital of Purchaser or controls Purchaser by way of a right to appoint a majority of the directors or the right to control management and policy decisions of Purchaser. Notwithstanding anything contained in this Agreement, the statement contained in this Section 5.11 shall be the sole warranty provided by Purchaser with respect to compliance with Press Note 3 (2020 Series) issued by the Department for Promotion of Industry and Internal Trade on April 17, 2020 and Rule 6(a) of the Foreign Exchange Management (Non-Debt Instruments) Rules, 2019. 5.12 Inspection; No Other Representations. (a) PURCHASER IS AN INFORMED AND SOPHISTICATED PURCHASER AND HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF ITS PURCHASE OF THE PURCHASED HOLDCO INTERESTS. PURCHASER HAS CONDUCTED TO ITS OWN SATISFACTION AN INDEPENDENT REVIEW AND ANALYSIS OF THE ACQUIRED COMPANIES, THE BUSINESS AND THE CONTRIBUTED ASSETS (SUCH ANALYIS BEING BASED IN PART UPON THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN ARTICLE IV AND IN ANY OTHER TRANSACTION AGREEMENT), AND THE CONDITION, OPERATIONS AND PROSPECTS OF THE ACQUIRED COMPANIES, THE BUSINESS AND THE CONTRIBUTED ASSETS, AND ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED SUFFICIENT ACCESS TO THE PROPERTIES, PREMISES AND RECORDS OF THE ACQUIRED COMPANIES, THE ASSET SELLERS AND THE BUSINESS FOR THIS PURPOSE. IN ENTERING INTO THIS AGREEMENT, PURCHASER HAS RELIED SOLELY UPON ITS OWN INDEPENDENT REVIEW AND ANALYSIS AND THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN ARTICLE IV AND IN OTHER TRANSACTION AGREEMENTS (INCLUDING THE RELATED PORTIONS OF THE SELLER DISCLOSURE SCHEDULE). (b) PURCHASER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN ARTICLE IV (INCLUDING THE RELATED PORTIONS OF THE SELLER DISCLOSURE SCHEDULE) AND OTHER TRANSACTION AGREEMENTS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF ANY KIND OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS), AND ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON TO PURCHASER, ITS AFFILIATES AND ITS AND THEIR RESPECTIVE REPRESENTATIVES WITH RESPECT TO SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS), THEIR BUSINESSES (INCLUDING THE BUSINESS), OPERATIONS, ASSETS (INCLUDING THE CONTRIBUTED ASSETS), LIABILITIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS, FUTURE OPERATING OR FINANCIAL RESULTS, ESTIMATES, PROJECTIONS, FORECASTS, PLANS OR PROSPECTS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS,

FORECASTS, PLANS OR PROSPECTS), THIS AGREEMENT, OTHER TRANSACTION AGREEMENTS, THE TRANSACTIONS, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING SELLER OR ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS), THEIR BUSINESSES (INCLUDING THE BUSINESS), OR ANY OTHER MATTER, FURNISHED OR MADE AVAILABLE TO (OR OTHERWISE ACQUIRED BY) PURCHASER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON (INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO PURCHASER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON IN THE DATA ROOM OR OTHERWISE, IN A CONFIDENTIAL INFORMATION MEMORANDUM OR ANY MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM), INCLUDING WITH RESPECT TO THE BUSINESS (INCLUDING THE FINANCIAL INFORMATION, PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS) OR THE BUSINESS, IN EACH CASE, IN EXPECTATION OR FURTHERANCE OF THE TRANSACTIONS), AND PURCHASER IRREVOCABLY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT (I) ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WHETHER WRITTEN OR ORAL, STATUTORY OR OTHERWISE, ARE SPECIFICALLY AND EXPRESSLY DISCLAIMED BY SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS) AND THEIR RESPECTIVE REPRESENTATIVES, AND (II) NONE OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS), OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON SHALL HAVE ANY LIABILITY FOR ANY AND ALL SUCH OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN ARTICLE IV AND OTHER TRANSACTION AGREEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT IN THE CASE OF THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV AND IN ANY TRANSACTION AGREEMENT, PURCHASER AGREES THAT NONE OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS), OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON MAKES, HAS MADE, SHALL BE DEEMED TO HAVE MADE, OR HAS BEEN AUTHORIZED TO MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY TO PURCHASER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES WITH RESPECT TO (A) ANY PROJECTIONS, ESTIMATES, PLANS OR BUDGETS FOR SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS) OR THE BUSINESS, (B) ANY STATEMENT, REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ASSETS OF THE BUSINESS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT

BEING UNDERSTOOD THAT SUCH ASSETS ARE BEING CONTRIBUTED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION OR (C) ANY MATERIAL, DOCUMENTS OR INFORMATION RELATING TO SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS) OR THE BUSINESS FURNISHED OR MADE AVAILABLE TO PURCHASER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES IN THE DATA ROOM OR OTHERWISE, IN A CONFIDENTIAL INFORMATION MEMORANDUM OR ANY MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM, EXCEPT TO THE EXTENT COVERED BY A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN ARTICLE IV (INCLUDING THE RELATED PORTIONS OF THE SELLER DISCLOSURE SCHEDULE) OR IN ANOTHER TRANSACTION AGREEMENT. (c) PURCHASER AGREES THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV (INCLUDING THE RELATED PORTIONS OF THE SELLER DISCLOSURE SCHEDULE) AND IN OTHER TRANSACTION AGREEMENTS, PURCHASER IS NOT RELYING ON ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, AT LAW OR IN EQUITY, WHETHER WRITTEN OR ORAL, STATUTORY OR OTHERWISE, AS TO, OR THE LACK OF ANY OMISSIONS OR THE CONCEALMENT OF INFORMATION RELATING TO, ANY MATTER CONCERNING SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS), OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, THEIR BUSINESSES (INCLUDING THE BUSINESS), OPERATIONS, ASSETS (INCLUDING THE CONTRIBUTED ASSETS), LIABILITIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS, FUTURE OPERATING OR FINANCIAL RESULTS, ESTIMATES, PROJECTIONS, FORECASTS, PLANS OR PROSPECTS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS, FORECASTS, PLANS OR PROSPECTS), THIS AGREEMENT, THE TRANSACTIONS, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING SELLER OR ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS), THE BUSINESS OR ANY OTHER MATTER, FURNISHED OR MADE AVAILABLE TO (OR OTHERWISE ACQUIRED BY) PURCHASER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES (INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO PURCHASER, ITS AFFILIATES OR ITS OR THEIR RESPECTIVE REPRESENTATIVES IN THE DATA ROOM OR OTHERWISE, IN A CONFIDENTIAL INFORMATION MEMORANDUM OR ANY MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM) OR AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES) OR THE BUSINESS (INCLUDING THE FINANCIAL INFORMATION, PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS OF SELLER, ITS AFFILIATES (INCLUDING THE ACQUIRED COMPANIES AND THE ASSET SELLERS) OR THE BUSINESS, IN EACH CASE, IN EXPECTATION OR FURTHERANCE OF THE TRANSACTIONS). PURCHASER ACKNOWLEDGES

THAT THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE ESTIMATES, PROJECTIONS, BUDGETS AND OTHER FORECASTS AND PLANS, THAT IT IS FAMILIAR WITH SUCH UNCERTAINTIES AND IT TAKES FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL ESTIMATES, PROJECTIONS, BUDGETS, PIPELINE REPORTS AND OTHER FORECASTS AND PLANS SO FURNISHED TO IT, INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS, BUDGETS, PIPELINE REPORTS AND OTHER FORECASTS AND PLANS. (d) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS SECTION 5.12 SHALL LIMIT ANY CLAIMS FOR FRAUD OR WILLFUL BREACH OF THE SELLER PARTIES. ARTICLE VI COVENANTS OF THE PARTIES 6.1 Conduct of the Business Prior to Closing. (a) Except (i) as expressly contemplated by this Agreement, including the Reorganization, or the other Transaction Agreements, (ii) as required by any Legal Requirement, (iii) for matters set forth on Schedule 6.1(a) of the Seller Disclosure Schedule, or (iv) with the written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to its terms, Seller shall, and shall cause its Controlled Affiliates to, in each case with respect to the Acquired Companies and the Business, (1) use commercially reasonable efforts to operate the Business in the ordinary course of business in all material respects and (2) to not, directly or indirectly, by way of merger, operation of law, or otherwise, do any of the following: (i) amend, modify, or otherwise waive the organizational documents of any Acquired Company; (ii) split, reverse split, combine, subdivide or reclassify the outstanding capital stock or other equity interests of any Acquired Company; (iii) except for (A) intercompany borrowings that will be repaid or settled in full or terminated or canceled at or prior to the Closing, (B) ordinary course borrowings under a revolver of the Credit Facilities, (C) Indebtedness incurred to finance capital expenditures permitted under clause (iv) below, and (D) obligations under equipment finance leases that constitute Indebtedness, (1) incur in excess of $5,000,000 of indebtedness for borrowed money in the aggregate, (2) enter into any Contract in respect of Indebtedness or (3) assume, guarantee or endorse the obligations of any Person (including the entry by any member of the Seller Group into “parent” guarantees in favor of an Acquired Company);

(iv) permit any of the material assets of the Acquired Companies to become subjected to any Encumbrance other than (A) Permitted Encumbrances or (B) Encumbrances on assets subject to equipment finance leases that constitute Indebtedness; (v) with respect to any Acquired Company or Asset Seller, fail to maintain its corporate or other legal existence; (vi) purchase any securities or make any investment in any Person, either by purchase of stock or securities, contributions to capital, asset transfers or purchase of any assets, or otherwise acquire direct or indirect control over any Person or merge or consolidate with any other Person or enter into a joint venture or similar venture with any other Person; (vii) except in the ordinary course of business, sell, assign, transfer, lease, sublease or otherwise dispose of any tangible properties or assets of the Business having an aggregate value in excess of $150,000; (viii) subject to Section 6.1(b) and Section 6.1(a)(xviii) hereof, declare or set aside any dividends or distributions on any equity interest of any Acquired Company (in cash or in kind), except to the extent cash dividends or distributions are payable before the Benchmark Time, or make any redemption or purchase of equity securities (other than with respect to the repurchase of equity interests from former employees of an Acquired Company pursuant to existing agreements or any Acquired Company Benefit Plan); (ix) (A) institute, pay, discharge, compromise, settle or grant any release of any claim relating to any pending Proceeding where the amount involved is in excess of $500,000 or otherwise imposes material restrictions on the Business or any of the Acquired Companies (provided, that the Business or Acquired Companies shall not settle or compromise any Proceeding brought by any Governmental Authority without Purchaser’s consent), or (B) waive or release any material right or material claim against a Person; (x) make any material change to any Tax or accounting method or system of internal accounting control of the Business, except as may be appropriate to conform to changes in Legal Requirements, regulatory accounting requirements or GAAP or in the ordinary course of business, make or revoke any material Tax election or file any amended Tax Returns, enter into any Tax sharing agreement or closing agreement, settle any Tax claim, audit or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability, or file any Tax Return inconsistent with past practice (unless required by applicable Legal Requirements); (xi) except (A) as may be required by applicable Legal Requirement or the terms of a Benefit Plan or a collective bargaining agreement or other labor- related agreement with any labor or trade union, works council, employee representative or association or other labor organization, (B) obligations for which

Seller and its Controlled Affiliates (other than the Acquired Companies) shall be solely obligated to pay and as would not result in a liability to Purchaser or any Acquired Company or (C) in the ordinary course of business, (1) materially increase the compensation or benefits of any Business Employee with a gross annual base salary in excess of $150,000, (2) enter into or adopt any Acquired Company Benefit Plan, or amend (unless required by applicable Legal Requirements) or terminate any Acquired Company Benefit Plan, other than any such entry, adoption, amendment or termination that otherwise does not target Business Service Providers, (3) hire or promote any Person as a Business Employee, other than the hiring of a Business Employee with a gross annual base salary not in excess of $150,000, (4) terminate the employment, other than for cause, of any Business Employee with a gross annual base salary in excess of $150,000, (5) take any action to accelerate the vesting or payment, or to fund any payment, of compensation or benefits, to any Business Service Provider, unless required by a Benefit Plan, (6) adopt, enter into, amend or terminate any collective bargaining agreement or other similar arrangement relating to unions, works councils, similar entities or other organized employees, or recognize any new union, works council or similar entities or other labor organization, (7) grant, forgive or modify the terms of any loans to any Business Employee, or (8) transfer the employment of any Business Employee outside of the Business other than where such Business Employee applied for (without being requested by a supervisor or the human resources function of Seller or a Controlled Affiliate or a designee thereof to apply for), and was selected in a competitive process not targeted at Business Employees for, a position within Seller or its Controlled Affiliates that is outside of the Business; (xii) issue, sell, pledge, encumber, deliver or dispose of any of the equity interests of any Acquired Company (including upon conversion, exchange or exercise) or issue, sell, pledge, encumber, deliver or dispose of any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of the equity interests (except, in the cases of pledges or encumbrances, to the extent such pledge or encumbrance is fully released prior to Closing); (xiii) acquire any real property, materially amend or waive or voluntarily terminate any Real Property Lease, or enter into, extend or fail to exercise any renewal option under any Real Property Lease; (xiv) sell, license, sublicense, abandon or permit to lapse, transfer or dispose of, create or incur any Encumbrance (other than any Permitted Encumbrance) on, or otherwise fail to take any action necessary to maintain, enforce or protect any Owned IP or Seller Milacron IP, except for non-exclusive licenses granted to customers, suppliers and distributors with respect to products and services of the Business in the ordinary course of business consistent with past practice and expiration of Company IP at the end of its statutory life; (xv) adopt a plan of complete or partial liquidation, dissolution, restructuring (except the Reorganization), recapitalization, or other reorganization;

(xvi) enter into any material transaction with any Business Employee outside the ordinary course of business, except pursuant to any agreement set forth on the Seller Disclosure Schedule, or any Affiliate Arrangement; (xvii) enter into, amend, renew, extend or terminate any Material Contract or Shared Contract, except (a) for renewals or terminations in accordance with the terms of such Material Contract or Shared Contract and in the ordinary course of business consistent with past practice, (b) in accordance with the terms of Section 6.4, in the case of Specified Shared Contracts, and (c) with respect to any Non- Business Portions of any Shared Contracts; (xviii) after the Benchmark Time until immediately prior to the Closing (a) dividend, sweep, or otherwise distribute Cash from any Acquired Company, (b) repay, pay off, or release any Indebtedness, or (c) incur any Indebtedness; provided, that if any of the foregoing actions are taken or effected after the Benchmark Time until the Closing, then such actions shall be taken into account for purposes of calculating the Purchase Price as if taken prior to the Benchmark Time; or (xix) agree, authorize or commit to take any of the foregoing. (b) Notwithstanding anything to the contrary contained in this Agreement, prior to the Benchmark Time, the bank accounts of the Acquired Companies shall continue to be subject to Seller's and its Affiliates' periodic cash sweep in their sole discretion, and the Acquired Companies may pay cash dividends, and make cash distributions; provided, that such payment of cash dividends or distributions does not reduce the amount of available Cash below $10,000,000 as of the Closing. (c) Nothing contained in this Agreement is intended to or shall give Purchaser or its Affiliates, directly or indirectly, the right to control or direct the operations of the Business or any of the Acquired Companies prior to the Closing. Prior to the Closing, Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Business and the Acquired Companies subject to the terms and conditions of this Agreement. 6.2 Pre-Closing Access to Information. (a) Until the earlier of the Closing and the termination of this Agreement pursuant to its terms, Seller shall, and shall cause the Acquired Companies to, permit Purchaser to have reasonable access, upon reasonable prior notice, during normal business hours in a manner so as not to interfere with the normal business operations of Seller and its Affiliates and in accordance with the procedures established by Seller, to the books, records and properties of the Acquired Companies and those of the Seller and the Asset Sellers to the extent relating to the Business, solely for the purpose of facilitating the consummation of the Transactions, including with respect to ensuring the transfer of the Contributed Assets and the completion of the Reorganization; provided, however, that the foregoing shall not (i) require Seller or its Affiliates to provide access or to disclose information where such access or disclosure would contravene any Legal Requirement

(including those relating to data protection or privacy), fiduciary duty or the terms of any Contract, would result in the waiver of any legal privilege or work-product protection, would expose Seller or its Affiliates to risk of liability (including with respect to disclosure of sensitive, confidential or personal information) or would cause significant competitive harm to Seller, its Affiliates or their respective businesses if the Transactions are not consummated (provided, that Seller shall provide prompt written notice to Purchaser if it determines to withhold any information pursuant to the foregoing, and the Seller Parties shall reasonably cooperate with Purchaser to implement alternative arrangements whereby such information may be provided in a manner that would not reasonably be expected to waive an applicable privilege, contravene an applicable Legal Requirement or Contract, or cause significant competitive harm to Seller or its Affiliates), (ii) include any invasive investigations, sampling or testing whatsoever for or regarding any environmental matters, unless the prior written consent of Seller is obtained (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) require Seller or its Affiliates to provide Purchaser, its Affiliates, its and their Representatives or other representatives with (A) any Consolidated Return (or copy thereof), (B) information relating to businesses of Seller or its Affiliates other than the Business or (C) information relating to individual performance evaluations, disciplinary actions or medical histories or (iv) require Seller to provide (A) information with respect to bids, the identity of any bidder, confidentiality or non-disclosure agreements, letters of intent, expressions of interest or other proposals received in connection with transactions comparable to the Transactions or any information or analysis relating to any such communications or (B) financial or operating data or other information that has not previously been prepared by Seller or its Affiliates, or that is not otherwise prepared in the ordinary course of operating the Business. The provision of any information pursuant to this Section 6.2(a) shall not expand the remedies available to Purchaser or its Affiliates under this Agreement in any manner. Any information disclosed will be subject to the provisions of the Confidentiality Agreement. (b) Until the earlier of the Closing and the termination of this Agreement pursuant to its terms, Purchaser and its Affiliates and its and their respective Representatives shall not communicate with any of the officers, directors, employees or customers of, or suppliers to, the Business or the Acquired Companies without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned, or delayed in the case of communications to officers, directors, or employees). Assuming Seller consents in accordance with the foregoing sentence, the Seller Parties agree to (and to use commercially reasonable efforts to cause its officers, directors, or employees to), prior to the Closing, reasonably cooperate and confer with Purchaser in post-Closing planning sessions. (c) If so requested by Seller, Purchaser will enter into a customary joint defense agreement or common interest agreement with Seller or its Affiliates with respect to any information provided to Purchaser or its Affiliates, or to which Purchaser or its Affiliates gain access, pursuant to this Section 6.2 or otherwise. 6.3 Cooperation. Subject to the provisions of Section 6.4, Section 6.6 and Section 6.9, prior to the Closing, Seller shall, and shall cause its Controlled Affiliates to, and Purchaser shall, and shall cause its Controlled Affiliates to, use reasonable best efforts to cause all Closing Conditions to be met as promptly as practicable and, in any event, on or prior to the Outside Date. 6.4 Certain Consents. (a) Prior to the Closing, with respect to any Key Customer Contract, Key Vendor Contract, and Key Real Property Lease (collectively, the "Key Contracts"), each party agrees to cooperate and use commercially reasonable efforts to obtain Consents of each counterparty to each such Key Contract (collectively, the "Contract Consents"), each holder of a Permit listed on Schedule 6.4(a) of the Seller Disclosure Schedule (“Specified Permits”), and each Governmental Authority listed on Schedule 6.4(a) of the Seller Disclosure Schedule (which such Schedule does not include Governmental Approvals in respect of Antitrust Laws) (“Specified Governmental Approvals”), in each case, that are required in connection with the Reorganization and the Transactions. In furtherance of the foregoing, (i) for each Contract Consent, Seller or its Controlled Affiliates shall send a notice, in a form to be mutually agreed upon by Seller and Purchaser, to each counterparty to the applicable Key Contract that requires such Contract Consent prior to the Closing, (ii) with respect to any Contracts or understandings listed on Schedule 6.4(a) of the Seller Disclosure Schedule (each a "Specified Shared Contract"), Seller and Purchaser shall cooperate with each other and use their commercially reasonable efforts prior to the Closing (A) to divide, assign, modify or replicate (in whole or in part) the respective rights, obligations and liabilities relating to the Business under and in respect of such Specified Shared Contract, (B) to the extent the action contemplated in the foregoing clause (A) is not possible, cause the applicable Acquired Company to enter into a new Contract with the counterparty to such Specified Shared Contract with respect to the respective rights, obligations and liabilities relating to the Business, or (C) cause Seller to retain such Specified Shared Contract and provide the relevant services provided thereunder relating to the Business as a service under the Transition Services Agreement (in each case, upon terms and conditions substantially similar, in the aggregate, to those of such Specified Shared Contracts or as otherwise consented to by Purchaser), such that, effective as of the Closing, (1) Holdco or its designated Subsidiary is the beneficiary of the post-Closing rights, and is responsible for the post-Closing obligations and liabilities, related to that portion of such Specified Shared Contract related solely to the operation or conduct of the Business (the "Business Portion") (so that, subsequent to the Closing, the Seller Group shall have no post-Closing rights or post-Closing obligations and liabilities with respect to the Business Portion of such Specified Shared Contract, subject to clause (C) hereof) and (2) the Seller Group is the beneficiary of the rights and is responsible for the obligations and liabilities related to such Specified Shared Contract other than the Business Portion (the "Non-Business Portion") (so that, subsequent to the Closing, Purchaser and its Affiliates (including Holdco and Midco) shall have no rights, obligations or liabilities with respect to the Non-Business Portion of such Specified Shared Contract), and (iii) for each Specified Permit and Specified Governmental Approval, Seller or its Controlled Affiliates shall file or submit, in a form to be mutually agreed upon by Seller and Purchaser, the request for a consent, notice, or other filing to the relevant Governmental Authority applicable to each such Specified Permit and Specified Governmental Approval prior to the Closing.

(b) Without limiting any rights or obligations under the Transition Services Agreement, if the Closing occurs before all Specified Shared Contracts are assigned or otherwise divided, modified or replicated pursuant to Section 6.4(a), Seller and Purchaser shall use commercially reasonable efforts and cooperate with each other in any mutually agreeable and lawful arrangement under which Seller or its Controlled Affiliates will provide Holdco or its designated Affiliate the economic claims, rights and benefits of the Business Portion of such Specified Shared Contract until the earliest of (i) the expiration of the then-current term, (ii) twelve (12) months following the Closing Date and (iii) the termination of or amendment to such Specified Shared Contract upon mutual agreement of Seller and Purchaser. Such arrangement may include subcontracting, sublicensing or subleasing to Holdco or its designated Affiliate of any and all rights of Seller or its applicable Controlled Affiliate under the Business Portion of such Specified Shared Contract to the extent not prohibited under such Specified Shared Contract; provided, that such subcontracting, sublicensing, or subleasing arrangement shall be subject to the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned, or delayed. (c) Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor Purchaser nor any of their respective Affiliates shall (i) be required to expend any material amount of money, commence or participate in any Proceeding, incur liabilities or offer or grant any material accommodation (financial or otherwise) to any third party to obtain any Consent described in this Section 6.4 or (ii) have any obligation pursuant to this Section 6.4 with respect to any Key Contract that is governed by the Transition Services Agreement. No representation, warranty or covenant of Seller contained in this Agreement or the other Transaction Agreements shall be breached or deemed breached, and no condition shall be deemed not satisfied, based, in and of itself, on the failure to obtain any Consent described in this Section 6.4. (d) From and after the Closing, (i) the Acquired Companies shall indemnify and hold harmless the Seller Group from and against all Losses arising from or relating to the Business Portion of any Shared Contract (except to the extent such Losses that arise from or relate to actions or inactions of the Seller Group), (ii) Seller shall indemnify and hold harmless Purchaser and the Acquired Companies (including Holdco and Midco) from and against all Losses arising from or relating to the Non-Business Portion of any Shared Contract (except to the extent such Losses that arise from or relate to the actions or inactions of Purchaser or the Acquired Companies), (iii) Purchaser and the Acquired Companies (including Holdco and Midco) shall not extend the term or otherwise amend the terms of any Shared Contract in a manner that would adversely affect any member of the Seller Group in any material respect without Seller's prior written consent and (iv) Seller and the other members of the Seller Group shall not extend the term or otherwise amend the terms of any Shared Contract in a manner that would adversely affect Purchaser or the Acquired Companies (including Holdco and Midco) in any material respect without Purchaser's prior written consent. (e) If a Contract Consent cannot be obtained before the Closing, following the Closing, Seller and its Controlled Affiliates shall cooperate in a mutually agreeable arrangement (using reasonable best efforts) under which the Acquired Companies would, in compliance with Legal Requirements, obtain the benefits and assume the obligations and bear the economic burdens associated with such Contract (including by sublicensing, subcontracting, or subleasing to an Acquired Company. (f) In addition to, and notwithstanding the foregoing, the Seller Parties and their Controlled Affiliates shall use reasonable best efforts to obtain at least two (2) Business Days prior to the Closing Date the Consents of the lender parties to the Credit Facilities in respect of the Reorganization and the Transactions on terms reasonably acceptable to Purchaser (the “Specified Consents”). If such Specified Consents cannot be obtained as of the Closing, each Credit Facility shall be paid off in full (and shall be treated as Indebtedness if paid at the Closing) by the Seller Parties, and any Encumbrances or guarantees in respect of such Credit Facilities shall be released at Closing. The Seller Parties and their Controlled Affiliates shall release any other Encumbrances (other than Permitted Encumbrances) or guarantees that are in place in respect of Indebtedness as of the Closing. 6.5 Reorganization. Prior to the Closing, Seller shall, and shall cause its Controlled Affiliates to, use its reasonable best efforts, subject to the receipt of any necessary Consents and applicable Legal Requirements, enter into documents, agreements, and instruments of transfer (such documents, agreements, and instruments of transfer, in each case, to be provided in draft form a reasonable period of time prior to their execution or use) in respect of, and perform the actions and activities in accordance with, Exhibit B and this Agreement (the "Seller Reorganization Actions," and the taking of the Seller Reorganization Actions by Seller and its Controlled Affiliates, the "Reorganization"). After the date of this Agreement and prior to the Closing, Seller shall be permitted to amend, supplement, add to, delete from, or otherwise modify the Seller Reorganization Actions and the Reorganization; provided that, prior to making any such change, Seller shall consult with Purchaser regarding the impact of such changes on Holdco or the Business, and provided further that no such change that would reasonably be expected to have a material and adverse impact on Holdco, the Acquired Companies, Purchaser, or the operation of the Business following the Closing shall be made without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Seller shall, and shall cause its Controlled Affiliates to, use commercially reasonable efforts to complete the Seller Reorganization Actions within the timeframes set forth on Exhibit B. Except for the representations and warranties set forth in this Agreement and in any Transaction Agreement, Seller and Purchaser acknowledge and agree that any transfers, assignments, sales or other dispositions of assets, liabilities, interests, rights, obligations, equity interests or employees, or otherwise comprising the Reorganization, shall be made on an "as is," "where is" basis, without representation or warranty of any kind and without recourse to the party making such transfer, assignment, sale or other disposition (except to the extent required by applicable Legal Requirements or as set forth in this Agreement or in the applicable Reorganization agreement). Except as set forth herein (including in Section 7.3 hereof and services to be performed pursuant to the Transition Services Agreement), all post-Closing reorganizational and operational separation work for the purposes of enabling Holdco to operate the Business following the Closing shall be the sole responsibility of, and shall be completed at the sole cost of, the Acquired Companies, subject to the terms and conditions of the Transition Services Agreement.

6.6 Termination of Intercompany Agreements; Release of Intercompany Guarantees. (a) Except (i) for this Agreement and the other Transaction Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any other Transaction Agreement to be entered into in connection therewith by any member of the Seller Group, on the one hand, and any Acquired Company, on the other hand), (ii) any Contracts or understandings to which any third party is a party (including the Shared Contracts) and (iii) the Contracts or understandings listed on Schedule 6.6(a) of the Seller Disclosure Schedule, Seller shall cause any intercompany Contracts, arrangements, financing agreements, intercompany loans, transactions, accounts, commitments, liabilities, obligations and claims between an Acquired Company, on the one hand, and Seller or its Affiliates (other than an Acquired Company), on the other hand (the "Intercompany Agreements"), to be terminated (or deemed terminated without any further action on the part of any party thereto) effective no later than as of the Closing without any party having any continuing obligations or liability to the other party under the Intercompany Agreements. All amounts due and payable to an Acquired Company from Seller or its Affiliates (other than an Acquired Company), and all amounts due and payable to Seller or its Affiliates (other than an Acquired Company) from an Acquired Company, shall, in each case, have been settled in full prior to the Closing. (b) Until the earlier of the Closing and the termination of this Agreement pursuant to its terms, each of Seller and Purchaser shall cooperate and use its reasonable best efforts to, effective as of the Closing, terminate or cause to be terminated, or cause Holdco or its Affiliates (including the Acquired Companies) to be substituted in all respects for Seller or its Affiliates (other than the Acquired Companies) in respect of, all liabilities of Seller or its Affiliates (other than the Acquired Companies) under any letter of credit, bank guarantee, surety bond or parent guarantee of or relating to liabilities or obligations (including under any Material Contract, Contract, credit facility or other document, instrument or Legal Requirement) of the Business or the Acquired Companies, in each case that is not otherwise the subject of Section 6.6(a) (the "Intercompany Guarantees"), with each such Intercompany Guarantee being set forth on Schedule 6.6(b) of the Seller Disclosure Schedule. In the case of the failure to do so by the Closing Date, then each of Seller and the Acquired Companies shall continue to cooperate and use reasonable best efforts to, as described in the preceding sentence, and Holdco shall and Purchaser shall cause Holdco to (i) no later than the date that is six (6) months after the Closing Date obtain a letter of credit, bank guarantee, surety bond or parent guarantee, as applicable, to replace any outstanding Intercompany Guarantee (it being understood and agreed that the Seller Group shall cooperate with and take any action reasonably requested by the Acquired Companies in respect of releasing such Intercompany Guarantees by such date); provided, that, subject to the Transition Services Agreement, there shall be no liability of Purchaser or the Acquired Companies if any Intercompany Guarantee remains outstanding as of such date assuming that Holdco exercised reasonable best efforts in accordance with this sentence, (ii) indemnify and hold harmless Seller and its Affiliates (other than the Acquired Companies) from and against all Losses arising from or relating to such Intercompany Guarantees and (iii) not permit the Acquired Companies or their Affiliates to (A) renew or extend the term of or (B) increase the obligations of the Acquired Companies or their Affiliates under, or transfer to another third party, any Material Contract, Contract, credit facility or other document, instrument or Legal Requirement or other liability or obligation for which Seller or its Affiliates (other than the Acquired Companies) is or would reasonably be likely to be liable under such Intercompany Guarantee. To the extent that Seller or its Affiliates (other than the Acquired Companies) has performance obligations under any such Intercompany Guarantee, Holdco shall and Purchaser shall cause Holdco to, use its reasonable best efforts to (1) fully perform or cause to be fully performed such obligations on behalf of Seller or such Affiliate or (2) otherwise take such action as is reasonably requested by Seller so as to place Seller or such Affiliate in the same position as if Holdco had performed or were performing such obligations, including prompt reimbursement to Seller for any funds paid (and any associated out-of-pocket costs and expenses) by Seller in respect of such Intercompany Guarantee. Notwithstanding anything to the contrary, nothing in this Section 6.6 shall require Purchaser or any Affiliate thereof (that is not an Acquired Company) to assume or become liable for, or replace Seller or its Affiliates (other than the Acquired Companies) for, any obligation in respect of any Intercompany Guarantee. (c) Purchaser acknowledges and agrees that (i) the Business as presently conducted receives or benefits from General Corporate Functions furnished by Seller and its Affiliates, and other ancillary or corporate shared services provided by Seller and its Affiliates (other than the Acquired Companies) or other corporate centralized functional organizations within or controlled by Seller and its Affiliates (other than the Acquired Companies) and (ii) effective as of the Closing, the sole obligations of Seller and its Affiliates with respect to the provision of any General Corporate Functions to the Business and to Holdco shall be as set forth in the Transition Services Agreement. 6.7 Seller Debt Facilities Releases. Seller shall use reasonable best efforts to deliver to Purchaser at least two (2) Business Days prior to the Closing Date customary documentation evidencing the release of the Acquired Companies and the Contributed Assets from the Seller Debt Facilities (the "Seller Debt Facilities Releases"), it being understood that Seller shall, or shall cause the applicable Acquired Company to, propose any reasonable and customary comments from Purchaser to any such documentation to the holder or beneficiary (or agent thereof) of the applicable obligations being released pursuant thereto. The Seller Debt Facilities Releases shall provide that all guarantees provided by the Acquired Companies in connection with the Seller Debt Facilities and any Encumbrances on the Contributed Assets in favor of the lenders under the Seller Debt Facilities shall be released and terminated upon the consummation of the Transactions. For the avoidance of doubt, as of Closing, Purchaser shall have received evidence, reasonably satisfactory to Purchaser, of the release of all Encumbrances and guarantees in respect of the Seller Debt Facilities. 6.8 Confidentiality. The terms of the Confidentiality Agreement are incorporated into this Agreement by reference and shall continue in full force and effect (and all obligations thereunder shall be binding upon Purchaser and its Representatives (as defined in the Confidentiality Agreement) as if parties thereto) until the Closing, at which time the obligations under the Confidentiality Agreement shall terminate; provided, however, that Purchaser's confidentiality obligations shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) relating to the Acquired Companies and the Business and, for all other information ("Non-Business Confidential Material"), Purchaser agrees that it shall not use or disclose such Non-Business Confidential Material in contravention of the Confidentiality Agreement, and shall destroy or cause to be destroyed all Non-Business Confidential Material in its possession or in the possession of its Representatives (as defined in the Confidentiality Agreement) in accordance with the Confidentiality Agreement, promptly following the Closing. Upon Seller's written request, Purchaser will confirm to Seller in writing that all Non-Business Confidential Material has been so destroyed or retained confidentially. If for any reason the Closing does not occur, the Confidentiality Agreement and each parties’ obligations of confidentiality to the other party under that certain letter agreement, dated as of December 27, 2024, by and between Hillenbrand and Bain Capital Special Situations, LP shall, in each case, continue in full force and effect in accordance with its terms. 6.9 Reasonable Best Efforts; Cooperation; Regulatory Filings. (a) Seller and Purchaser shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, all things necessary, proper or advisable under applicable Antitrust Laws to consummate and make effective the Transactions, which actions shall include (i) using reasonable best efforts to obtain as promptly as practicable each Consent, Permit and Order of any Governmental Authority that may be, or become, necessary for the consummation of the Transactions (collectively, "Governmental Approvals"), (ii) cooperating in determining which filings are required or advisable to obtain the Governmental Approval of, or any exemption by, any Governmental Authority, (iii) furnishing all information and documents required by or advisable under applicable Legal Requirements in connection with Governmental Approvals of, or filings with, any Governmental Authority, (iv) filing, or causing to be filed, as promptly as practicable following the execution and delivery of this Agreement, applicable notifications with the necessary Governmental Authorities, (v) using reasonable best efforts to obtain as promptly as practicable the termination of any waiting period under any applicable Antitrust Laws and (vi) defending any actions, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any Order entered by any court or other Governmental Authority vacated or reversed. In furtherance and not in limitation of the foregoing, each party agrees that it will use its reasonable best efforts to file or cause to be made as promptly as practicable and advisable (with each party considering in good faith any views or input provided by the other party with respect to the timing thereof), any filing with or notification to any competent Governmental Authorities set forth on Schedule 6.9(a) of the Seller Disclosure Schedule. (b) In connection with, and without limiting, the efforts referenced in Section 6.9(a), Seller and Purchaser shall (i) furnish to the other, and Seller shall cause the Acquired Companies to furnish to Purchaser, such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under any applicable Antitrust Law, (ii) permit the other party to review any filing or submission prior to forwarding to the FTC, the DOJ and other Governmental Authorities (except where such material is confidential to a party, in which case it will be provided, subject to applicable Legal Requirements, to the other party's counsel on an "external counsel" basis) and accept any reasonable comments made by that other party, (iii) keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authorities and comply as promptly as practicable with any such inquiry or request and (iv) not, and Seller shall cause the Acquired Companies not to, participate in any substantive meeting or discussion, either in person or by telephone or videoconference, with any Governmental Authority in connection with the Transactions, unless it (A) consults with the other party in advance and (B) gives the other party the opportunity to attend and participate; provided that a party shall not be required to give the other party the opportunity to attend and participate to the extent (1) prohibited by such Governmental Authority or (2) such Governmental Authority requests to communicate exclusively with one party. Whether or not the Transactions are consummated, Purchaser shall be responsible for the payment of all filing fees and other disbursements to any third party or any Governmental Authority in connection with obtaining any approvals or making the notifications or filings required pursuant to this Section 6.9 (including document translation fees or third-party expert fees, but not including the costs of each party's own legal advisors). (c) Seller and Purchaser will comply as promptly as practicable with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Governmental Authority. Purchaser agrees to take any and all steps necessary or advisable to avoid or eliminate each and every impediment under any Legal Requirement that may be asserted by any Governmental Authority or any other Person so as to enable the parties to expeditiously consummate the Transactions, including proposing, negotiating, committing to and consenting to any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertakings (including in relation to public interest and national security matters), in order to obtain clearance as promptly as practicable from any Governmental Authority and, at the request of Seller, Purchaser will be obligated to contest, administratively or in court, any ruling, Order or other Proceeding of any Governmental Authority or any other Person with respect to the Transactions, including by appeal if necessary. (d) Except as specifically required by this Agreement, Purchaser shall not take any action, or refrain from taking any action, if the effect of taking such action or refraining from taking such action would be to delay or impede the ability of the parties to consummate the Transactions. Without limiting the generality of the foregoing, Purchaser shall not, directly or indirectly, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any Governmental Approval of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering an Order prohibiting the Transactions, (iii) increase the risk of not being able to remove any such Order on appeal or otherwise or (iv) delay or prevent the consummation of the Transactions.

(e) Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Section 6.9 shall (i) require, or be deemed to require, Seller or its Affiliates to propose, negotiate, offer to commit, effect or agree to (A) any sale, divestiture, license or disposition of assets or businesses of any Acquired Company or (B) any behavioral remedy of any Acquired Company, in each case, that is not conditioned upon the consummation of the Transactions and (ii) apply to the transactions contemplated by Section 6.5. 6.10 Financing. (a) Without limiting Section 11.4 or Section 12.10, notwithstanding anything in this Agreement to the contrary, Purchaser acknowledges and agrees that Purchaser's obligations under this Agreement are not conditioned in any manner whatsoever upon Purchaser obtaining the Funds to satisfy the Funding Obligations, and the obtaining of the Financing is not a condition to Closing or the consummation of the Transactions. (b) Purchaser shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Debt Financing on the terms and conditions expressly set forth in the Debt Commitment Letter and the Debt Fee Letter (including the "market flex" provisions set forth in the Debt Fee Letter) as promptly as practicable following the date hereof, including using its (and causing its Affiliates to use) reasonable best efforts to (i) maintain in full force and effect (and comply with their respective obligations under) the Debt Commitment Letter on the terms and conditions contained therein (including, to the extent the same are exercised, the "market flex" provisions set forth in the Debt Fee Letter) until the Transactions are consummated, (ii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained therein (including, to the extent the same are exercised, the "market flex" provisions set forth in the Debt Fee Letter) or on other terms acceptable to Purchaser that would not (A) reduce the aggregate amount of the Debt Financing to an amount (when taken together with the Equity Financing) that would be less than the Required Amount or (B) impose new or additional conditions precedent to the receipt of all or any portion of the Debt Financing in an amount (when taken together with the Equity Financing) that would be less than the Required Amount and (iii) satisfy on a timely basis (or obtain a waiver of) all conditions within its control in the Debt Commitment Letter. If all of the conditions to Purchaser's obligations under Section 10.1 (other than those conditions that, by their terms, shall be, and are capable of being, satisfied on the Closing Date) have been satisfied or waived, Purchaser shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to cause the Debt Financing to be consummated in at least the amount (when taken together with the Equity Financing) necessary to fund the Required Amount at or prior to the Closing. (c) Purchaser acknowledges and agrees that it shall be fully responsible for obtaining the Equity Financing in accordance with the Equity Commitment Letter and shall, and shall use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Equity Financing in accordance with the terms hereof, including using reasonable best efforts to take all actions necessary to (i) maintain in full force and effect

(and comply with its obligations under) the Equity Commitment Letter until the Transactions are consummated and (ii) satisfy on a timely basis (or obtain a waiver of) all conditions within its control in the Equity Commitment Letter. If all of the conditions to the Equity Financing as set forth in the Equity Commitment Letter (other than those conditions that, by their terms, shall be, and are capable of being, satisfied on the Closing Date) have been satisfied or waived, and the Equity Financing Sources do not consummate the Equity Financing in accordance with the terms of this Agreement and the Equity Commitment Letter, Purchaser shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to cause the Equity Financing to be consummated in accordance with the terms of the Equity Commitment Letter, and shall cause (and enforce the obligations of) the Equity Financing Source to fund the Equity Financing in at least the amount (when taken together with the Debt Financing) necessary to fund the Required Amount, in each case at or prior to the Closing. (d) Purchaser shall not, and shall cause its Affiliates not to, permit any amendment, restatement, modification, waiver, termination, replacement or assignment of any Commitment Letter (or any portion of the Financing thereunder) without the prior written consent of Seller that would reasonably be expected to (i) reduce (or could have the effect of reducing) the aggregate amount of the Financing below the Required Amount, (ii) impose new or additional conditions or contingencies to the receipt of all or any portion of the Financing or expand, amend or modify any conditions or contingencies to the receipt of all or any portion of the Financing in a manner that would reasonably be expected to delay, prevent, impede or make less likely the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date in an aggregate amount that is at least equal to the Required Amount or otherwise prevent, delay or impair the ability or likelihood of Purchaser to timely consummate the Transactions, or (iii) relieve or release any Financing Source from its obligations under the applicable Commitment Letter (other than as expressly provided for in such Commitment Letter as in effect on the date hereof in connection with the designation of additional arrangers) (the prohibited new or additional conditions precedent described in clauses (i), (ii) and (iii) are referred to as "Prohibited Conditions"); provided, however, that, notwithstanding the foregoing, Purchaser may modify, supplement or amend the Debt Commitment Letter to the extent such modification, supplement or amendment (1) is limited to adding or replacing lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof or (2) increases the commitments or the amount of indebtedness thereunder (provided, that such increases shall not exceed the commitments of the Debt Commitment Letter). Purchaser shall promptly deliver copies of any amendment, modification, supplement or waiver to the Debt Commitment Letter or Debt Fee Letter to Seller (which may, in the case of the Debt Fee Letter, be redacted as provided in Section 5.6). (e) If all or any portion of the Debt Financing reasonably required to fund the Required Amount (when taken together with the Equity Financing) becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (including the "market flex" provisions set forth in the Debt Fee Letter), Purchaser shall as promptly as practicable following the occurrence of such event (i) notify Seller in writing thereof, (ii)

use its reasonable best efforts to obtain an amount equal to such portion of the Debt Financing from alternative debt financing sources ("Alternative Financing") on terms and conditions no less favorable to Purchaser, taken as a whole, than as contemplated by the Debt Commitment Letter (taking into account the "market flex" provisions set forth in the Debt Fee Letter) or otherwise sufficient, when taken together with the Equity Financing and any remaining available portion of the Debt Financing, to fund the Required Amount and (iii) use its reasonable best efforts to obtain a new financing commitment letter that provides for such Alternative Financing and, promptly after execution thereof, deliver to Seller true, complete and correct copies of the new commitment letter and the related fee letters (which may, in the case of fee letters, be redacted as provided in Section 5.6) and related definitive financing documents with respect to such Alternative Financing; provided, that Purchaser shall not be required to obtain Alternative Financing subject to conditions precedent that would constitute Prohibited Conditions; provided, further, that nothing herein or in any other provision of this Agreement shall require, and in no event shall the reasonable best efforts of Purchaser be deemed or construed to require, (1) Purchaser or any of its Affiliates to pay any fees or other economics in excess of those contemplated by the Debt Commitment Letter and any fee letters related thereto as of the date of this Agreement or (2) Purchaser or any of its Affiliates to replace any portion of the Debt Financing with preferred equity financing. (f) Purchaser shall, as promptly as practicable after obtaining knowledge thereof, give Seller written notice of any (i) actual breach or default of any lender or investor party to any Commitment Letter of its funding obligations on the Closing Date of which Purchaser becomes aware or any actual breach or default by Purchaser of any of its obligations under a Commitment Letter, (ii) receipt of any written notice or other written communication from any lender or investor party to the Commitment Letters or definitive agreements related to the Financing with respect to any termination or repudiation of all or any portion of the commitments in respect of a Commitment Letter, (iii) written notification from one or more parties to the Commitment Letters or any party to any definitive agreements related to the Financing of the failure or inability to satisfy one or more conditions precedent to the Financing required to be satisfied by such party on the Closing Date, (iv) without limiting Seller’s rights hereunder, amendment or modification of, or waiver under, any Commitment Letter, or (v) change, circumstance or event of which Purchaser becomes aware that would reasonably be expected to prevent Purchaser from obtaining the Financing in the amount required to fund the Required Amount on the Closing Date. Purchaser shall keep Seller informed on a reasonably current basis of the status of its efforts to arrange the Financing contemplated by the Commitment Letters, including providing drafts of all definitive agreements related to the Financing a reasonable period of time prior to their execution or use. (g) For the purposes of this Agreement, the definitions of "Financing," "Debt Commitment Letter," "Debt Financing," "Debt Fee Letter," "Equity Commitment Letter" and "Equity Financing" include any of the foregoing as the same may be amended, waived, modified or replaced pursuant to this Section 6.10. 6.11 Financing Cooperation.

(a) Prior to the Closing, at Purchaser's sole cost and expense, Seller shall, and shall cause the Asset Sellers and the Acquired Companies to, use reasonable best efforts to provide to Purchaser such customary cooperation reasonably requested by Purchaser in connection with the Debt Financing. Such cooperation shall include using reasonable best efforts to do the following (in each case, to the extent so requested): (i) causing management teams of the Business, with appropriate seniority and expertise, at reasonable times and upon reasonable advance notice, to participate in a reasonable number of meetings, conference calls, drafting sessions, due diligence sessions and similar presentations to and with prospective lenders and rating agencies (with all of the foregoing to be virtual at Seller's or such Persons' request); (ii) reasonably assisting with the preparation of customary rating agency presentations, bank information memoranda and other customary marketing and syndication materials (which may only be distributed to a third party to the extent permitted by the Confidentiality Agreement or a separate confidentiality agreement entered into between Seller and such third party) reasonably and customarily required and reasonably requested by the Debt Financing Sources in connection with the Debt Financing, in each case solely with respect to information relating to the Business; (iii) executing and delivering any pledge and security documents, certificates (including, assuming the representations in Section 5.8 hereof are correct, a customary solvency certificate in the form attached to the Debt Commitment Letter) or other definitive financing documents as may be reasonably requested by Purchaser and otherwise facilitating the pledging of, and the granting, recording and perfection of security interests in, the collateral (including, to the extent applicable, delivery of securities and share certificates); provided, that no obligation of any Acquired Company under any such document or agreement shall be effective until the Closing; (iv) furnishing on a confidential basis to Purchaser and its financing sources, as promptly as reasonably practicable, pertinent information necessary in the preparation of any document or instrument necessary to satisfy any condition to the Debt Financing set forth in the Debt Commitment Letter (provided that Purchaser is solely responsible for the preparation of any projections or pro forma financial statements); and (v) furnishing Purchaser and the Debt Financing Sources, no later than four (4) Business Days prior to the Closing Date, with all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, that has been reasonably requested by Purchaser in writing, at least eight (8) Business Days prior to the Closing Date.

(b) Purchaser acknowledges and agrees that Seller, its Affiliates and their respective Representatives shall not have any responsibility for, or incur any liability prior to the Closing Date to any Person under, any financing that Purchaser may raise in connection herewith. Purchaser shall (i) promptly reimburse Seller and its Affiliates, and its and their respective officers, directors, employees, agents and representatives (collectively, the "Seller Indemnitees") for all of the reasonable and documented out-of- pocket costs and expenses (including attorneys' fees) incurred by such Seller Indemnitee in connection with this Section 6.11 and (ii) indemnify and hold harmless the Seller Indemnitees from and against all Taxes and Losses suffered or incurred, directly or indirectly, by any of them in connection with the arrangement of the Financing (including any action pursuant to this Section 6.11), or any information used in connection therewith, except to the extent solely resulting from the willful misconduct of such Seller Indemnitee. Any use of Seller's or its Controlled Affiliates' Trademarks in connection with the Debt Financing shall require Seller's prior written consent; provided, however, that Seller hereby consents, on behalf of itself and its Controlled Affiliates, to the reasonable and customary use of their Trademarks in connection with the Debt Financing so long as such Trademarks are used solely in a manner that is reasonable and customary for such purposes and that is not intended to or reasonably likely to harm or disparage Seller or its Controlled Affiliates or the reputation or goodwill of Seller or its Affiliates. All non-public or other confidential information provided by Seller, its Affiliates or their respective Representatives pursuant to this Section 6.11 shall be kept confidential in accordance with, and shall be subject to the terms of, the Confidentiality Agreement, except that Purchaser shall be permitted to disclose such information to the Debt Financing Sources and its other financing sources and prospective lenders, subject to the Debt Financing Sources, financing sources and such prospective lenders entering into customary confidentiality undertakings with respect to such information or acknowledging the confidential nature of such information and providing customary acknowledgements regarding such information’s potential status as “material non-public information” under federal securities laws and the associated limitations on trading. (c) Notwithstanding anything in this Agreement to the contrary (including this Section 6.11), none of Seller, its Affiliates or their respective Representatives shall be required to: (i) waive or amend any terms of this Agreement or any Transaction Agreement or agree to pay or pay any commitment or other fee or reimburse any expenses in connection with any Financing (other than, in the case of any such fees or expenses, those that only take effect upon the Closing); (ii) take any action that would, result in Seller or its Affiliates or their respective Representatives incurring any actual or potential liability or giving or being required to give any indemnity in connection with the Financing (other than those of the Acquired Companies that only take effect upon the Closing); (iii) take any action that would require Seller or its Affiliates or their respective Representatives to execute, deliver, enter into or perform any document, agreement, certificate or instrument with respect to the Financing (other than customary authorization letters or those of the Acquired Companies that only take effect upon the Closing), or provide (or cause any of their Representatives to provide) any accountants' comfort letter, reliance letter, legal opinion or other opinion of counsel; (iv) adopt resolutions or execute consents to approve or authorize the execution of the Financing (other than those that only take effect upon the Closing); (v) take any action that would unreasonably interfere with the ongoing Business or the other ongoing businesses or operations of Seller or its Affiliates or their respective Representatives; (vi) take any action that would cause any representation or warranty in this Agreement or any Transaction Agreement to be breached or become inaccurate or that would breach any covenant in this Agreement or any Transaction Agreement; (vii) take any action that would conflict with or violate the organizational documents of Seller or its Affiliates or applicable Legal Requirements; (viii) take any action that would result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, any Contract to which Seller or its Affiliates or their respective Representatives is a party or bound or any obligations of confidentiality binding on Seller or its Affiliates or their respective Representatives; (ix) provide access to or disclose information that constitutes attorney work product or that Seller determines would jeopardize any attorney-client privilege of Seller or its Affiliates or their respective Representatives or which is restricted or prohibited under applicable Legal Requirements; (x) cause any director, officer, employee or other Representative of Seller or its Affiliates to incur any actual or potential personal liability; or (xi) prepare any financial statements, projections or other similar materials (other than the Required Financial Information). (d) As promptly as reasonably practicable after the date hereof, and in any event prior to the Closing Date, Seller shall furnish to Purchaser the Required Financial Information. 6.12 Insurance. Purchaser acknowledges and agrees that, with respect to claims arising out of any actual or alleged act, omission, circumstance, matter, event or occurrence first existing or occurring after the Closing (the “Post-Closing Claims”), (a) the coverage under all insurance policies or self-insurance policies or programs, including those relating to the Acquired Companies and the Business, arranged or maintained by or for the benefit of Seller or its Affiliates (collectively, the "Insurance Policies") is solely for the benefit of Seller and its Affiliates, and not for the benefit of Purchaser or its Affiliates (including, as of the Closing, the Acquired Companies and Holdco), (b) coverage for Post-Closing Claims shall not be available or transferred to

Purchaser, Holdco, the Acquired Companies or the Business, (c) as of the Closing, the Acquired Companies and the Business shall cease to be insured by the Insurance Policies in respect of the Post-Closing Claims, (d) it is Purchaser's sole responsibility, on behalf of Holdco, to arrange for its own insurance policies or self-insurance policies or programs with respect to Holdco, the Acquired Companies and the Business in respect of Post-Closing Claims, and (e) Purchaser shall not seek, through any means, to benefit from any of the Insurance Policies for such Post-Closing Claims. Seller shall not, and shall cause the Seller Group to not, retroactively cancel, modify or amend, in any manner adverse to the Acquired Companies, the Seller Group’s occurrence-based Insurance Policies with respect to claims arising out of any actual or alleged act, omission, circumstance, matter, event or occurrence existing or occurring prior to the Closing relating to the Acquired Companies or the Business (such Insurance Policies, the “Occurrence-Based Policies,” and such claims (regardless of when reported or asserted), the “Pre-Closing Claims”). With respect to any Occurrence-Based Policy affording coverage to the Acquired Companies for any Pre-Closing Claim, Seller shall, and shall cause the other members of the Seller Group to, make available to the Acquired Companies any applicable coverage under such Occurrence-Based Policy, including (A) noticing or reporting such Pre-Closing Claim, (B) reasonably assisting and cooperating with Purchaser and the Acquired Companies in asserting the Pre-Closing Claim to the insurer of such Occurrence-Based Policy and (C) remitting any insurance proceeds received by the Seller Group in respect of such Pre-Closing Claim to the Acquired Companies. Subject to the Seller Group providing access to such Occurrence-Based Policies in accordance with the immediately preceding sentence, and subject to the last sentence of this Section 6.12, Purchaser shall, and shall cause the Acquired Companies to, take over and assume all incurred but not reported claims of the Acquired Companies and the Business and all other Pre-Closing Claims (collectively, the “Unknown Pre-Closing Claims”), including the obligation to pay Seller Group’s portion of the self-insured retentions and deductibles under the Occurrence-Based Policies, promptly, and in any event within five (5) Business Days, following Seller’s written demand that such payment be made, and otherwise be responsible for such claims until they are finally settled and closed. For the avoidance of doubt, Purchaser’s aggregate liability related to such Unknown Pre-Closing Claims shall be limited to $2,750,000, and Seller and its Affiliates (except the Acquired Companies) shall be responsible for all liabilities in excess of that amount. 6.13 R&W Insurance Policy. If Purchaser or its Affiliates elects to obtain a buy-side representations and warranties insurance policy in connection with the Transactions (the "R&W Insurance Policy"), Purchaser agrees that the R&W Insurance Policy shall provide that (a) the insurer shall irrevocably waive and not pursue, directly or indirectly, any claims against Seller or its Affiliates or Representatives (by way of subrogation, claim for contribution or otherwise), other than in the case of Fraud by any such party and then only to the extent of such Fraud and (b) Seller and its Affiliates or Representatives shall be express third-party beneficiaries of such provision. Purchaser shall not (and shall cause its Affiliates not to) amend or modify in any respect, or otherwise novate, assign, waive or terminate, the provisions in clauses (a) and (b) of the immediately preceding sentence without the prior written consent of Seller, which consent shall be in Seller's sole discretion. Purchaser shall be solely responsible for all costs to procure, maintain and make claims under the R&W Insurance Policy, including all premiums, broker fees, underwriting fees, retentions, Taxes, expenses and costs of any nature whatsoever. Purchaser (or its Affiliates, except Holdco and its Subsidiaries) shall be the sole beneficiary of any recovery under the R&W Insurance Policy. In respect of Purchaser’s procurement of a fully bound and effective R&W Insurance Policy as of Closing, Seller and its Affiliates or Representatives shall not delete or rescind Purchaser’s access or credentials to the Data Room following the Closing without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed), and shall reasonably cooperate with Purchaser in connection with Purchaser’s efforts to provide copy(ies) of the Data Room to the insurer(s) of the R&W Insurance Policy. Following the date hereof, Seller shall not (and shall not permit any Person to) upload, add, or make available document in the Data Room. Within 90 days of the Closing, or an earlier mutually agreed upon date, Seller shall have the Data Room access terminated and closed down. 6.14 Litigation Support. Except in the case of an adversarial Proceeding between Seller and its Affiliates (except for Holdco or any Subsidiary thereof), on the one hand, and Purchaser, Holdco, and their respective Affiliates (except the Seller Group), on the other hand, subject to Section 6.8 and Section 12.16, in the event and for so long as (a) Seller or its Affiliates is prosecuting, contesting, or defending any Proceeding, charge or demand by a third party (other than an action brought against or by Purchaser or its Affiliates) or otherwise addressing, negotiating, disputing, investigating, complying with, mitigating, discharging or otherwise performing or managing any Loss in connection with (i) the Transactions or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction relating to, in connection with or arising from the Business, Holdco or the Acquired Companies, or (b) Purchaser, Holdco or any Acquired Company is prosecuting, contesting, or defending any Proceeding, charge or demand by a third party (other than an action brought against or by Seller or its Affiliates) or otherwise addressing, negotiating, disputing, investigating, complying with, mitigating, discharging or otherwise performing or managing any Loss in connection with (i) the Transactions, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction relating to, in connection with or arising from the operation of the Business prior to the Closing, the other party shall, and shall cause its other Affiliates and its and their officers and employees to, and shall use its reasonable best efforts to cause its and their other Representatives to, cooperate with the defending party and its Affiliates and its and their counsel in such prosecution, contest, or defense (to the extent reasonably necessary for such defense), including making available its personnel, participating in meetings, providing such testimony and access to their books and records and taking such other actions as shall be reasonably necessary in connection with such defense, to the extent reasonably requested by, and at the sole cost and expense of, the defending party; provided, that no party shall be required to provide access to or disclose information if, upon the advice of counsel, such access or disclosure would jeopardize the attorney-client or other applicable legal privilege or protection of such party or contravene any Legal Requirements, contracts or obligation of confidentiality (provided, that, in all cases, the parties shall use its commercially reasonable efforts to provide such access or such disclosure (or as much of them as possible) in a manner that does not have such consequences). 6.15 Registered Office Addresses. To the extent an Acquired Company uses any facility address of Seller or its Affiliates (other than the Acquired Companies) as a registered office address, Holdco shall, at Holdco’s sole cost and expense, take any and all actions to transfer the registered office address of any such Acquired Company to the registered office address of Holdco effective as of the Closing. 6.16 Excluded Liabilities. From and after the Closing, (i) Seller shall indemnify, defend and hold harmless Purchaser, Holdco, the Acquired Companies and any of their respective

Affiliates (except the Seller Group) and their respective successors and assigns and their respective Representatives (the "Holdco Indemnified Parties") from any and all Losses incurred by the Holdco Indemnified Parties to the extent arising out of or in connection with the Retained Liabilities, and (ii) Holdco and the Acquired Companies shall indemnify, defend and hold harmless the Seller Group and their respective successors and assigns and their respective Representatives (the "Seller Indemnified Parties") from any and all Losses incurred by such the Seller Indemnified Parties to the extent arising out of any Assumed Liabilities. Seller shall reimburse the Holdco Indemnified Parties and Holdco shall reimburse the Seller Indemnified Parties in each case for any undisputed amounts which are the responsibility of Seller or Purchaser, as the case may be, pursuant to this Section 6.16 within five (5) days after receiving notice from Purchaser or Seller, as the case may be, that payment of such amounts has either been made or will be made by Purchaser or Seller, as the case may be. To the extent permitted by applicable Legal Requirements, all indemnification payments made pursuant to this Section 6.16 shall be treated as adjustments to the Final Purchase Price. Except as otherwise specifically provided for in this Agreement, including this Section 6.16, Fraud or Willful Breach by the Seller Parties or their Controlled Affiliates, or in any Contract entered into between an Acquired Company and Seller or any Affiliate thereof after the Closing, none of (x) Seller or any of its Affiliates shall be liable or responsible for any liability, debt or obligation of any Acquired Company from and after the Closing regardless of when such liability, debt or obligation arose, accrued or was incurred, and (y) Purchaser or any of its Affiliates (including the Acquired Companies) shall be liable or responsible for any liability, debt or obligation of Seller or any of its Affiliates (except the Acquired Companies) from and after the Closing regardless of when such liability, debt or obligation arose, accrued or was incurred. 6.17 Bulk Sale Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Legal Requirements of any jurisdiction that may otherwise be applicable with respect to the deemed sale of any or all of the Contributed Assets to Purchaser; it being understood that any Losses arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Legal Requirements of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Retained Liabilities. 6.18 Use of Trademarks. Within thirty (30) days after Closing, Seller and each Asset Seller shall file with each applicable Governmental Authority to change its corporate name (and, if applicable, the names of any of its Affiliates) to a name which does not include any Trademark included in the Owned IP or Seller Milacron IP and shall cause such name change as soon as practicable thereafter. As soon as practicable after Closing (and in any event within ninety (90) days thereafter), Seller shall and shall cause its Affiliates (including the Asset Sellers) to cease and discontinue all other use of Trademarks included in the Owned IP or Seller Milacron IP or any word that is similar in sound or appearance to such Trademarks. 6.19 Exclusive Dealing. From the date hereof through the Closing, no Seller Party nor any Controlled Affiliate thereof shall (and each such Person shall direct their directors, officers, employees, managers, members, direct and indirect equityholders, advisors and Representatives not to) take any action to initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person (other than Purchaser and Purchaser’s Representatives) directly or indirectly, concerning any purchase of a significant portion of the outstanding equity interests or any merger, sale of substantially all of the assets of the Acquired Companies and Contributed Assets or similar transactions (each such transaction, an "Acquisition Transaction"). Seller shall, and shall cause its Subsidiaries and Affiliates to, cease and cause to be terminated any existing discussions, communications or negotiations with any Person, including by removing access to any virtual data room (other than Purchaser and Purchaser’s Affiliates) conducted heretofore with respect to any Acquisition Transaction. Notwithstanding the foregoing, Purchaser hereby acknowledges that prior to the date of this Agreement, Seller has provided information relating to the Acquired Companies and the Contributed Assets and has afforded access to, and engaged in discussions with, other Persons in connection with a proposed Acquisition Transaction and that such information, access and discussions could reasonably allow the Person to form a basis for making an unsolicited offer to a Seller Party or its Representatives in respect of an Acquisition Transaction without any breach of this Section 6.19; provided, that in the event of any such unsolicited offer, Seller shall promptly provide written notice of such offer to Purchaser and shall not otherwise respond in any way to such offer. 6.20 Intellectual Property Matters. (a) As part of the Seller Reorganization Actions, prior to the Closing, Seller shall, and shall cause its Affiliates to, transfer all of Seller and its Affiliates’ right, title and interest in, to and under all Seller Milacron IP to the Acquired Companies, and shall provide drafts of the instruments of transfer related thereto a reasonable period of time prior to their execution or use. (b) From time to time following the Closing, Seller shall, and shall cause its Affiliates (and its and their employees) to, take all actions reasonably requested by Purchaser to assist with the filing and prosecution of patent applications on inventions included in the Owned IP or Seller Milacron IP, including executing invention assignment documentation, in form and substance reasonably requested by Purchaser, suitable for recordation or acceptance by a national intellectual property office or authority in any applicable jurisdiction. ARTICLE VII ADDITIONAL COVENANTS OF THE PARTIES 7.1 Post-Closing Access to Information. (a) From and after the Closing until the seven (7) year anniversary of the Closing Date, Purchaser shall cause Holdco and the Acquired Companies (to the extent Purchaser controls Holdco) to afford Seller and its Affiliates and their respective Representatives, during normal business hours, upon reasonable request and advance notice, reasonable access to the books, records and properties of Holdco, each Acquired Company, their Affiliates and the Business, and to make copies of such books and records at Seller's expense, to the extent that such access is requested for financial statements, Taxes, any potential Proceeding or investigation by or before a Governmental Authority, and SEC or other Governmental Authority reporting obligations; provided that (x) in the case of an adversarial Proceeding between Seller and its Affiliates (except for Holdco or any Subsidiary thereof), on the one hand, and Purchaser, Holdco, and their respective Affiliates (except the Seller Group), on the other hand, the rules of discovery governing such Proceeding shall apply, and the foregoing covenants of Purchaser, Holdco, the Acquired Companies, and their respective Affiliates shall no longer apply; and (y) the foregoing shall not (i) require the Acquired Companies to provide access or to disclose information where such access or disclosure would contravene any Legal Requirement (including those relating to data protection or privacy), fiduciary duty or the terms of any Contract, would result in the waiver of any legal privilege or work-product protection, would expose Purchaser, the Acquired Companies, or their respective Affiliates to risk of liability (including with respect to disclosure of sensitive, confidential or personal information) or would cause significant competitive harm to Purchaser, the Acquired Companies, their respective Affiliates or their respective businesses (provided, that Purchaser shall cause Holdco to provide prompt written notice to Seller if it determines to withhold any information pursuant to the foregoing, and Purchaser and Acquired Companies shall reasonably cooperate with Seller to implement alternative arrangements whereby such information may be provided in a manner that would not reasonably be expected to waive an applicable privilege, contravene an applicable Legal Requirement or Contract, or cause significant competitive harm to Purchaser, the Acquired Companies, or their respective Affiliates). (b) Without limiting the generality of Section 7.1(a), Holdco, within four (4) Business Days of (x) if the Closing Date is the first calendar day of the month, the Closing Date, or (y) if the Closing Date is not the first calendar day of the month, the date that is the first calendar day of a month following the Closing Date, deliver, or cause Holdco to deliver, to Seller, customary quarter and month-end income statement and balance sheet and other similar financial information of the type that the Acquired Companies and Business have historically provided to Seller via its financial reporting system for the monthly and quarterly period in which the Closing occurs, in each case as if the Closing Date was the date of a quarter end; provided, however, that for the avoidance of doubt, such information shall not be binding upon, or relevant to the Post-Closing Statement. (c) The books and records of the Business shall be transferred (for no additional consideration) to the Acquired Companies as part of the Transactions. Purchaser agrees to hold, and to cause Holdco and the Acquired Companies to hold, all the books and records of Holdco and the Acquired Companies existing on the Closing Date and not to destroy or dispose of any such books and records for a period of seven (7) years from the Closing Date or such longer time as may be required by Legal Requirements, and thereafter, if any of them desires to destroy or dispose of such books and records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Seller. (d) If Seller or any Affiliate thereof (except the Acquired Companies) locate additional books and records of the Business post-Closing, or if the books and records of the business are contained in Seller or such Affiliates’ possession, such Person shall have the same records retention requirements as Purchaser pursuant to this Section 7.1, mutatis mutandis. 7.2 D&O Indemnification and Insurance.

(a) From and after the Closing, Holdco and the Acquired Companies shall to the fullest extent permitted by applicable Legal Requirement, for a period of six (6) years after the Closing and at all times subject to applicable Legal Requirements, not amend, repeal or modify in any adverse manner, and otherwise cause to be maintained in effect the provisions regarding elimination of liability of officers and directors, and indemnification of and advancement of expenses with respect to pre-Closing periods to officers, directors, trustees, members, managers and employees (“D&O Indemnitees”) contained in the organizational documents of any Acquired Company as of the Closing and (iii) not settle, compromise or consent to the entry of any judgment in any Proceeding or threatened Proceeding in which indemnification would likely be expected to be sought by a D&O Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such D&O Indemnitee from all liability arising out of, relating to or resulting from such Proceeding or such D&O Indemnitee otherwise consents in writing to the entry of such judgment, and cooperates in the defense of such Proceeding or threatened Proceeding. (b) If, following the Closing, Holdco, any Acquired Company, or any of its respective successors or assigns, (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, use commercially reasonable efforts to cause proper provisions to be made so that the successors and assigns of Holdco, such Acquired Company or any of their respective successors or assigns, as the case may be, shall assume all of the obligations set forth in this Section 7.2. (c) The rights of the D&O Indemnitees under this Section 7.2 shall be in addition to any rights such D&O Indemnitees may have under the organizational documents of the Acquired Companies, or under any applicable Contracts or Legal Requirements, and Holdco shall, and shall cause each of the Acquired Companies to, honor and perform under all indemnification agreements entered into by the Acquired Companies as in effect as of the date of this Agreement and made available to Purchaser. (d) The obligations of Holdco and the Acquired Companies under this Section 7.2 shall not be terminated, amended or modified in any manner so as to adversely affect any D&O Indemnitee (including such Person's successors, heirs and legal representatives) to whom this Section 7.2 applies without the written consent of such affected D&O Indemnitee (it being expressly agreed that the D&O Indemnitees to whom this Section 7.2 applies shall be third-party beneficiaries of this Section 7.2, and this Section 7.2 shall be enforceable by such D&O Indemnitees and their respective successors, heirs and legal representatives and shall be binding on all successors and assigns of Purchaser, Holdco, and each Acquired Company). 7.3 Further Assurances; Wrong Pockets. (a) From time to time following the Closing, Seller shall, and shall cause its Controlled Affiliates to, and Purchaser shall, and shall cause its Controlled Affiliates (including Holdco and Midco) to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the Transactions as may be reasonably requested by the other party; provided, however, that nothing in this Section 7.3 shall require any party or any of its respective Affiliates to expend any money, commence or participate in any Proceeding, incur liabilities or offer or grant any accommodation (financial or otherwise) to any third party following the Closing. (b) In furtherance, and not by way of limitation, of the foregoing, if after the Closing, (i) Seller or its Controlled Affiliates, or Purchaser or its Controlled Affiliates (including Holdco and Midco), discovers that any assets or properties owned, leased or licensed by any Acquired Company that are not used or held for use in connection with the Business were inadvertently or mistakenly retained by any Acquired Company, then Purchaser shall, and shall cause its Controlled Affiliates (including Holdco and Midco) to, (A) immediately cease using such assets and properties and (B) cooperate with Seller to transfer or assign such assets and properties to Seller (or its designee) at Seller’s expense, with no requirement of additional consideration to the fullest extent permitted by applicable Legal Requirements and execute and deliver any amendments or supplements to this Agreement, exhibits, schedules or the Seller Disclosure Schedule, as applicable, to transfer such assets and properties to Seller (or its designee) effective as of the Closing Date and (ii) Seller Party or its Controlled Affiliates, or Purchaser or its Controlled Affiliates (including Holdco and Midco), discovers that any assets or properties owned, leased or licensed by any Seller or its Controlled Affiliates that were used or held for use in connection with the Business or any Seller Milacron IP were inadvertently or mistakenly not retained by or transferred to any Acquired Company or would have caused a breach or inaccuracy of the representations and warranties set forth in Section 4.15, then Seller shall, and shall cause its Controlled Affiliates to, (A) immediately cease using such assets and properties and (B) cooperate with Purchaser to transfer or assign such assets and properties to Holdco at Purchaser’s expense, with no requirement of additional consideration to the fullest extent permitted by applicable Legal Requirements and execute and deliver any amendments or supplements to this Agreement, exhibits, schedules or the Seller Disclosure Schedule, as applicable, to transfer such assets and properties to Holdco effective as of the Closing Date. The parties agree to use their reasonable best efforts to structure any transfer of assets and properties referred to in the immediately preceding sentence in a manner that minimizes Taxes and is equitable for the parties, Holdco and the Acquired Companies. (c) Following the Closing, (i) Seller shall, and shall cause its Controlled Affiliates to, promptly deliver to Holdco or an Acquired Company (A) any mail, packages, orders, inquiries and other communications addressed to Seller or its Controlled Affiliates exclusively relating to the Business and (B) any property that Seller or its Controlled Affiliates receive and that properly belongs to Holdco or an Acquired Company, and (ii) Purchaser shall, and shall cause its Affiliates to, promptly deliver to Seller (A) any mail, packages, orders, inquiries and other communications addressed to Seller or its Affiliates or to the extent relating to a business, product line or asset of Seller or its Affiliates other than the Business and (B) any property that Purchaser or its Affiliates (including Holdco and Midco) receive and that properly belongs to Seller or its Affiliates.

(d) If, following the Closing, (i) Seller or its Controlled Affiliates receives any funds belonging to Holdco or an Acquired Company in accordance with the terms of this Agreement, Seller shall, or shall cause its Controlled Affiliates to, (A) promptly advise Purchaser, (B) segregate and hold such funds in trust for the benefit of Holdco or an Acquired Company and (C) promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by Purchaser, on behalf of Holdco or an Acquired Company, and (ii) Purchaser or its Affiliates (including Holdco and Midco) receives any funds belonging to Seller or its Affiliates in accordance with the terms of this Agreement, Purchaser shall, or shall cause its Affiliates (including Holdco and Midco) to, (A) promptly advise Seller or its applicable Affiliate, (B) segregate and hold such funds in trust for the benefit of Seller or its applicable Affiliate and (C) promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by Seller. ARTICLE VIII TAX MATTERS 8.1 Intended Tax Treatment. It is intended for U.S. federal and applicable state and local income Tax purposes that (a) Holdco will be treated as a disregarded entity prior to Purchaser’s purchase of the Purchased Holdco Interests, (b) Holdco will be classified as a partnership after Purchaser’s purchase of the Purchased Holdco Interests, (c) Purchaser’s purchase of the Purchased Holdco Interests shall be treated as a transaction described in Revenue Ruling 99-5 (Situation 1) pursuant to which (i) Purchaser will be deemed to purchase fifty-one percent (51%) of the Midco Interests from Seller in a taxable transaction under Section 1001 of the Code, and (ii) Purchaser and Seller will be deemed to contribute fifty-one percent (51%) and forty-nine percent (49%), respectively, of the Midco Interests to Holdco in the formation of a new partnership under Section 721 of the Code (the "Intended Tax Treatment"). The parties hereto agree that, for all applicable Tax purposes, the transactions contemplated by this Agreement will be reported in a manner that is consistent with the Intended Tax Treatment and none of them (nor any of their respective Affiliates) will take any Tax position inconsistent therewith on any Tax Return, in any amended Tax Return, or in any Tax contest, except as otherwise required by Legal Requirements or a final "determination" within the meaning of Section 1313(a)(1) of the Code or any similar provision of any state, foreign or local Law. 8.2 Section 704(c) of the Code. Holdco shall apply Section 704(c) of the Code to the property deemed contributed to the capital of Holdco by Seller pursuant to Section 8.1(c)(ii) by using the "traditional method" as described in Treasury Regulations Section 1.704-3(b), and the operating agreement or other applicable governing document of Holdco shall so specify. 8.3 Prohibited Actions. Without the consent of Seller (which shall not be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Affiliates (including Holdco, Midco and the Acquired Companies) not to (i) file, re-file, supplement, or amend any Tax Return of the Acquired Companies for any Pre-Closing Tax Periods, (ii) file any Tax Return of the Acquired Companies that includes a Pre-Closing Tax Period in a jurisdiction where the Acquired Company did not previously file such Tax Return (unless a change in the operation of the Business requires filing a Tax Return in any such new jurisdiction), (iii) voluntarily approach any Governmental Authority regarding any Taxes or Tax Returns of the Acquired Companies that were originally due on or before the Closing Date, (iv) enter into any closing agreement or settle any Tax claim or assessment with respect to the Acquired Companies for any Pre-Closing Tax Periods, (v) surrender any right to claim a refund of Taxes of the Acquired Companies for any Pre- Closing Tax Period, (vi) make any election with respect to any Acquired Company (including, but not limited to, any election under Section 338 of the Code related to the transactions contemplated by this Agreement or any entity classification election pursuant to Treasury Regulations Section 301.7701-3), (vii) change any method of Tax accounting or any Tax accounting period of any Acquired Company, (viii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency of the Acquired Companies related to any Pre-Closing Tax Period, or (ix) take any action relating to Taxes on the Closing Date after the Closing outside the ordinary course of business, in each case, to the extent such action would increase any Tax liability of Seller or its Affiliates for a Pre-Closing Tax Period. 8.4 Tax Matters Cooperation. Seller shall, and shall cause its Controlled Affiliates to, and Purchaser shall, and shall cause its Affiliates (including Holdco and Midco) to, cooperate fully to the extent reasonably requested by the other party in connection with the filing of any Tax Returns related to the Acquired Companies and in respect of the Business and in connection with any Tax Proceeding or in connection with determining a liability for Taxes or a right to refund of Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Seller and its Affiliates shall not be required to provide Purchaser or its Affiliates (including Holdco and Midco) or its or their respective Representatives with any Consolidated Return (or copy thereof). 8.5 Transfer Taxes. Notwithstanding anything to the contrary contained in this Agreement, Holdco and the Acquired Companies, shall be liable for and shall pay (or cause to be paid) when due and shall indemnify and hold harmless Purchaser, Seller and each of their respective Affiliates from and against any Transfer Taxes imposed as a result of the Transactions; provided, any Tax imposed by an Indian Tax Authority as a result of the Reorganization or the Transactions shall not constitute a Transfer Tax for which Purchaser, Holdco or the Acquired Companies is liable pursuant to this Section 8.5; provided further, that to the extent any Seller Party is required to pay VAT as a result of the Reorganization or the Transaction, any reclaim or refund of such VAT shall be paid directly to Seller (less any costs, expenses or Taxes incurred by Purchaser, Holdco or an Acquired Company as a result of, or in connection with, the receipt of such refund). The party responsible under applicable Legal Requirements for filing the Tax Returns with respect to any such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Return to the other party. Seller shall, and shall cause its Controlled Affiliates to, and Purchaser shall, and shall cause its Affiliates (including Holdco and Midco) to, cooperate in connection with the preparation and filing of any such Tax Returns. 8.6 Pre-Closing Tax Returns. Seller shall cause to be prepared and filed all Tax Returns for the Acquired Companies for any Tax period ending on or prior to the Closing Date, the due date of which is after the Closing Date (giving effect to any properly obtained extension) (each, a "Pre-Closing Tax Return"). All Pre-Closing Tax Returns shall be prepared in accordance with the past practice of the Acquired Companies in filing their Tax Returns, except as otherwise required by applicable Legal Requirements. Seller shall provide Purchaser with a copy of each Pre-Closing Tax Return no later than thirty (30) days prior to the date such Pre-Closing Tax Return is due (giving effect to any properly obtained extension) for Purchaser’s review (or as soon as reasonably practicable thereafter). Within ten (10) Business Days of receipt by Purchaser of any such Pre- Closing Tax Return, Purchaser shall inform Seller of any objections Purchaser has to such Pre- Closing Tax Return. If Purchaser informs Seller of any such objection, then Seller and Purchaser shall negotiate in good faith to resolve such objections. If, despite such good faith efforts, Seller and Purchaser are unable to resolve such objections within five (5) Business Day of the delivery of such objections to Seller, then the matter shall be submitted to an independent accounting firm of national reputation as shall be agreed upon in writing by Seller and Purchaser for review and resolution, which shall be limited to such objections. Seller shall cause to be timely filed such Pre- Closing Tax Returns on the basis of the copy provided to Purchaser, as modified to reflect the resolution of Purchaser’s objections thereto (if any). Purchaser shall cause to be prepared and filed all Tax Returns for the Acquired Companies for any Straddle Period (each, a "Straddle Tax Return"). All Straddle Tax Returns shall be prepared in all material respects in accordance with the past practice of the Acquired Companies in filing their Tax Returns, except as otherwise required by applicable Legal Requirements. Purchaser shall provide Seller with a copy of each Straddle Tax Return no later than thirty (30) days prior to the date such Straddle Tax Return is due (giving effect to any properly obtained extension) for Seller’s review (or as soon as reasonably practicable thereafter). Within ten (10) Business Days of receipt by Seller of any such Straddle Tax Return, Seller shall inform Purchaser of any objections Seller has to such Straddle Tax Return. If Seller informs Purchaser of any such objection, then Seller and Purchaser shall negotiate in good faith to resolve such objections. If, despite such good faith efforts, Seller and Purchaser are unable to resolve such objections within five (5) Business Day of the delivery of such objections to Purchaser, then the matter shall be submitted to an independent accounting firm of national reputation as shall be agreed upon in writing by Seller and Purchaser for review and resolution, which shall be limited to such objections. Purchaser shall cause to be timely filed such Straddle Tax Returns on the basis of the copy provided to Seller, as modified to reflect the resolution of Seller’s objections thereto (if any). 8.7 Straddle Period. For purposes of determining Taxes with respect to any Straddle Period, (i) real, personal and intangible property Taxes and any other similar Taxes levied on a per diem basis of any Person for a Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period and (ii) any other Taxes of any Person for any Pre-Closing Tax Period shall be computed as if such Tax period ended as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis. For the avoidance of doubt, any Taxes with respect to income included under Section 951 or Section 951A of the Code shall be computed, as if such taxable period for both U.S. and foreign Tax purposes ended as of the close of business on the Closing Date and the taxable year of any partnership, pass-through entity or "controlled foreign corporation" within the meaning of Section 957 of the Code that any of the Acquired Companies own, directly or indirectly, shall be deemed to end for both U.S. and foreign Tax purposes as of the close of business on the Closing Date for such purposes. 8.8 Transaction Tax Deductions and Bonuses. Seller shall be entitled to any applicable Tax deductions related to any payments made pursuant to the STIC Program, and all Transaction Tax Deductions shall be deducted in Tax Returns for Pre-Closing Tax Periods. 8.9 Survival. The covenants set forth in this Article VIII shall survive until sixty (60) days following the expiration of the applicable statute of limitations (including extensions). ARTICLE IX EMPLOYEES 9.1 Transfer of Business Employees. (a) Transferred Employees. Prior to the Closing Date, Seller shall use commercially reasonable efforts to cause the transfer to Seller or its Controlled Affiliates (other than an Acquired Company) of the employment of each Excluded Employee. Any Excluded Employee whose employment is not so transferred prior to the Closing Date shall remain an employee of the applicable Acquired Company until such Excluded Employee’s employment is transferred as provided in the Transition Services Agreement. Purchaser and Holdco shall not, and Purchaser shall cause Holdco and each Acquired Company not to, terminate, or change any of the terms (including compensation, benefits, reporting structure and work location) of, the employment of any Excluded Employee who remains employed by an Acquired Company following the Closing Date and prior to the transfer of such Excluded Employee as provided in the Transition Services Agreement. As soon as reasonably practicable and in any event no later than the end of the term of the Transition Services Agreement, Seller shall offer any remaining Excluded Employee employment with Seller or its Controlled Affiliates on terms and conditions that are no less favorable than those available to the Excluded Employee immediately prior to the offer date and with continuity of service. For the avoidance of doubt, Seller and its Controlled Affiliates shall be solely responsible for, and shall indemnify, defend and hold Purchaser and its Affiliates (including the Acquired Companies) harmless from, all obligations to Excluded Employees under this Agreement or the Transition Services Agreement or applicable Legal Requirements in all relevant jurisdictions and under the applicable terms of any employment Contracts, including, without any limitation, any severance, retrenchment or other termination pay or benefits that are payable to any Excluded Employee on account of the termination of such Excluded Employee by the Acquired Company. All costs and expenses arising out of, relating to or resulting from current or former Excluded Employees, their compensation, benefits, claims and actions, and the terms and conditions of their employment or the termination or transfer thereof, shall be the responsibility of, and shall be paid or reimbursed by, Seller and its Controlled Affiliates, including in accordance with the Transition Services Agreement, and Seller and its Controlled Affiliates shall indemnify and hold Purchaser and its Affiliates (including the Acquired Companies) harmless for all liabilities in respect thereof. Seller shall update Schedule 1.1(c), and shall propose changes to Schedule 1.1(d), and Schedule 1.1(e), of the Seller Disclosure Schedule

to reflect any changes that occur after the date of this Agreement and shall deliver such updated Schedules to Purchaser at least five (5) Business Days prior to the Closing Date. Each Business Employee who is employed by an Acquired Company as of the Closing Date (including any Excluded Employee whose employment has not been transferred to Seller or its Controlled Affiliates on or prior to the Closing Date in respect of whom Seller and its Affiliates are meeting their obligations under the Transition Services Agreement) and each Hired Employee who is hired by Holdco or its Affiliates (including any Acquired Company) after the Closing Date as provided in the Transition Services Agreement shall be referred to herein as a "Transferred Employee." Notwithstanding anything to the contrary in this Article IX or otherwise, the terms and conditions of employment with regard to any Transferred Employee whose employment terms are subject to a collective bargaining agreement (a "Collective Bargaining Agreement"), shall be governed exclusively by such Collective Bargaining Agreement and Purchaser and its Affiliates (including Holdco and Midco) shall abide by the terms and conditions in any such Collective Bargaining Agreement. (b) Hired Employees. At the times provided for in the Transition Services Agreement, Holdco or its Affiliates (including any Acquired Company) shall, and Purchaser shall cause Holdco or its Affiliates (including any Acquired Company) to, offer employment to each Hired Employee on terms consistent with those applicable to Business Employees generally under this Article IX. With respect to each such Hired Employee who commences employment with Holdco or its Affiliates (including any Acquired Company), such Hired Employee shall be deemed a Transferred Employee and references to the "Closing Date" in this Article IX shall be deemed to refer to the date that such Hired Employee commences employment with Holdco or its Affiliates (including any Acquired Company). (c) Business Employees on Long-Term Disability. Notwithstanding anything to the contrary in this Section 9.1, with respect to any Business Employee who is receiving long-term disability benefits as of the Closing Date pursuant to a Seller Benefit Plan principally covering employees employed in the United States (each, an "LTD Employee"), Seller shall cause such LTD Employee to remain employed by Seller or its Controlled Affiliates (other than an Acquired Company) or transfer the employment of such LTD Employee from an Acquired Company to Seller or a Controlled Affiliate (other than an Acquired Company), as applicable. Schedule 9.5(c) of the Seller Disclosure Schedule sets forth all of the LTD Employees as of the date of this Agreement, which includes the name and the date on which such disability benefits became effective in respect of such LTD Employee. To the extent such LTD Employee is, within twelve (12) months following the effective date of such disability benefits, or such later date as required by applicable Legal Requirements, able to return to work, Holdco or its Affiliates (including any Acquired Company) shall, and Purchaser shall cause Holdco or its Affiliates (including any Acquired Company) to, offer employment to such employee on terms consistent with those applicable to Business Employees generally under this Article IX. With respect to each such LTD Employee who commences employment with Holdco or its Affiliates (including any Acquired Company), such LTD Employee shall be deemed a Transferred Employee and references to the "Closing Date" in this Article IX shall be deemed to refer to the date that such LTD Employee commences employment with Holdco or its Affiliates (including any Acquired Company). Seller shall be solely responsible for providing long-term disability benefits to any LTD Employee for any period that precedes such LTD Employee’s becoming a Transferred Employee. Each Business Employee who is receiving long-term disability benefits as of the Closing Date pursuant to a Seller Benefit Plan principally covering employees employed outside of the United States shall remain employed by the applicable Acquired Company on the Closing Date, including following a transfer of such Business Employee’s employment to Holdco or an Acquired Company pursuant to Section 9.1(a). 9.2 Continuation Period. Subject to any applicable Legal Requirements or Contracts to the extent explicitly assumed by the Holdco or its Controlled Affiliates pursuant to Section 1.1 of this Agreement and other than as set forth in the Transition Services Agreement: (a) For the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date, or for such shorter period of employment, as the case may be (the "Continuation Period"), Holdco or its Affiliates (including any Acquired Company) shall and Purchaser shall cause Holdco or its Affiliates (including any Acquired Company) to, provide, or cause to be provided, to each Transferred Employee (i) a base salary (or hourly base wage rate) that is at least equal to the base salary (or hourly base wage rate) provided to such Transferred Employee immediately prior to the Closing Date, (ii) a target annual cash bonus or commission opportunity, if any, that is at least equal to the target annual cash bonus or commission opportunity provided to such Transferred Employee immediately prior to the Closing Date and (iii) employee health, welfare, retirement, and fringe benefits and perquisites that are substantially comparable in the aggregate to the employee health, welfare, retirement, and fringe benefits and perquisites provided to Transferred Employees immediately prior to the Closing Date; (b) In the event of termination of the employment of any Transferred Employee during the Continuation Period, subject to the Transferred Employee’s execution and non- revocation of a general release of claims in favor of Purchaser and its Affiliates, Holdco or its Affiliates (including any Acquired Company) shall, and Purchaser shall cause Holdco or its Affiliates (including any Acquired Company) to, provide, or cause to be provided, to such Transferred Employee severance pay and benefits no less favorable than the severance pay and benefits to which such Transferred Employee would have been entitled under any applicable Benefit Plan immediately prior to the Closing Date; (c) Holdco or its applicable Affiliate (including any Acquired Company) shall use commercially reasonable efforts, and Purchaser shall use commercially reasonable efforts, to cause Holdco or its Affiliates (including any Acquired Company) to give each Transferred Employee full credit for purposes of eligibility to participate, vesting, benefit level, and, with respect to severance and vacation benefits only, determining level of benefits (but not for benefit accrual), under (i) the Acquired Company Benefit Plans and (ii) each other employee benefit plan, policy or arrangement maintained or made available for the benefit of Transferred Employees as of and after the Closing Date by Holdco or its Affiliates, for such Transferred Employee’s service prior to the Closing Date with Seller and its applicable Affiliates and their respective predecessors, to the same extent such service is recognized for employees generally following the Closing Date under the

Acquired Company Benefit Plan and any analogous Seller Benefit Plan but only to the extent such service was recognized by Seller and its Controlled Affiliates prior to the Closing Date; provided that such credit shall not be given to the extent that it would result in a duplication of benefits for the same period of service; and (d) Holdco shall use commercially reasonable efforts, and Purchaser shall use commercially reasonable efforts, to cause Holdco or its applicable Affiliates (including any Acquired Company) to (i) waive any limitation on health or welfare coverage of the Transferred Employees due to pre-existing conditions, waiting periods, active employment requirements, and requirements to show evidence of good health under any applicable health and welfare plan of Holdco or its Affiliates (including any Acquired Company) to the extent such Transferred Employees were covered under a similar benefit plan of Seller or its Controlled Affiliates immediately prior to the Closing Date and (ii) credit each such Transferred Employee with all deductibles, co-payments, co-insurance and out-of-pocket expenses paid by such employee under any health or welfare benefit plan of Seller or its Controlled Affiliates prior to the Closing Date during the year in which the Closing Date occurs for the purpose of determining the extent to which any such employee has satisfied any applicable deductible and whether such employee has reached the out-of-pocket maximum under any benefit plan of Holdco or its Affiliates (including any Acquired Company) for such year. 9.3 Seller 401(k) Plan. As soon as reasonably practicable after the Closing Date, the Transferred Employees shall no longer participate as active employees in the Process Equipment Group 401(k) Savings Plan (the "Seller 401(k) Plan") and Holdco shall, and Purchaser shall cause Holdco to, designate a tax-qualified defined contribution plan of Holdco (such plan, the "Holdco Savings Plan") that either (a) currently provides for acceptance of Transferred Employee (other than Excluded Employee) "eligible rollover distributions" (as such term is defined in Section 401(a)(31) of the Code, including notes representing plan loans) or (b) shall be amended as soon as practicable following the Closing Date to provide for acceptance of Transferred Employee (other than Excluded Employee) eligible rollover distributions, including notes representing plan loans. Seller shall, and shall cause its Controlled Affiliates to, and Purchaser shall, and shall cause its Affiliates (including Holdco, Midco and the Acquired Companies) to, cooperate to take any and all actions needed to permit each Transferred Employee (other than any Excluded Employee) to immediately participate in the Holdco Savings Plan and to permit each Transferred Employee (other than any Excluded Employee) with an eligible outstanding loan balance under the Seller 401(k) Plan as of the Closing Date to continue to make scheduled loan payments to the Seller 401(k) Plan after the Closing Date, pending the distribution and in-kind rollover of the notes evidencing such loans from the Seller 401(k) Plan to the Holdco Savings Plan so as to prevent a deemed distribution or loan offset with respect to such outstanding loans. 9.4 Seller Benefit Plan Participation; M&A Qualified Beneficiaries. Effective as of the Closing Date, the Transferred Employees shall no longer participate as active employees in any Seller Benefit Plan (other than as set forth in the Transition Services Agreement). Except as required by an applicable Legal Requirement, (A) Seller shall be, or shall cause its Controlled Affiliates to be, responsible for all (1) medical, vision, dental and prescription drug claims for expenses incurred by any Transferred Employee or his or her dependents, (2) claims for short-term disability and long-term disability incurred by any Transferred Employee, (3) claims for life and accidental death and dismemberment benefits incurred by any Transferred Employee and (4) claims relating to COBRA coverage attributable to "qualifying events" with respect to any Transferred Employee and the Transferred Employee’s beneficiaries or dependents, in each case, prior to the Closing Date, and (B) Holdco or its Affiliates (including any Acquired Company) shall be responsible for all such claims or "qualifying events," in each case, incurred on or after the Closing Date while the Transferred Employee is employed by Holdco and its Affiliates. Except in the event of any claim for workers compensation benefits, for purposes of this Section 9.4, the following claims and liabilities shall be deemed to be incurred as follows: (a) with respect to short- term disability, long-term disability, life and accidental death and dismemberment benefits, upon the effective date of the illness, injury, death or accident giving rise to such benefits and (b) with respect to medical, dental, vision, prescription and health-related benefits, upon the date of provision of the services, materials or supplies comprising any such benefits. Seller and its Affiliates shall be responsible for all claims for workers compensation benefits that are incurred on or prior to the Closing Date by any Transferred Employee, and Holdco and its Affiliates (including any Acquired Company) shall be responsible for all such claims that are incurred after the Closing Date while the Transferred Employee is employed by Holdco and its Affiliates. A claim for workers compensation benefits shall be deemed to be incurred on the date the injury of giving rise to the claim occurs. 9.5 2025 Annual Cash Bonuses. Holdco and its Affiliates shall be solely responsible for the payment of cash bonuses under the Acquired Company Benefit Plans set forth on Schedule 9.5 of the Seller Disclosure Schedule (the "Acquired Company Bonus Plans") for and in respect of each Transferred Employee (together with any employer payroll Taxes thereon) with respect to any performance period that is ongoing as of the Closing. Holdco or its Affiliates (including any Acquired Company) shall, and Purchaser shall cause Holdco or its Affiliates (including any Acquired Company) to, pay to the Transferred Employees the full amount of the bonuses or commissions earned by the Transferred Employees (other than any Excluded Employee) under the Acquired Company Bonus Plans for the full fiscal year in which the Closing Date occurs, subject to such conditions as otherwise would be applicable to the payment thereof and payable at such time as is consistent with Legal Requirements and as such amounts would have been paid to the Transferred Employees under the applicable Acquired Company Bonus Plan based on actual performance under such plans (as reasonably determined by Purchaser). For the avoidance of doubt, Seller or its Affiliates shall pay Transferred Employees any earned but unpaid bonuses with respect to the fiscal year prior to the fiscal year that includes the Closing Date. Seller shall pay or cause to be paid to each Transferred Employee who is eligible for a bonus under the Hillenbrand Short-Term Incentive Compensation Program (the "STIC Program") for fiscal year 2025, within sixty (60) days following the Closing Date, such participants’ bonus payable under the terms and conditions of the STIC Program for the performance period beginning October 1, 2024 and ending (x) if the Closing Date is on or after the last Business Day of the month in which Closing occurs, on the Closing Date, or (y) if the Closing Date is not on or after the last Business Day of the month in which Closing occurs, the date of the most recently practicable month-end prior to the Closing Date, and calculated based on actual performance measured against monthly targets for the same performance period. Purchaser shall provide such bonus-eligible Transferred Employees (other than any Excluded Employee) with the opportunity to earn cash incentives for the remainder of the 2025 fiscal year after the Closing Date, which cash incentives shall be governed by the cash incentive plans or programs maintained by Holdco and its Affiliates (including the Acquired Companies) in Purchaser’s discretion, subject to Purchaser’s and Holdco’s obligations under Section 9.2(a). Notwithstanding anything herein to the contrary, Seller shall be entitled to any applicable Tax deductions related to any payments made pursuant to the STIC Program. 9.6 Vacation and Paid Time Off. (a) Direct Employees. If required by applicable Legal Requirements, Seller shall pay each Direct Employee who becomes a Transferred Employee all accrued but unused vacation, sick leave and other paid time off for periods prior to the Closing Date, as soon as administratively practicable following the Closing Date. To the extent that applicable Legal Requirements do not require Seller to pay accrued but unused vacation, sick leave and other paid time off to any Direct Employee who becomes a Transferred Employee, Holdco and its Affiliates (including any Acquired Company) shall, and Purchaser shall cause Holdco and its Affiliates (including any Acquired Company) to, (i) recognize, honor, and assume all liabilities for, in each case, the amount of accrued but unused vacation time, paid time off and other time-off benefits, if any, as such Transferred Employee had with an Acquired Company, Seller or its Controlled Affiliates, as applicable, as of immediately prior to the Closing Date; and (ii) permit such Transferred Employee to use such accrued but unused vacation time, paid time off and other time-off benefits in the same manner and upon the same terms and conditions as the Transferred Employee would have been so permitted under the terms and conditions of the applicable policies of the Acquired Company or Seller, as applicable, in effect for the calendar year in which such Closing Date occurs. (b) Hired Employees. If required by applicable Legal Requirements, Seller shall pay each Hired Employee who becomes a Transferred Employee all accrued but unused vacation, sick leave and other paid time off for periods prior to the Closing Date, as soon as administratively practicable following the Closing Date or as otherwise required by applicable Legal Requirements. To the extent that applicable Legal Requirements do not require Seller to pay accrued but unused vacation, sick leave or other paid time off to any Hired Employee who becomes a Transferred Employee in accordance with this Section 9.6(b), Holdco and its Affiliates (including any Acquired Company) shall, and Purchaser shall cause Holdco and its Affiliates (including any Acquired Company) to, (i) recognize, honor, and assume all liabilities for, in each case, the amount of accrued but unused vacation time, paid time off and other time-off benefits, if any, as such Transferred Employee had with an Acquired Company, Seller or its Controlled Affiliates, as applicable, as of immediately prior to the Closing Date; and (ii) permit such Transferred Employee to use such accrued but unused vacation time, paid time off and other time-off benefits in the same manner and upon the same terms and conditions as the Transferred Employee would have been so permitted under the terms and conditions of the applicable policies of the Acquired Company, Seller or its Controlled Affiliates, as applicable, in effect for the calendar year in which such Closing Date occurs. 9.7 Communications. Prior to the Closing Date, Purchaser shall consult with Seller before making any written or oral communications pertaining to the transfer of Business Employees and Excluded Employees, any compensation or benefits matters or any redundancy and layoff plans, in each case, that may affect Business Employees or Excluded Employees in connection with the Transactions. From and after the date of this Agreement and until the Closing Date, and prior to Seller or any of its Affiliates making any written communications to (or holding any “town meetings” or similar discussions with) any Business Employees pertaining to the transfer of Business Employees, any compensation or benefits matters or any redundancy and layoff plans, in each case, that may affect Business Employees in connection with the Transactions, Purchaser shall have a reasonable period of time (not earlier than two (2) or in excess of five (5) days) to review and comment on such communication, and Seller shall consider in good faith such comments. 9.8 Immigration Compliance. From and after the date of this Agreement and following the Closing Date, but for no longer than the duration of the applicable services under the Transition Services Agreement, Holdco or its applicable Affiliate (including any Acquired Company) shall, and Purchaser shall cause Holdco or its applicable Affiliate (including any Acquired Company) to, use best efforts to process and support visa, green card or similar applications in respect of Transferred Employees as of the Closing Date to the same extent that Seller provided such efforts to process and support such applications prior to the Closing Date, and Seller shall provide such assistance as reasonably requested by Purchaser, Holdco or its applicable Affiliate (including any Acquired Company) in accordance with the applicable terms of the Transition Services Agreement. 9.9 Collective Bargaining Agreements. Notwithstanding anything in this Agreement to the contrary, Purchaser agrees that, as of the Closing Date, Holdco shall use commercially reasonable efforts to, and Purchaser shall use commercially reasonable efforts to cause Holdco to, in each case to the extent related to the Business as required by applicable Legal Requirements or the Collective Bargaining Agreements as in effect as of the date of this Agreement, (i) cause the Acquired Companies to honor or (ii) assume or cause its Controlled Affiliates to assume, any Collective Bargaining Agreement set forth on Schedule 4.12(a) of the Seller Disclosure Schedule and provide to the Transferred Employees who remain in the employment of Holdco or its Affiliates (including, following the Closing, the Acquired Companies) and whose employment is subject to any such Collective Bargaining Agreement until its expiration, modification or termination wages, hours, and other terms and conditions of employment in accordance with its terms and applicable Legal Requirements. Further, Holdco or its Affiliates (including, following the Closing, the Acquired Companies) shall use commercially reasonable efforts to, and Purchaser shall use commercially reasonable efforts to cause Holdco or its Affiliates (including, following the Closing, the Acquired Companies) to, in each case to the extent related to the Business as required by applicable Legal Requirements or the Collective Bargaining Agreements as in effect as of the date of this Agreement, recognize the unions and works councils that are signatories to the Collective Bargaining Agreements covering Transferred Employees as the representatives of the Transferred Employees of the bargaining units described therein. 9.10 Employee Liabilities. Seller and Purchaser hereby acknowledge and agree that, effective as of the Closing Date, (a) Holdco or its Affiliates (including any Acquired Company) shall, and Purchaser shall cause Holdco or its Affiliates (including any Acquired Company) to, assume all liabilities and obligations (i) arising out of, relating to or resulting from the employment or termination of employment of any Business Employee (but not arising out of, relating to or resulting from any Acquired Company Benefit Plan or Collective Bargaining Agreement, which liabilities and obligations are covered by clause (ii)), (ii) arising out of, relating to or resulting from any Acquired Company Benefit Plan or Collective Bargaining Agreement, in each case, after the Closing Date (or, if such obligation arises under the direction of Purchaser, on the Closing Date), but excluding any such liability or obligation relating to an Excluded Employee, and (iii) expressly assumed by Holdco or its Affiliates (including any Acquired Company) in accordance with the provisions of this Article IX; and (b) other than the liabilities assumed by Holdco or its Affiliates (including any Acquired Company) in the foregoing clause (a), Seller shall, or shall cause its Controlled Affiliates to, retain all liabilities and obligations (1) arising out of, relating to or resulting from any Seller Benefit Plan, whenever incurred, and (2) expressly retained by Seller or its Controlled Affiliates in accordance with the provisions of this Article IX. Notwithstanding anything to the contrary in this Article IX or otherwise, Seller shall, or shall cause its Controlled Affiliates to, retain and be responsible for all liabilities and obligations arising out of, relating to or resulting from any Excluded Employee in accordance with Section 9.1(a). 9.11 No Third-Party Beneficiaries. Nothing contained in this Article IX, express or implied, is intended to confer upon any Person not a party hereto (including any Business Employee or any beneficiary thereof) any right, benefit or remedy of any nature whatsoever, including any right to employment or continued employment for any period of time by reason of this Agreement, any right to a particular term or condition of employment or any right to any specific compensation or benefits. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement is intended to, or does, constitute the establishment of, or an amendment to, any Benefit Plan or similar arrangement. 9.12 Employment Offers. Seller shall permit Purchaser or its Affiliates (including Holdco and Midco), as applicable, to distribute any offers of employment pursuant to Section 9.1(b) as early as fifteen (15) Business Days prior to the Closing Date. Purchaser and Seller agree to cooperate and cause their respective Affiliates to cooperate in respect of communicating with Hired Employees, and Seller agrees not to take any action intended to discourage any Hired Employees from accepting the offer of employment with Purchaser or its Affiliates (including Holdco and Midco). In furtherance of the foregoing, Seller shall permit representatives of Purchaser or its Affiliates (including Holdco and Midco) to be present physically at the location(s) where Hired Employees receiving offers are employed or providing services to facilitate the collection of all necessary onboarding paperwork, subject to reasonable advance notice and agreement regarding reasonable procedures designed to minimize disruption to Seller’s and Affiliate’s business operations. With respect to those Hired Employees who accept offers of employment from Purchaser or its Affiliates (including Holdco and Midco), Seller shall establish their termination date with Seller on the Closing Date. ARTICLE X CONDITIONS TO CLOSING 10.1 Conditions of Purchaser. The obligations of Purchaser to consummate the Transactions shall be subject to the satisfaction, or waiver by Purchaser (in its sole discretion), to the extent permitted by applicable Legal Requirements, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties of Seller. (i) The representations and warranties of Seller (other than the Seller Fundamental Representations and other than Section 4.6(b)) contained in Article IV (including the related portions of the Seller Disclosure Schedule) shall be true and correct as of the date hereof and as of the Closing as if made on the Closing Date (other than any such representation and warranty that is made as of a specific date, which representation and warranty shall have been true and correct as of such date), except for breaches or inaccuracies, as the case may be, as to matters that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of the condition in this clause (i), no effect shall be given to the exceptions or qualifications of "material" or "Material Adverse Effect" in such representations and warranties, (ii) the Seller Fundamental Representations shall be true and correct in all respects, except for de minimis inaccuracies, as of the date hereof and as of the Closing as if made on the Closing Date (other than any such representation and warranty that is made as of a specific date, which representation and warranty shall have been true and correct in all material respects as of such date), and (iii) Section 4.6(b) shall be true and correct. (b) Covenants of the Seller Parties and their Controlled Affiliates. The covenants contained in this Agreement required to be complied with by the Seller Parties and their Controlled Affiliates at or prior to the Closing shall have been complied with in all material respects. For the avoidance of doubt, this Section 10.1(b) shall give effect to the last sentence of Section 6.4(c). (c) Certificate of Seller. Purchaser shall have received a certificate signed by an authorized officer of Seller, dated as of the Closing Date, certifying that the conditions set forth in Section 10.1(a), Section 10.1(b), and Section 10.1(d) have been satisfied. (d) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred that is continuing. (e) Releases. Purchaser shall have received evidence, reasonably satisfactory to Purchaser, of the release of all Encumbrances and guarantees in respect of (x) the Seller Debt Facilities, and (y) to the extent the Specified Consents have not been obtained, the Credit Facilities. 10.2 Conditions of Seller. The obligations of Seller to consummate the Transactions shall be subject to the satisfaction, or waiver by Seller (in its sole discretion), to the extent permitted by applicable Legal Requirements, at or prior to the Closing, of each of the following conditions: (a) Representations and Warranties of Purchaser. (i) The representations and warranties of Purchaser (other than the Purchaser Fundamental Representations) contained in Article V shall be true and correct as of the date hereof and as of the Closing as if made on the Closing Date (other than any such representation and warranty that is made as of a specific date, which representation and warranty shall have been true and correct as of such date), except for breaches or inaccuracies, as the case may be, as to matters that, individually or in the aggregate, have not had or would not reasonably be expected to have a Purchaser Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of the condition in this clause (i), no effect shall be given to the exceptions or qualifications of "material" or "Purchaser Material Adverse Effect" in such representations and warranties and (ii) the Purchaser Fundamental Representations shall be true and correct in all respects, except for de minimis inaccuracies, as of the date hereof and as of the Closing as if made on the Closing Date (other than any such representation and warranty that is made as of a specific date, which representation and warranty shall have been true and correct in all material respects as of such date). (b) Covenants of Purchaser. The covenants contained in this Agreement required to be complied with by Purchaser at or prior to the Closing shall have been complied with in all material respects. (c) Certificate of Purchaser. Seller shall have received a certificate signed by an authorized officer of Purchaser, dated as of the Closing Date, certifying that the conditions set forth in Section 10.2(a), Section 10.2(b), and Section 10.2(b) have been satisfied. (d) Midco Indebtedness Limitation. As of the Closing, the actual amount of term Debt Financing borrowed at Closing shall not exceed $188,000,000. 10.3 Mutual Conditions. The respective obligations of each party to consummate the Transactions shall be subject to the satisfaction, or waiver by mutual consent of, to the extent permitted by applicable Legal Requirements, at or prior to the Closing, of each of the following conditions: (a) Governmental Approvals. All required filings, notices and approvals, including those Governmental Approvals set forth in Schedule 6.9(a) of the Seller Disclosure Schedule, shall have been made, given or, as applicable, received or deemed to be received, and any waiting periods (or extension thereof) applicable to the consummation of the Transactions as required by other Governmental Approvals shall have been terminated or shall have expired. (b) No Orders. No Governmental Authority of competent authority and jurisdiction shall have issued an Order or enacted a Legal Requirement that remains in effect or entered into an agreement with the parties that makes illegal or prohibits the transactions contemplated by this Agreement. (c) Reorganization. Prior to the Closing Date, Seller shall have effectuated the Reorganization in accordance with Exhibit B. 10.4 Waiver of Conditions. The conditions set forth in Section 10.1 may only be waived by written notice from Purchaser. The conditions set forth in Section 10.2 may only be waived by written notice from Seller. The conditions set forth in Section 10.3 may only be waived by written notice from both Seller and Purchaser.

ARTICLE XI TERMINATION 11.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of Seller and Purchaser; (b) by Seller, if Purchaser shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Purchaser that in each case would, if occurring or continuing on the Closing Date, proximately cause any Closing Condition set forth in Section 10.2 or Section 10.3 not to be satisfied and such (i) Closing Condition is incapable of being satisfied by the Outside Date or (ii) breach or failure to perform has not been cured on or prior to the earlier of (A) the date that is thirty (30) days from the date that Purchaser is notified in writing by Seller of such breach or failure to perform and (B) the day prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to Seller if a Seller Party or a Controlled Affiliate thereof is then in breach of any representation, warranty, covenant or agreement contained in this Agreement such that Purchaser would be entitled to terminate this Agreement pursuant to Section 11.1(c); (c) by Purchaser, if Seller shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to a Seller Party or any Controlled Affiliate thereof that in each case would, if occurring or continuing on the Closing Date, proximately cause any Closing Condition set forth in Section 10.1 or Section 10.3 not to be satisfied and such (i) Closing Condition is incapable of being satisfied by the Outside Date or (ii) breach or failure to perform has not been cured on or prior to the earlier of (A) the date that is thirty (30) days from the date that Seller is notified in writing by Purchaser of such breach or failure to perform and (B) the day prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to Purchaser if Purchaser is then in breach of any representation, warranty, covenant or agreement contained in this Agreement, such that Seller would be entitled to terminate this Agreement pursuant to Section 11.1(b); (d) by either Seller or Purchaser, if the Closing has not occurred by July 28, 2025 (the "Outside Date"), which date may be extended from time to time by the mutual written consent of Purchaser and Seller; provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to any party (in the case of Seller, including the Seller Parties and their Controlled Affiliates) whose breach of or failure to fulfill any obligation under this Agreement has been the proximate cause of the failure of the Closing to occur by the Outside Date; (e) by either Seller or Purchaser in the event that any Governmental Authority of competent authority and jurisdiction shall have issued an Order or enacted a Legal Requirement that permanently enjoins or otherwise makes illegal or prohibits the sale of the Holdco Interests pursuant to this Agreement and such Order or other Legal Requirement shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(e) shall not be available to any party (in the case of Seller, including the Seller Parties and their Controlled Affiliates) whose breach or actions have been the proximate cause of, or have resulted in, the issuance of such Order or the imposition of such other Legal Requirement; or (f) by Seller, by written delivery of written notice to Purchaser, if (i) Purchaser does not consummate the Transactions by the date the Closing is required to occur pursuant to Section 3.1, (ii) Seller irrevocably confirms by written notice to Purchaser that (A) all of the Closing Conditions set forth in Section 10.1 and Section 10.3 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing itself, but subject to the satisfaction or waiver of such conditions), and (B) Seller is ready, willing and able to consummate the transactions contemplated hereby, and (iii) Purchaser fails to consummate the Closing within two (2) Business Days after such notification (it being understood that the conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement set forth in Section 10.1 and Section 10.3 shall have remained satisfied at the close of business on such second (2nd) Business Day). 11.2 Notice of Termination. If this Agreement is terminated pursuant to Section 11.1, written notice of such termination shall be given by the terminating party to the other party (setting forth a reasonably detailed description of the basis on which such party is terminating the Agreement). 11.3 Effect of Termination. If this Agreement is validly terminated in accordance with Section 11.1 and Section 11.2, all rights and obligations of the parties shall terminate without any liability of any party or other Person and this Agreement shall become void and have no effect; provided that (a) the rights and obligations of the parties under Section 6.8 (Confidentiality), Section 6.11 (Financing Cooperation) (with respect to the confidentiality, reimbursement and indemnification obligations of Purchaser therein), this Article XI (Termination), and Article XII (except for Section 12.12) (Miscellaneous Provisions), as well as any defined terms used in such sections, the Guarantee and the Confidentiality Agreement shall survive termination of this Agreement and (b) nothing herein shall relieve any party from liability for Willful Breach of any representation, warranty, covenant or agreement contained herein occurring prior to termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity; provided that Purchaser’s liability hereunder, if this Agreement is terminated for any reason, including in respect of Willful Breach by Purchaser, shall be limited to payment of the Purchaser Termination Fee (together with any related costs, expenses and interest) if and when such payment (and related costs, expenses and interest) is due and payable in accordance with Section 11.4 hereof. 11.4 Purchaser Termination Fee. (a) In the event that this Agreement is validly terminated by (i) Seller pursuant to Section 11.1(b) or Section 11.1(f) or (ii) Seller or Purchaser pursuant to Section 11.1(d), if at the time of such termination, this Agreement could have been terminated by Seller pursuant to Section 11.1(b) or Section 11.1(f), then Purchaser shall pay to Seller an aggregate termination fee of $14,200,000 in cash (the "Purchaser Termination Fee").

(b) The Purchaser Termination Fee required to be paid pursuant to Section 11.4(a) shall be paid to Seller promptly following the valid termination of this Agreement giving rise to such Purchaser Termination Fee (and in any event no later than five (5) Business Days following the valid termination of this Agreement giving rise to such Purchaser Termination Fee). Such payment shall be made by wire transfer of immediately available funds to an account designated in writing by Seller. (c) Purchaser acknowledges and agrees that the agreement to pay the Purchaser Termination Fee contained in this Section 11.4 is an integral part of the Transactions and that, without this agreement, Seller would not enter into this Agreement; accordingly, if Purchaser fails to promptly pay the Purchaser Termination Fee due pursuant to this Section 11.4, and, in order to obtain such Purchaser Termination Fee, Seller commences a suit that results in a final, non-appealable judgment against Purchaser for the Purchaser Termination Fee, Purchaser shall pay to Seller its reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Purchaser Termination Fee from the date such payment was required to be made until the date of payment at a rate per annum, compounded on a daily basis, equal to 10%. In the event Seller’s suit does not result in a final, non-appealable judgment against Purchaser for the Purchaser Termination Fee, Seller shall pay to Purchaser its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit. (d) Except for the right of specific performance to the extent permitted by Section 12.10, Seller's right to receive the Purchaser Termination Fee when payable pursuant to Section 11.4(a), together with any related costs, expenses and interest payable pursuant to Section 11.4(c), shall constitute the sole and exclusive monetary remedies of Seller against Purchaser, the Equity Financing Source, the Debt Financing Sources, the Debt Financing Related Parties and their respective Affiliates, Representatives, successors and assigns for any Losses suffered by Seller as a result of the failure of the transactions contemplated by this Agreement or the Commitment Letters to be consummated or for any breach or failure to perform hereunder or thereunder; provided, however, that Purchaser shall remain obligated with respect to the Confidentiality Agreement, pursuant to Section 12.1 and pursuant to Section 6.11 (with respect to the confidentiality, reimbursement and indemnification obligations of Purchaser therein) and the Equity Financing Source shall remain obligated pursuant to the Guarantee under the terms thereof. In no event shall Purchaser’s liability hereunder exceed the amount of the Purchaser Termination Fee, plus such related costs, expenses and interest as set forth herein, following termination of this Agreement for any reason. (e) The parties acknowledge and agree that in no event shall Purchaser be required to pay the Purchaser Termination Fee on more than one occasion, or pay monetary damages other than the Purchaser Termination Fee, plus such related costs, expenses and interest as set forth herein. In the event the Purchaser Termination Fee is paid, none of Purchaser or any of its respective Affiliates, nor any of their respective officers, directors, managers, members, equityholders, partners, employees, agents, Affiliates, or Representatives (collectively, the "Purchaser Related Parties), nor the Debt Financing Sources or Debt Financing Related Parties shall have any liability of any nature whatsoever to Seller, the Acquired Companies, or any of their respective Affiliates with respect to any breach of this Agreement or any other agreement entered into in connection with this Agreement or otherwise (including monetary damages for breach, whether Willful Breach, intentional, unintentional, or otherwise, or monetary damages in lieu of specific performance) or the failure of the Closing to occur or in respect of any representation made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise and the Purchaser Termination Fee is the sole and exclusive monetary remedy (whether at law, in equity, in contract, in tort or otherwise) of Seller, the Acquired Companies and each of their respective Representatives and Affiliates against Purchaser, the Purchaser Related Parties, the Debt Financing Sources, the Debt Financing Related Parties or any of their respective Affiliates if the transaction contemplated by this Agreement are not consummated. (f) Notwithstanding anything to the contrary in this Agreement, if the Purchaser Termination Fee is paid in accordance with this Agreement, then thereafter, none of Seller, the Acquired Companies and each of their respective Affiliates shall bring, and expressly agrees that they shall not (and shall cause each of their respective Representatives or Affiliates and all other Persons on its behalf not to) bring any Proceeding or otherwise seek any remedies from, Purchaser or any Purchaser Related Party, or the Debt Financing Sources or any Debt Financing Related Party (including monetary damages for breach, whether Willful Breach, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance), whether in equity or at law, in contract, in tort or otherwise, with respect to this Agreement, the termination hereof, or any other agreement entered into in connection with this Agreement or any of the transactions contemplated by this Agreement and any such Proceeding is hereby fully waived, released and forever discharged. (g) Seller, the Acquired Companies, and Purchaser, acknowledge and agree that the Purchaser Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount. Except for the Purchaser Termination Fee (together with any related costs, expenses and interest as set forth herein), none of Purchaser or any of Purchaser Related Party will have any liability to Seller, the Acquired Companies, or any of their Affiliates or their respective Representatives (or any other Person), including for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages, relating to or arising out of this Agreement or any other agreement entered into in connection with this Agreement or Transactions. ARTICLE XII MISCELLANEOUS PROVISIONS 12.1 Expenses. Whether or not the Transactions are consummated, unless otherwise expressly provided herein, and except as otherwise specified in the Transaction Agreements, each party shall pay its own costs and expenses in connection with this Agreement and the Transactions, including the fees and expenses of its advisors, accountants and legal counsel; provided, however, that Purchaser shall be responsible for all filing and other similar fees payable in connection with any filings or submissions under Antitrust Laws.

12.2 Survival. None of the representations and warranties contained in this Agreement or in any other agreement, certificate or other document executed in connection herewith shall survive the Closing and all such representations and warranties, including any claim arising from or related thereto, shall terminate automatically upon the Closing. The sole and exclusive remedy of Purchaser in respect of any and all rights and claims for any breach of representation or warranty is the right to terminate this Agreement prior to the Closing pursuant to Article XI. The covenants and agreements contained in this Agreement and to be performed or complied with at or prior to the Closing shall not survive the Closing and no party shall have any liability with respect thereto from and after the Closing. The covenants and agreements contained in this Agreement and to be performed or complied with (or which prohibit actions) after the Closing shall survive the Closing in accordance with their respective terms, including with respect to the indemnification set forth in Section 6.16. Notwithstanding anything in this Agreement to the contrary, but subject to Section 11.4 hereof, nothing shall preclude a party from seeking any remedy against another party hereto based on or arising out of Fraud by such Person. 12.3 Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, schedule, annex or exhibit means a Section or Article of, or schedule, annex or exhibit to, this Agreement, unless another agreement is specified, (b) the word "including" (and words of similar import) means "including without limitation," (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case, as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, and words of one gender shall be held to include the other gender as the context requires, (e) references to the parties means the parties hereto, unless another agreement is specified, (f) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement, (g) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if," (h) the headings contained in this Agreement, in any schedule, annex or exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (i) references to "$" shall mean United States dollars, (j) the word "or" is not exclusive, (k) the words "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the schedules, annexes and exhibits hereto, (l) the word "any" means "any and all," (m) the words "writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, (n) if the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a day that is not a Business Day, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date of such, (o) any actions taken, or omitted to be taken, by Seller or its Affiliates (prior to, on or after the date of this Agreement) arising out of, relating to or resulting from COVID-19 or COVID-19 Measures shall be deemed to be included in the phrase "ordinary course of business," (p) unless otherwise specified, the words "made available to," "delivered to," "provided to" or "furnished to" Purchaser (or words of similar import) include the documents posted to the Data Room the day before the execution of this Agreement and (q) Seller and Purchaser have each participated in the negotiation and drafting of this Agreement and the other Transaction Agreements and if an ambiguity or question of interpretation should arise, this Agreement and the other Transaction Agreements shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or the other Transaction Agreements. 12.4 Entire Agreement. This Agreement, the Seller Disclosure Schedule, the Confidentiality Agreement, the Guarantee, the Equity Commitment Letter, and the other Transaction Agreements, including the other documents, agreements, exhibits and schedules specifically referred to herein and therein, constitute the entire agreement between and among the parties with regard to the subject matter hereof, and supersede all prior agreements and understandings with regard to such subject matter. No party shall have any claim or remedy in respect of any statement, representation, warranty or undertaking, made by or on behalf of the other party in relation to the Transactions, which is not expressly set forth in the foregoing agreements. 12.5 Amendment and Waivers. This Agreement shall not be amended or modified, in whole or in part, except by supplemental agreement or amendment signed by Seller and Purchaser. No failure or delay by a party in exercising any right or remedy provided by Legal Requirement or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any other provision or any subsequent breach. Notwithstanding anything to the contrary contained herein, this Section 12.5, Section 11.4, Section 12.6, Section 12.7, Section 12.8(c), Section 12.9, and Section 12.12(d), the definitions of "Debt Financing Sources" and "Debt Financing Related Parties" (and any other provisions of this Agreement to the extent a modification thereof would directly affect the substance of any of the foregoing) (collectively, the "DFS Provisions") may not be amended in a manner that is materially adverse to a Debt Financing Related Party, without the prior written consent of such Debt Financing Related Party (not to be unreasonably withheld, conditioned or delayed). 12.6 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that no party may assign any right or obligation hereunder without the prior written consent of the other party, and any assignment in violation of this Section 12.6 shall be null and void. Notwithstanding the foregoing, (a) Purchaser may assign this Agreement or all of its rights or obligations hereunder to its Affiliates without Seller’s prior written consent (but with notice to Seller), and (b) from and after the Closing Date, Purchaser (or its Affiliate) shall have the right to assign all or any portion of its rights and obligations pursuant to this Agreement to any lender or prospective lender (so long as any such assignment does not relieve Purchaser of its obligations hereunder) solely for the purpose of creating a security interest herein or otherwise assigning collateral with respect to the Debt Financing. Notwithstanding anything to the contrary in this Section 12.6, no assignment shall relieve the assigning party of its obligations hereunder. 12.7 Governing Law. This Agreement, the rights of the parties and all Proceedings arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction; provided that any action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Related Party in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the definitive agreements executed in connection therewith or the transactions contemplated thereby, shall be governed by, construed and enforced in accordance with the Legal Requirements of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state). 12.8 Jurisdiction; Venue; Service of Process. (a) Each of the parties, by its execution hereof, hereby (i) irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court declines to accept jurisdiction, any United States District Court located in the State of Delaware or any state court of the State of Delaware) for the purpose of any Proceeding among any of the parties relating to or arising in whole or in part under or in connection with this Agreement, any other Transaction Agreement or the Transactions, (ii) waives to the extent not prohibited by applicable Legal Requirements, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Proceeding in any other court other than one of the above-named courts or that this Agreement, any other Transaction Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) agrees not to commence any such Proceeding other than before one of the above-named courts. (b) Each of the parties (i) consents to service of process in any Proceeding among any of the parties relating to or arising in whole or in part under or in connection with this Agreement, any other Transaction Agreement or the Transactions in any manner permitted by Delaware law, (ii) agrees that service of process made in accordance with the foregoing clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.14, will in each case constitute good and valid service of process in any such Proceeding and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Proceeding any claim that service of process made in accordance with the foregoing clause (i) or (ii) does not constitute good and valid service of process. This Section 12.8 shall not apply to any dispute that is required to be decided by the Settlement Accountant, except for the enforcement of the determination of the Settlement Accountant in accordance with Section 2.4. (c) Notwithstanding anything in this Agreement to the contrary, no party, nor its Controlled Affiliates, shall bring, or support, any action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Related Party in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the definitive agreements executed in connection therewith or the transactions contemplated thereby, anywhere other than in (i) any New York State court sitting in the Borough of Manhattan or (ii) if under applicable Legal Requirements, exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York, and any such action shall be governed by the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any other jurisdiction; provided, however, that at or prior to the Closing, the definition of Material Adverse Effect and the representations and warranties set forth in this Agreement shall, for the purposes of the Debt Commitment Letter or the definitive agreements executed in connection therewith or the transactions contemplated thereby, be governed by the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction. In furtherance of the foregoing, each of the parties (on behalf of itself and its respective Controlled Affiliates) (A) submits to the exclusive jurisdiction of such courts for the purpose of any action described in this Section 12.8(c), (B) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts in any such action described in this Section 12.8(c), (C) agrees that service of process as provided in Section 12.8(b) shall be effective service of process against it for any such action brought in any such court, and (D) agrees that a final and non-appealable judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. 12.9 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT OR ANY OF THE TRANSACTIONS (INCLUDING IN ANY LITIGATION AGAINST ANY DEBT FINANCING RELATED PARTY ARISING OUT OF THIS AGREEMENT, THE DEBT COMMITMENT LETTER, THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY), WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES UNCONDITIONALLY AND IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT OR ANY OF THE TRANSACTIONS AND THAT SUCH PROCEEDINGS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. 12.10 Specific Performance.

(a) Each party acknowledges and agrees that, in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, (i) the other party will be irreparably damaged and (ii) such party would not have any adequate remedy at law and would not be adequately compensated by monetary damages. Accordingly, in addition to any other right or remedy to which a party may be entitled, at law or in equity, that party shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to compel specific performance of the terms and provisions of this Agreement (including to require the other party to consummate the Closing or the Reorganization as contemplated hereby, which shall include the right of Seller to, or to cause Purchaser to, fully enforce the terms of the Equity Commitment Letter against the Equity Financing Source, subject to Section 12.10(b)), without (A) the need for proof of actual damages and (B) the requirement of securing or posting any bond or other security or indemnity. Furthermore, each party irrevocably waives and agrees not to raise any objections or defenses that the equitable remedy of specific performance is (1) unavailable to prevent or restrain breaches of this Agreement or to specifically enforce the terms of this Agreement (including to require the other party to consummate the Closing as contemplated hereby), (2) invalid, (3) unenforceable, (4) contrary to law or (5) inequitable for any reason, or that a remedy of monetary damages would provide an adequate remedy. If, prior to the Outside Date, any party brings any Proceeding in accordance with this Section 12.10 to enforce specifically the performance of the terms and provisions of this Agreement by any other party, the Outside Date shall automatically be extended by (x) the amount of time during which such Proceeding is pending, plus twenty (20) Business Days or (y) such other time period established by the court presiding over such Proceeding. (b) Notwithstanding Section 12.10(a), and without limiting any right of Seller to enforce any other obligation of Purchaser set forth herein, Seller shall only have the right to obtain an injunction or specific performance in accordance with Section 12.10(a), to, or to cause Purchaser to, cause the Equity Financing to be funded and the Closing to occur if, and only if, each of the following conditions has been satisfied (it being understood that Seller's rights pursuant to Section 12.10(a), other than as expressly specified in this Section 12.10(b), shall not be so conditioned or otherwise limited): (i) if all of the conditions set forth in Section 10.1 and Section 10.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) the Debt Financing has been funded, or shall be funded, if the Equity Financing is funded, at the Closing on the terms set forth in the Debt Commitment Letter, (iii) Seller has irrevocably confirmed in written notice to Purchaser that Seller is ready, willing, and able to consummate the transaction contemplated hereby, and (iv) Purchaser fails to consummate the Closing within two (2) Business Days after such notification (it being understood that the conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement set forth in Section 10.1 and Section 10.3 (other than those to be satisfied at the Closing itself, but subject to the satisfaction or waiver of such conditions) shall have remained satisfied at the close of business on such second (2nd) Business Day). (c) For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, if the Closing has not occurred and at such time, Seller has the right to terminate this Agreement pursuant to Article XI, while Seller may pursue both a grant of specific performance in accordance with this Section 12.10 and the payment of the Purchaser Termination Fee pursuant to Section 11.4, under no circumstances shall Seller or any of its Affiliates or Representatives be permitted or entitled to receive both a grant of specific performance or other equitable relief pursuant to this Section 12.10 for the consummation of the Transactions and the Purchaser Termination Fee in accordance with Section 11.4. 12.11 Severability. Each of the provisions of this Agreement is severable, such that if any such provision is held to be or becomes invalid or unenforceable in any respect under the Legal Requirements of any jurisdiction, it shall have no effect in that respect in such jurisdiction and the parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible. 12.12 Certain Releases. (a) Purchaser, for itself and on behalf of its Affiliates (including, after the Closing, the Acquired Companies) and its and their respective Representatives and other representatives, and all successors, assigns, executors and heirs of the foregoing (each, a "Purchaser Releasing Party"), acknowledges and agrees that, from and after the Closing, to the fullest extent permitted under applicable Legal Requirements, any and all rights, claims, demands, obligations, liabilities, defenses, setoffs, counterclaims, actions and causes of action whatsoever (in each case, whether accrued, absolute, contingent or otherwise, known or unknown, or due or to become due, express or implied, in law or in equity, or based on contract, tort or otherwise) it has, had, may have or may have had against Seller Group or any of their respective Representatives or other representatives, and all successors, assigns, executors and heirs of the foregoing, and all successors, assigns, executors and heirs of the foregoing (each, a "Seller Releasee"), now or in the future, (i) relating to the operation of the Acquired Companies, the Business or the subject matter of this Agreement, the other Transaction Agreements or any schedule, annex, exhibit, Seller Disclosure Schedule, or any certificate or other document entered into, made, delivered or made available in connection herewith, or as a result of any of the Transactions or (ii) with respect to the accuracy of, any omission of, or any misstatement with respect to, any potentially material information regarding the Holdco Interests, the Acquired Companies or the Business or any of the Acquired Companies' or the Business's respective assets, liabilities, or operations, in the case of each of the foregoing clauses (i) and (ii), whether arising under, or based upon, any Legal Requirement (including common law) or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law) are, in each case, hereby knowingly, voluntarily, irrevocably and unconditionally waived, released, discharged and relinquished. Furthermore, without limiting the generality of this Section 12.12, from and after the Closing, no demand, claim or cause of action will be brought or maintained by, or on behalf of, Purchaser or its Affiliates (including, after the Closing, the Acquired Companies) against any Seller Releasee, and no recourse will be sought or granted against any of them, by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations, warranties, covenants or agreements of Seller or any other Person, in each case, that does not survive the Closing, as set forth in this Agreement, the other Transaction Agreements or any schedule, annex, exhibit, Seller Disclosure Schedule, or any certificate or other document entered into, made, delivered or made available in connection herewith, or as a result of any of the Transactions. Purchaser acknowledges, for itself and on behalf of the other Purchaser Releasing Parties, that the Legal Requirements of certain states provide substantially the following: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY." Purchaser acknowledges, for itself and on behalf of the other Purchaser Releasing Parties, that such Legal Requirements are designed to protect a Person from waiving claims which it does not know exist or may exist. Nonetheless, Purchaser knowingly and irrevocably acknowledges and agrees, for itself and on behalf of the other Purchaser Releasing Parties, that, from and after the Closing, Purchaser and the other Purchaser Releasing Parties shall be deemed to waive their rights under any such Legal Requirements. The parties acknowledge and agree that, notwithstanding anything to the contrary herein, this Section 12.12(a) does not apply to and shall not constitute a release of any rights or obligations arising (i) under this Agreement, the other Transaction Agreements, or any other contract binding on any Seller Releasee, or any claims against any directors, officers, or employees of the Acquired Companies from and after the Closing solely in their capacity as directors, officers or employees, as applicable, or (ii) with respect to Fraud. (b) Seller, for itself and on behalf of its Affiliates (including the Asset Sellers) and its and their respective Representatives and other representatives, and all successors, assigns, executors and heirs of the foregoing (each, a "Seller Releasing Party"), acknowledges and agrees that, from and after the Closing, to the fullest extent permitted under applicable Legal Requirements, any and all rights, claims, demands, obligations, liabilities, defenses, setoffs, counterclaims, actions and causes of action whatsoever (in each case, whether accrued, absolute, contingent or otherwise, known or unknown, or due or to become due, express or implied, in law or in equity, or based on contract, tort or otherwise) it has, had, may have or may have had against Purchaser or its Affiliates (including the Acquired Companies), or any of its or their respective Representatives or other representatives, and all successors, assigns, executors and heirs of the foregoing (each, a "Purchaser Releasee"), now or in the future, relating to the operation of the Acquired Companies, the Business or the subject matter of this Agreement, the other Transaction Agreements or any schedule, annex, exhibit, or any certificate or other document entered into, made, delivered or made available in connection herewith, or as a result of any of the Transactions, whether arising under, or based upon, any Legal Requirement (including common law) or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law) are, in each case, hereby knowingly, voluntarily, irrevocably and unconditionally waived, released, discharged and relinquished. Furthermore, without limiting the generality of this Section 12.12, from and after the Closing, no demand, claim or cause of action will be brought or maintained by, or on behalf of, Seller or its Affiliates (including Hillenbrand) against any Purchaser Releasee, and no recourse will be sought or granted against any of them, by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations, warranties, covenants or agreements of Purchaser or any other Person, in each case, that does not survive the Closing, as set forth in this Agreement, the other Transaction Agreements or any schedule, annex, exhibit, or any certificate or other document entered into, made, delivered or made available in connection herewith, or as a result of any of the Transactions. Seller acknowledges, for itself and on behalf of the other Seller Releasing Parties, that the Legal Requirements of certain states provide substantially the following: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY." Seller acknowledges, for itself and on behalf of the other Seller Releasing Parties, that such Legal Requirements are designed to protect a Person from waiving claims which it does not know exist or may exist. Nonetheless, Seller knowingly and irrevocably acknowledges and agrees, for itself and on behalf of the other Seller Releasing Parties, that, from and after the Closing, Seller and the other Seller Releasing Parties shall be deemed to waive their rights under any such Legal Requirements. The parties acknowledge and agree that, notwithstanding anything to the contrary herein, this Section 12.12(b) does not apply to and shall not constitute a release of any rights or obligations arising (i) under this Agreement, the other Transaction Agreements, or any other contract binding on any Purchaser Releasee, or (ii) with respect to Fraud (subject to Section 11.4 hereof). (c) Notwithstanding anything in this Agreement to the contrary, the parties to this Agreement acknowledge and agree that no recourse under this Agreement, any other Transaction Agreements, or any documents or instruments delivered in connection with this Agreement shall be had against any Non-Recourse Party of a party to this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Legal Requirement, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation. (d) Seller, for itself and on behalf of its Controlled Affiliates, and its and their respective Representatives, hereby waives any rights, claims, demands, obligations, liabilities, defenses, setoffs, counterclaims, actions and causes of action against any Debt Financing Related Party in connection with this Agreement, the Debt Commitment Letter or the Debt Financing, in each case, in respect of any of the transactions contemplated hereby or thereby, whether at law or in equity, and Seller, for itself and on behalf of its Controlled Affiliates, and its and their respective Representatives, agrees not to commence any Proceeding against any Debt Financing Related Party in connection with this Agreement, the Debt Commitment Letter or the Debt Financing, in each case, in respect of any of the transactions contemplated hereby or thereby, whether at law or in equity. In furtherance and not in limitation of the foregoing waiver, Seller, for itself and on behalf of its Controlled Affiliates, and its and their respective Representatives, hereby acknowledges and agrees that (x) no Debt Financing Related Party shall have any liability for any claims or damages to Seller or its Controlled Affiliates or its or their respective Representatives in connection with this Agreement, the Debt Commitment Letter, the Debt Financing or the transactions contemplated hereby or thereby and (y) no Debt Financing Related Party shall be subject to any special, indirect, consequential or punitive damages. Notwithstanding the foregoing, nothing in this Section 12.12(d) shall limit, impair or otherwise modify (i) the rights of any of the parties to the Debt Commitment Letter (including Purchaser or its Affiliates party to the Debt Commitment Letter and their respective successors and assigns) set forth in the Debt Commitment Letter in accordance with the terms and conditions thereof or (ii) any liability or obligation of any of the Debt Financing Related Parties, or any of the rights of Purchaser or its Affiliates under any of the definitive documentation with respect to the Debt Financing. 12.13 The Seller Disclosure Schedule, Schedules, Annexes and Exhibits. The Seller Disclosure Schedule and the schedules, annexes and exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. The representations and warranties of Seller set forth in this Agreement are made and given subject to the disclosures contained in the Seller Disclosure Schedule, and neither Seller nor its Affiliates shall be, or be deemed to be, in breach of any such representations and warranties (and no claim shall lie in respect thereof) in respect of any such matter so disclosed in the Seller Disclosure Schedule. Where only brief particulars of a matter are set out or referred to in the Seller Disclosure Schedule or a reference is made only to a particular part of a disclosed document, full particulars of the matter and the full contents of the document are deemed to be disclosed. Any reference to a Contract within the Seller Disclosure Schedule shall be deemed to include all amendments, exhibits, supplements and attachments thereto to the extent made available to Purchaser. Inclusion of information in the Seller Disclosure Schedule will not be construed as an admission that such information is required to be disclosed, that the matter underlying such information did not arise in the ordinary course of business or in a manner consistent with past practice, that such information is material to the business, operations or condition (financial or otherwise) of Seller, any Acquired Company or the Business or that any Material Adverse Effect has occurred, nor shall it establish any standard of materiality for any purpose whatsoever. Disclosure of any matter in any schedule of the Seller Disclosure Schedule shall be deemed to be disclosure of such matter with respect to any other schedule of the Seller Disclosure Schedule to which such matter is specifically cross referenced or to which such matter relates to the extent it is reasonably apparent that such disclosure applies to the relevant representation or warranty of such other schedule. The headings contained in the Seller Disclosure Schedule are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement. 12.14 Notices. Any notice required or permitted to be given hereunder shall be sufficient if in writing and shall be deemed to have been duly given or made (a) when personally delivered, (b) on the date sent by electronic transmission (provided, that the sending party does not receive an automatically generated message from the recipient's email server that such email could not be delivered to such recipient) or (c) one (1) Business Day after deposit with an overnight courier service, in each case to the addresses, email addresses and attention parties indicated below (or such other address, email address or attention party as the recipient party has specified by prior notice given to the sending party in accordance with this Section 12.14):

• To Purchaser at: BCSS Iota (A), LLC c/o Bain Capital Special Situations, LP 200 Clarendon Street Boston, MA 02116 Attn.: Jenelle DeVits; BCSS Operations Email: jdevits@baincapital.com; bcss_operations@baincapital.com • With copies (which shall not constitute notice) to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attention: Edward T. Ackerman; Samuel J. Welt Email: eackerman@paulweiss.com; swelt@paulweiss.com • To Seller at: Milacron LLC c/o Hillenbrand, Inc. One Batesville Boulevard Batesville, Indiana 47006 Attention: Nicholas R. Farrell, Senior Vice President, General Counsel, Secretary Email: nick.farrell@hillenbrand.com • With copies (which shall not constitute notice) to: Ice Miller LLP Attn: Stephen J. Hackman and Pierce H. Han One American Square, Suite 2900 Indianapolis, Indiana 46282 Email: stephen.hackman@icemiller.com pierce.han@icemiller.com 12.15 No Third-Party Beneficiaries. Except for Section 7.2 (with respect to the D&O Indemnitees and their respective successors, heirs and legal representatives), Section 6.11(b) (with respect to Seller's Affiliates and Seller's and its Affiliates' respective Representatives), Section 12.16 (with respect to Ice Miller), the DFS Provisions (to the extent they apply to the Debt Financing Sources or any Debt Financing Related Party, the DFS Provisions shall expressly inure to the benefit of the Debt Financing Sources and the Debt Financing Related Parties and the Debt Financing Sources and the Debt Financing Related Parties shall be entitled to rely on and enforce the provisions of the DFS Provisions) and the provisions of Section 12.12 (which shall be enforceable by the Seller Releasees, Purchaser Releasees, and Non-Recourse Parties, as applicable), a Person who is not a party to this Agreement shall have no right to enforce any of its terms and this Agreement is not intended to give any Person other than the parties to this Agreement and their permitted assigns any rights hereunder. 12.16 Provision Regarding Legal Representation. It is acknowledged by each party that Seller has retained Ice Miller LLP ("Ice Miller") to act as its counsel in connection with the Transactions and that Ice Miller has not acted as counsel for any other party in connection with such Transactions. The parties agree that, in the event that a dispute arises after the Closing between Seller or its Affiliates, on the one hand, and Purchaser, Holdco, Midco, any Acquired Company or their respective Affiliates, on the other hand, Ice Miller may represent Seller and its Affiliates in such dispute even though the interests of Seller and its Affiliates may be directly adverse to Purchaser, Holdco, Midco, the Acquired Companies or their respective Affiliates, and even though Ice Miller may have represented any of the Acquired Companies or any of their Affiliates in a matter substantially related to such dispute, or may be handling ongoing matters for Holdco, Midco, any Acquired Company or any of their respective Affiliates. Purchaser further agrees that all communications among Seller, the Acquired Companies or any of their respective Affiliates, on the one hand, and their counsel, including Ice Miller, on the other hand, that relate in any way to the Transactions shall be deemed attorney-client privileged communications (collectively, the "Privileged Communications") and the attorney-client privilege and the expectation of client confidence belongs to Seller and may be controlled by Seller and, notwithstanding anything to the contrary contained in this Agreement, shall not pass to or be claimed by Purchaser, Holdco, Midco, any Acquired Company or any of their Affiliates. The Privileged Communications are (and upon the Closing shall remain) the property of Seller, and from and after the Closing, none of Purchaser, Holdco, Midco, the Acquired Companies, their respective Affiliates or any Person purporting to act on behalf of or through Purchaser, Holdco, Midco, the Acquired Companies or their respective Affiliates will seek to access, use or obtain such communications, whether by seeking a waiver of the attorney-client privilege or through other means. As to any such Privileged Communications made prior to the Closing Date, Purchaser, together with its Affiliates (including Holdco, Midco and the Acquired Companies), successors and assigns, further agrees that no such party may access, use or rely on any of the Privileged Communications in any Proceeding against or involving any of the parties after the Closing. The Privileged Communications may be used by Seller in connection with any dispute that relates in any way to the Transactions. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser, Holdco, Midco, any Acquired Company or any of their respective Affiliates, on the one hand, and any other Person or Persons (other than a party to this Agreement or any of its respective Affiliates), on the other hand, after the Closing, such Acquired Company and its Affiliates may assert the attorney-client privilege to prevent disclosure of the Privileged Communications to such Person or Persons; provided, however, that none of the Acquired Companies nor their Affiliates may waive such privilege without the prior written consent of Seller. 12.17 No Other Duties. The only duties and obligations of the parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, Legal Requirement or equity, or under any principle of fiduciary obligation. 12.18 Reliance on Counsel and Other Advisors. Each party has consulted such legal, financial, technical or other experts as it deems necessary or desirable before entering into this Agreement.

12.19 Public Announcements. None of Seller or its Controlled Affiliates, Purchaser or its Affiliates or any Representative of any such party shall issue or cause the publication of any press release, public announcement or other public communication in respect of this Agreement or the Transactions without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by Legal Requirement or stock exchange rules or as Seller deems necessary or advisable to comply with its SEC filing requirements, in which case the party seeking to publish such press release, public announcement or other public communication shall use reasonable efforts to provide the other party a reasonable opportunity to comment on such press release, public announcement or other public communication in advance of such publication; provided that the foregoing will not restrict or prohibit Seller, the Asset Sellers and the Acquired Companies from making any announcement to their employees, customers and other business relations to the extent Seller or any Asset Seller or Acquired Company reasonably determines in good faith that such announcement is necessary or advisable on the advice of counsel to comply with applicable Legal Requirements or the requirements of any Contract to which the Seller Parties are bound, (b) to the extent the contents of such press release, public announcement or other public communication have previously been released publicly by a party or are consistent in all material respects with materials or disclosures that have previously been released publicly without violation of this Section 12.19, or (c) Purchaser and its Affiliates may provide information about the subject matter of this Agreement in connection with fund raising, marketing, informational, transactional, or reporting activities at any time to the extent such information does not include material non-public information of Hillenbrand and its Affiliates and is not in violation of applicable securities Legal Requirements. The parties agree that the initial press release to be issued with respect to the execution of this Agreement shall be a press release issued by Seller (provided, that a copy of such initial press release shall be provided in advance to Purchaser and any comments will be considered in good faith by Seller). 12.20 Counterparts. This Agreement may be signed in any number of counterparts, including electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. [Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above. BCSS IOTA (A), LLC By: Bain Capital Credit Member, LLC its sole member By: /s/ Andrew S. Viens Name: Andrew S. Viens Title: Partner, Head of Risk and Process Management

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above. MILACRON LLC By: /s/ Regan Schmidt Name: Regan Schmidt Title: Vice President and General Counsel

The following list identifies contents of schedules and similar attachments omitted from Exhibit 2.1 to this Quarterly Report on Form 10-Q pursuant to Item 601(a)(5) of Regulation S-K (capitalized terms in this list have the respective meanings ascribed to them in this Agreement): Annex A of this Agreement Acquired Companies Annex B of this Agreement Contributed Assets Annex C of this Agreement Accounting Principes and Net Working Capital Exhibit A of this Agreement Form of Transition Services Agreement Exhibit B of this Agreement Seller Reorganization Actions Exhibit C of this Agreement Form of A&R LLC Agreement Exhibit D of this Agreement Form of Management Agreement Schedule 1.1(a) of the Seller Disclosure Schedule Assumed Liabilities Schedule 1.1(b) of the Seller Disclosure Schedule Credit Facilities Schedule 1.1(c) of the Seller Disclosure Schedule Direct Employees Schedule 1.1(d) of the Seller Disclosure Schedule Excluded Employees Schedule 1.1(e) of the Seller Disclosure Schedule Hired Employees Schedule 1.1(f) of the Seller Disclosure Schedule Key Customers Schedule 1.1(g) of the Seller Disclosure Schedule Key Vendors Schedule 1.1(h) of the Seller Disclosure Schedule Operating Leadership Team Schedule 1.1(i) of the Seller Disclosure Schedule Retained Liabilities Schedule 1.1(j) of the Seller Disclosure Schedule Seller Debt Facilities Schedule 1.1(k) of the Seller Disclosure Schedule Special Indebtedness Amount Schedule 4.2 of the Seller Disclosure Schedule Non-Contravention; Consents Schedule 4.3(c) of the Seller Disclosure Schedule Acquired Companies Schedule 4.5(a) of the Seller Disclosure Schedule Financial Information; Liabilities Schedule 4.5(g)(viii) of the Seller Disclosure Schedule Financial Information; Inventory Schedule 4.7 of the Seller Disclosure Schedule Compliance with Legal Requirements Schedule 4.8(a) of the Seller Disclosure Schedule Material Contracts Schedule 4.9 of the Seller Disclosure Schedule Litigation Schedule 4.10(a) of the Seller Disclosure Schedule Company IP Schedule 4.10(j) of the Seller Disclosure Schedule Data Security Incidents Schedule 4.11(a) of the Seller Disclosure Schedule Owned Real Property Schedule 4.11(b) of the Seller Disclosure Schedule Leased Real Property Schedule 4.12(a) of the Seller Disclosure Schedule Labor Matters Schedule 4.12(b)(i) of the Seller Disclosure Schedule Employment and Labor Matters; Business Employees Schedule 4.12(b)(ii) of the Seller Disclosure Schedule Employment and Labor Matters; Contractors Schedules 4.13(a) and (c) of the Seller Disclosure Schedule Employee Benefits Schedule 4.14(d) of the Seller Disclosure Schedule Taxes; Disputes, Claims Audits Schedule 4.14(h) of the Seller Disclosure Schedule Taxes; Statute of Limitations Waivers Schedule 4.14(j) of the Seller Disclosure Schedule Taxes; Federal Income Tax Classifications Schedule 4.18 of the Seller Disclosure Schedule Compliance with Customs and Trade Laws Schedule 4.20 of the Seller Disclosure Schedule Insurance Schedules 4.21(a) and (b) of the Seller Disclosure Schedule Affiliate Agreements Schedule 6.1(a) of the Seller Disclosure Schedule Conduct of the Business Prior to Closing Schedule 6.4(a) of the Seller Disclosure Schedule Specified Permits, Specified Governmental Approvals, Specified Shared Contracts Schedule 6.6(a) of the Seller Disclosure Schedule Termination of Intercompany Agreements Schedule 6.6(b) of the Seller Disclosure Schedule Release of Intercompany Guarantees Schedule 6.9(a) of the Seller Disclosure Schedule Regulatory Filings Schedule 9.1(c) of the Seller Disclosure Schedule Business Employees on Long-Term Disability Schedule 9.5 of the Seller Disclosure Schedule 2025 Annual Cash Bonuses